UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December     , 2014

Dear Stockholder:

You are cordially invited to attend our 2015 Annual Meeting of Stockholders, which will be held on January 28, 2015 at 8:30 a.m. Pacific Time at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

At the Annual Meeting, holders of our Class A, Class B and Class C common stock will be asked to vote on the proposals set forth in the Notice of 2015 Annual Meeting of Stockholders and the proxy statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.

It is important that your shares are represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. If you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically, by telephone, or by returning your proxy card in advance of the Annual Meeting does not preclude you from attending the Annual Meeting.

If you wish to attend the Annual Meeting in person, you must reserve your seat by January 23, 2015 by contacting our Investor Relations Department at (650) 432-7644. Additional details regarding the requirements for admission to the Annual Meeting are described in the proxy statement under the heading What do I need to do to attend the Annual Meeting in person? If you need assistance at the meeting because of a disability, please call us at (650) 432-7644, at least two weeks in advance of the meeting.

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department. If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting. For questions related to voting procedures, you may contact D. F. King & Co., our proxy solicitor, at (866) 822-1236 (within the U.S.) or +1 (201) 806-7301 (International). If you are the stockholder of record of your Class A, Class B or Class C shares and have questions regarding your stock ownership, please contact our transfer agent, Wells Fargo Shareowner Services, at (866) 456-9417 (within the U.S.) or +1 (651) 306-4433 (International).

Thank you for your continued support. We look forward to seeing those of you who will be able to attend the Annual Meeting in person.

Sincerely,

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Notice of 2015 Annual Meeting of Stockholders

Date and Time:	Wednesday, January 28, 2015 at 8:30 a.m. Pacific Time

Place:	Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404

Items of Business:	1.	To elect the eleven directors nominated by our board of directors and named in the proxy statement;

2.	To approve amendments to our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to facilitate stock splits;

3.	To approve, on an advisory basis, the compensation paid to our named executive officers;

4.	To approve the Visa Inc. Employee Stock Purchase Plan;

5.

To approve amendments to our Certificate of Incorporation and Amended and Restated By-Laws (the “Bylaws”) to remove all supermajority vote requirements and replace them with majority vote requirements for the following actions:

(a)	Exiting our core payments business;

(b)	Future amendments to sections of our Certificate of Incorporation;

(c)	Approval of exceptions to transfer restrictions;

(d)	Removal of directors from office; and

(e)	Future amendments to the advance notice provisions in the Bylaws.

6.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015; and

7.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The proxy statement more fully describes these proposals.

Record Date:	Holders of our Class A, Class B and Class C common stock at the close of business on December 1, 2014 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of our Class A common stock will be entitled to vote on all proposals and holders of our Class B and Class C common stock will be entitled to vote on proposals 2 and 5(a)-(c).

Proxy Voting:	The vote of each eligible stockholder is important. Please submit your proxy as soon as possible to ensure that your vote is recorded at the Annual Meeting, even if you plan to attend the Annual Meeting in person.

By Order of the Board of Directors

Ariela St. Pierre

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on January 28, 2015. The proxy statement and Fiscal Year 2014 Annual Report are available at http://investor.visa.com.

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Components of Executive Compensation	61
Summary of Fiscal Year 2014 Base Salary and Incentive Compensation	62
Fiscal Year 2014 Compensation	63
Fiscal Year 2015 Compensation	72
Other Equity Grant Practices and Policies	72
Policy Regarding Clawback of Incentive Compensation	73
Tax Implications – Deductibility of Executive Compensation	74

COMPENSATION COMMITTEE REPORT	74

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	75

RISK ASSESSMENT OF COMPENSATION PROGRAMS	75

EXECUTIVE COMPENSATION	76
Summary Compensation Table for Fiscal Year 2014	76
All Other Compensation in Fiscal Year 2014 Table	77
Grants of Plan-Based Awards in Fiscal Year 2014 Table	78
Outstanding Equity Awards at 2014 Fiscal Year-End Table	80
Option Exercises and Stock Vested Table for Fiscal Year 2014	81
Pension Benefits Table for Fiscal Year 2014	82
Visa Retirement Plan	82
Visa Excess Retirement and Benefit Plan	83
Non-qualified Deferred Compensation for Fiscal Year 2014	83
Employment Arrangements and Potential Payments upon Termination or Change of Control	85

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	89

PROPOSAL 4 – APPROVAL OF VISA INC. EMPLOYEE STOCK PURCHASE PLAN	90
Summary of ESPP	90
U.S. Federal Income Tax Consequences	92
Non-U.S. Income Tax Consequences	93
New Plan Benefits	93

EQUITY COMPENSATION PLAN INFORMATION	94

PROPOSAL 5 – APPROVAL OF AMENDMENTS TO VISA INC. CERTIFICATE OF INCORPORATION AND BYLAWS TO REMOVE ALL SUPERMAJORITY VOTE REQUIREMENTS AND REPLACE THEM WITH MAJORITY VOTE REQUIREMENTS	95
Current Supermajority Vote Requirements	95
Rationale for Removing Supermajority Vote Requirements	95
Proposed Amendments to Remove Supermajority Vote Requirements	96
Additional Information	98

PROPOSAL 6 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015	99

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	99

REPORT OF THE AUDIT AND RISK COMMITTEE	100

OTHER INFORMATION	101
Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2016 Annual Meeting	101
Stockholders Sharing the Same Address	101
Fiscal Year 2014 Annual Report and SEC Filings	101

APPENDICES
Appendix A	–	Amendments to the Visa Inc. Fifth Amended and Restated Certificate of Incorporation to Facilitate Stock Splits, as proposed by Proposal 2	A-1
Appendix B	–	Visa Inc. Employee Stock Purchase Plan, as proposed by Proposal 4	B-1
Appendix C	–	Amendments to the Visa Inc. Fifth Amended and Restated Certificate of Incorporation to Remove All Supermajority Vote Requirements and Replace them with Majority Vote Requirements, as proposed by Proposal 5	C-1

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted on at the Annual Meeting and our fiscal year 2014 performance, please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

INFORMATION ABOUT OUR 2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, January 28, 2015 at 8:30 a.m. Pacific Time

Place:	Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404

Admission:	Stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (650) 432-7644 by January 23, 2015 to reserve a seat at the Annual Meeting.

Webcast:	An audio webcast of the Annual Meeting will be available live on the Investor Relations page of our website at http://investor.visa.com at 8:30 a.m. Pacific Time on January 28, 2015.

Record Date:	December 1, 2014

Voting:	Holders of our Class A common stock at the close of business on the Record Date may vote on all proposals at the Annual Meeting. Holders of our Class B and Class C common stock at the close of business on the Record Date may vote on proposals 2 and 5(a)-(c) at the Annual Meeting.

Delivery of Proxy Materials:	On or about December , 2014, we will mail the Notice of Internet Availability of Proxy Materials to holders of our Class A common stock at the close of business on the Record Date.

On or about December , 2014 we will mail printed copies of the proxy materials to holders of our Class B and Class C common stock at the close of business on the Record Date.

PROPOSALS AND VOTING RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Number
1 – Election of Eleven Directors	FOR each Director Nominee	36
2 – Approval of Amendments to our Certificate of Incorporation to Facilitate Stock Splits	FOR	48
3 – Advisory Vote to Approve the Compensation Paid to our Named Executive Officers	FOR	89
4 – Approval of the Visa Inc. Employee Stock Purchase Plan	FOR	90
5 – Approval of Amendments to our Certificate of Incorporation and Bylaws to Remove All Supermajority Vote Requirements and Replace them with Majority Vote Requirements	FOR	95
6 – Ratification of the Appointment of our Independent Registered Public Accounting Firm for Fiscal Year 2015	FOR	99

FINANCIAL RESULTS

During fiscal year 2014, Visa delivered strong financial performance across our global businesses, a reflection of solid revenue and transaction growth. Net income for fiscal year 2014 was $5.4 billion or $8.62 per fully-diluted Class A share, an increase of 9% and 14%, respectively, over the prior year. Excluding the impact of a $450 million litigation provision associated with the interchange multidistrict litigation and the related tax benefit, adjusted net income for fiscal year 2014 was $5.7 billion or $9.07 per fully-diluted Class A share, an increase of 15% and 19%, respectively, over the prior year. For a reconciliation of adjusted results to the most directly comparable measure under U.S. generally accepted accounting principles, see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 31 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Visa Inc. 2015 Proxy Statement - 9

Our Class A common stock price increased 12% from $191.10 to $213.37, the closing price on the last trading days of fiscal year 2013 and 2014, respectively. During fiscal year 2014, Visa committed $4.6 billion to reduce the number of Class A equivalent shares through stock repurchases in the open market and a deposit into the litigation escrow account. Additionally, Visa paid $1.0 billion in dividends during fiscal year 2014.

SUMMARY OF PROPOSALS FOR STOCKHOLDER CONSIDERATION

At the Annual Meeting, holders of our Class A common stock will be asked to vote on proposals 1 through 6 and holders of our Class B and Class C common stock will be asked to vote on proposals 2 and 5(a) - (c). The following is a summary of the six proposals. We urge you to read the complete text of each proposal contained in this proxy statement.

PROPOSAL 1 – ELECTION OF ELEVEN DIRECTORS (PAGE 36)

At the Annual Meeting, holders of our Class A common stock will be asked to elect eleven nominees to our board of directors. All of the nominees are current directors who were elected by our stockholders at the 2014 annual meeting. If elected, each will serve for a one-year term until the next annual meeting.

The following tables contain information about our board, its committees, and the director nominees our stockholders are being asked to elect. Each of the nominees attended at least 75% of the aggregate of all fiscal year 2014 meetings of the board and each committee on which he or she served that were held during the period for which he or she was a director or committee member.

	Number of Members	Independence	Number of Meetings during Fiscal Year 2014
Full Board of Directors	11	90%*	11
Audit and Risk Committee	4	100%	5
Compensation Committee	5	100%	8
Nominating and Corporate Governance Committee	5	100%	6

*	All of the members of our board are independent, other than our Chief Executive Officer.

10 - Visa Inc. 2015 Proxy Statement

Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mary B. Cranston	66	2007	Retired Senior Partner, Pillsbury Winthrop Shaw Pittman LLP	Yes	C
Francisco Javier Fernández–Carbajal	59	2007	Consultant and Former Chief Executive Officer, Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A.	Yes
Alfred F. Kelly, Jr.	56	2014	Former President, American Express Company and former President and Chief Executive Officer, 2014 NY/NJ Super Bowl Host Company	Yes
Robert W. Matschullat*	67	2007	Former Vice Chairman and Chief Financial Officer, The Seagram Company Limited	Yes	EO	EO	EO
Cathy E. Minehan	67	2007	Dean of the School of Management, Simmons College and former President and CEO, Federal Reserve Bank of Boston	Yes
Suzanne Nora Johnson	57	2007	Former Vice Chairman, The Goldman Sachs Group, Inc.	Yes			C
David J. Pang	71	2007	Chief Executive Officer, Kerry Group Kuok Foundation Limited	Yes
Charles W. Scharf	49	2012	Chief Executive Officer, Visa Inc.	No
William S. Shanahan	74	2007	Former President, Colgate-Palmolive Company	Yes		C
John A. C. Swainson	60	2007	President, Software Group, Dell Inc.	Yes
Maynard G. Webb, Jr.	59	2014	Founder, Webb Investment Network and Co-Founder, Everwise Corporation	Yes
* = Independent Chair of the board = Member C = Chair EO = Ex Officio committee meeting attendee

As the independent Chair of the board, Mr. Matschullat has a standing invitation to attend meetings of the board’s committees. However, he is not a committee member, is not counted for purposes of determining a quorum at committee meetings, and does not vote on committee matters.

PROPOSAL 2 – APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO FACILITATE STOCK SPLITS (PAGE 48)

At the Annual Meeting, holders of our Class A, Class B and Class C common stock will be asked to approve amendments to our Certificate of Incorporation to provide the Company with the flexibility to effect a stock split of our Class A common stock (either directly or via a stock dividend), should the Company choose to do so in the future. The changes to the Certificate are necessary to allow the Company to effect a split of the Class A shares without altering the relative ownership rights or economics between the Class A, Class B and Class C common stockholders.

Visa Inc. 2015 Proxy Statement - 11

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (PAGE 89)

Holders of our Class A common stock also will be asked to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. Highlights of our compensation practices include:

What We Do:	What We Do Not Do:

Tie Pay to Performance

Conduct an Annual Say-on-Pay Vote

Employ a Clawback Policy

Balance Short-Term and Long-Term Incentives

Retain an Independent Compensation Consultant

Utilize Stock Ownership Guidelines

Provide Limited Perquisites and Related Tax Gross-Ups

Have Double-Trigger Severance Arrangements

Mitigate Inappropriate Risk Taking

Prohibit Hedging and Pledging of Company Stock

Provide Gross-ups for Excise Taxes Reprice Stock Options Enter Into Fixed Term Employment Agreements

Our compensation philosophy is to pay for performance. Our named executive officers’ core compensation is comprised of a mix of base salary, annual incentive compensation and long-term incentive compensation. To achieve the goals of our compensation program, the total compensation received by our named executive officers varies based on corporate and individual performance using different measures of performance.

PROPOSAL 4 – APPROVAL OF THE VISA INC. EMPLOYEE STOCK PURCHASE PLAN (PAGE 90)

Holders of our Class A common stock also will be asked to approve the Visa Inc. Employee Stock Purchase Plan (the “ESPP”), which will allow for the issuance of up to 5,000,000 shares of our Class A common stock to eligible employees. If approved, the ESPP will provide our employees with the opportunity to purchase shares through accumulated payroll deductions, or other means determined by the Company, at a discount from the market price. This will facilitate our employees’ ability to acquire an equity interest in the Company, further aligning their interests with those of our stockholders.

PROPOSAL 5 – APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO REMOVE ALL SUPERMAJORITY VOTE REQUIREMENTS AND REPLACE THEM WITH MAJORITY VOTE REQUIREMENTS (PAGE 95)

We are asking our Class A, Class B and Class C common stockholders to approve amendments to our Certificate of Incorporation and our Bylaws to remove all supermajority vote requirements and replace them with majority vote requirements. If the amendments are approved, the supermajority vote requirements in our Certificate of Incorporation and Bylaws applicable to the following actions will be replaced by majority vote requirements: (a) exiting our core payments business; (b) future amendments to sections of our Certificate of Incorporation; (c) approval of exceptions to transfer restrictions; (d) removal of directors from office; and (e) future amendments to the advance notice provisions in the Bylaws.

PROPOSAL 6 – RATIFICATION OF THE APPOINTMENT OF KPMG (PAGE 99)

At the Annual Meeting, holders of our Class A common stock will be asked to ratify the Audit and Risk Committee’s appointment of KPMG as our independent registered accounting firm for fiscal year 2015. If the ratification of KPMG’s appointment is not approved, the Audit and Risk Committee may reconsider the selection of our independent registered public accounting firm for fiscal year 2015.

12 - Visa Inc. 2015 Proxy Statement

OTHER CORPORATE GOVERNANCE HIGHLIGHTS (PAGE 21)

Our board of directors is committed to strong and effective corporate governance. As described more fully starting on page 21, highlights of our corporate governance include:

     Independent Chair of the Board

     Annual Election of all Directors

     Majority Voting for Directors in Uncontested Elections

     Director Resignation Policy

     Board Composed of 90% Independent Directors

     Greater than 75% Director Attendance at Meetings

     Independent Directors Meet Regularly in Executive Sessions

     Independent Board Committees

     Annual Board and Committee Self-Evaluations

     Limitation on Outside Board and Audit Committee Service

     Code of Business Conduct and Ethics

     Code of Ethics for Senior Financial Officers

     Political Contributions and Lobbying Policy

     No Stockholder Rights Plan (Poison Pill)

Visa Inc. 2015 Proxy Statement - 13

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

January 28, 2015

We are providing you with these proxy materials in connection with the solicitation by the board of directors of Visa Inc. of proxies to be used at our 2015 Annual Meeting of stockholders. This proxy statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Visa” or the “Company” refers to Visa Inc., a Delaware corporation.

A Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction form, and our 2014 Annual Report to stockholders will be made available to our stockholders on or about December     , 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

When and where will the meeting take place?

The 2015 Annual Meeting of Stockholders will take place at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404 on January 28, 2015 at 8:30 a.m. Pacific Time.

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the eleven directors nominated by our board of directors and named in this proxy statement;

•	Proposal 2: To approve amendments to our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to facilitate stock splits;

•	Proposal 3: To approve, on an advisory basis, the compensation paid to our named executive officers;

•	Proposal 4: To approve the Visa Inc. Employee Stock Purchase Plan;

•

Proposal 5: To approve amendments to our Certificate of Incorporation and Amended and Restated By-Laws (the “Bylaws”) to remove all supermajority vote requirements and replace them with majority vote requirements for the following actions:

(a)	Exiting our core payments business;

(b)	Future amendments to sections of our Certificate of Incorporation;

(c)	Approval of exceptions to transfer restrictions;

(d)	Removal of directors from office; and

(e)	Future amendments to the advance notice provisions in the Bylaws;

•	Proposal 6: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015; and

•	Such other business as may properly come before the meeting.

14 - Visa Inc. 2015 Proxy Statement

We do not expect any other items of business to be brought before the Annual Meeting because the deadlines for stockholder proposals and director nominations have already passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card to vote your shares with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who may vote at the Annual Meeting?

Holders of our Class A common stock at the close of business on December 1, 2014, or the Record Date, may vote on all proposals at the Annual Meeting. Each Class A stockholder is entitled to one vote for each share of Class A common stock held as of the Record Date.

Holders of our Class B and Class C common stock at the close of business on the Record Date, may vote on proposals 2 and 5(a)-(c) at the Annual Meeting. Holders of our Class A, Class B and Class C common stock will each vote as a separate class on proposals 2 and 5(c), with each stockholder entitled to one vote for each share of stock held at the close of business on the Record Date. Holders of our Class A, Class B and Class C common stock will vote together as a single class on proposals 5(a) and 5(b), with Class B and Class C shares voting on an as-converted basis, which means that the holders of shares of Class B common stock or Class C common stock will be entitled, with respect to each share of Class B common stock or Class C common stock, as applicable, held at the close of business on the Record Date, to a number of votes equal to the aggregate number of shares of Class A common stock into which each share of Class B common stock or Class C common stock owned by such holder would be convertible at the close of business on the Record Date.

Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting, at our offices in Foster City, California or at the Annual Meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (650) 432-7644 to schedule an appointment.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote:

•	FOR the election of the eleven directors nominated by our board of directors and named in this proxy statement;

•	FOR the approval of amendments to our Certificate of Incorporation to facilitate stock splits;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	FOR the approval of our Employee Stock Purchase Plan;

•	FOR the approval of amendments to our Certificate of Incorporation and Bylaws to remove all supermajority vote requirements and replace them with majority vote requirements (see page 95); and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record.  You are a stockholder of record if, at the close of business on the Record Date, your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent. All Class B and Class C holders are stockholders of record.

Beneficial Owner.  You are a beneficial owner if, at the close of business on the Record Date, your Class A shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our Class A stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals in this proxy statement, but not all. Please see the heading What if I submit a proxy or voting instructions, but do not specify how my shares are to be voted? for additional information.

Visa Inc. 2015 Proxy Statement - 15

What do I need to do to attend the Annual Meeting in person?

If you are a holder of our Class A, Class B or Class C common stock as of the close of business on the Record Date and you plan to attend the Annual Meeting in person, you must contact our Investor Relations Department at (650) 432-7644 by January 23, 2015 to reserve a seat at the Annual Meeting. All holders of our common stock who plan to attend the Annual Meeting will be required to provide proof of their stock ownership as of the Record Date, such as an account or brokerage statement showing such ownership as of the close of business on the Record Date. In order to vote at the Annual Meeting, Class A holders who are the beneficial owner of their shares also must bring a legal proxy from the organization that holds their shares. Representatives of institutional stockholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the close of business on the Record Date and are authorized to vote on behalf of the firm.

Anyone seeking admittance to the Annual Meeting who cannot prove ownership or representation as of the close of business on the Record Date, or who has not reserved a seat in advance, may not be admitted. In addition, stockholders must also bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card, or passport to gain entry to the Annual Meeting.

When you arrive, signs will direct you to the meeting room. Due to security measures, all bags will be subject to search, and all persons who attend the Annual Meeting may be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. We will not permit the use of cameras (including cell phones with photographic or video capabilities) and other recording devices in the meeting room. If you need assistance at the meeting because of a disability, please call our Investor Relations Department at (650) 432-7644, at least two weeks in advance of the meeting.

Please visit the Investor Relations page of our website at http://investor.visa.com for directions to the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

If I am unable to attend the Annual Meeting in person, can I listen to the meeting via webcast?

Yes. An audio webcast of the Annual Meeting will be available on the Investor Relations page of our website at http://investor.visa.com at 8:30 a.m. Pacific Time on January 28, 2015. Although stockholders accessing the Annual Meeting via the webcast will be able to listen to the meeting, they will not be considered present at the Annual Meeting and will not be able to vote through the webcast or ask questions. An archived copy of the webcast will be available on our website through February 27, 2015. Registration to listen to the webcast will be required.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are making this proxy statement available to our Class A stockholders electronically via the Internet. On or about December     , 2014, we will mail the Notice of Internet Availability of Proxy Materials to stockholders of our Class A common stock at the close of business on the Record Date, other than those Class A stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Annual Report. The Notice also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials. Our Class B and Class C stockholders will receive paper copies of the proxy materials.

Can I vote my Class A shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to obtain the full set of proxy materials and cast your vote. For additional information, please see the answer to the next question.

16 - Visa Inc. 2015 Proxy Statement

How do I vote my shares and what are the voting deadlines?

Stockholders of Record.  If you are a stockholder of record, including Class B and Class C stockholders, there are several ways for you to vote your shares:

•

By mail.  If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than January 27, 2015 to be voted at the Annual Meeting.

•

By telephone or via the Internet.  You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on your proxy card. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting is available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on January 27, 2015.

•

In person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owners.  If you are a beneficial owner of Class A shares, you should receive a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record.  If you are a stockholder of record, including holders of Class B and Class C shares, you may revoke your vote before the completion of voting at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest telephone or Internet vote received by 11:59 p.m. Eastern Time on January 27, 2015 will be counted;

•	attending the Annual Meeting in person and voting again (your attendance at the Annual Meeting without further action will not revoke your vote); or

•	delivering a written revocation to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999, before the Annual Meeting.

Beneficial Owners.  If you are a beneficial owner of Class A shares, you must follow the instructions provided by the broker or other nominee holding your shares for changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record.  If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners.  If you are the beneficial owner of your Class A shares and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may exercise its discretion to vote on some proposals at the Annual Meeting, but not all. Under the rules of the New York Stock Exchange, or the NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as proposals 1, 2, 3, 4 and 5(a)-(e). However, your broker or nominee does have discretion to vote your shares on routine matters such as proposal 6.

Visa Inc. 2015 Proxy Statement - 17

What if I submit a proxy or voting instructions, but do not specify how my shares are to be voted?

Stockholders of Record.  If you are a Class A, Class B or Class C stockholder of record and you submit a proxy card, but you do not provide voting instructions on the card, your shares will be voted:

•	FOR the election of the eleven directors nominated by our board of directors and named in this proxy statement;

•	FOR the approval of amendments to our Certificate of Incorporation to facilitate stock splits;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	FOR the approval of our Employee Stock Purchase Plan;

•	FOR the approval of amendments to our Certificate of Incorporation and Bylaws to remove all supermajority vote requirements and replace them with majority vote requirements (see page 95); and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015.

Beneficial Owners.  If you are a beneficial owner of Class A shares and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. Under the NYSE’s rules, brokers and nominees have the discretion to vote on routine matters such as proposal 6, but do not have discretion to vote on non-routine matters such as proposals 1, 2, 3, 4 and 5(a)-(e). Therefore, if you do not provide voting instructions to your broker or nominee, your broker or nominee may only vote your shares on proposal 6 and any other routine matters properly presented for a vote at the Annual Meeting.

What is the effect of a broker non-vote?

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting with respect to all of the proposals to be considered at the Annual Meeting. They also will be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to proposals 2 and 5(a)-(e). However, broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to proposals 1, 3, 4 and 6.

How many shares must be present in person or represented by proxy to conduct business at the Annual Meeting?

We need a quorum with respect to each proposal being submitted for stockholder vote. A quorum exists for purposes of proposals 1, 3, 4, 5(d)-(e) and 6 when holders of at least a majority of the outstanding shares of Class A common stock are represented at the Annual Meeting either in person or by proxy. A quorum exists for purposes of proposals 2 and 5(a)-(c) when holders of at least a majority of the outstanding shares of each of the Class A common stock, Class B common stock and Class C common stock are represented at the Annual Meeting either in person or by proxy. As of the close of business on the Record Date, we had                  shares of Class A common stock,                  shares of Class B common stock, and                  shares of Class C common stock outstanding, meaning that, for purposes of proposals 1, 3, 4, 5(d)-(e) and 6, holders of at least                  shares of Class A common stock must be represented at the Annual Meeting in person or by proxy to have a quorum and, for purposes of proposals 2 and 5(a)-(c), holders of at least                  shares of Class A common stock,                  shares of Class B common stock and                  shares of Class C common stock must be represented at the Annual Meeting in person or by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit your vote by mail, by telephone, or via the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes also will count towards the quorum requirement. If a quorum is not met, holders of a majority of the shares of Class A common stock present at the Annual Meeting may adjourn the meeting to a later date.

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What vote is required to approve each proposal?

With respect to all proposals, you may vote FOR, AGAINST or ABSTAIN. Brokers or other nominees who do not receive voting instructions from the beneficial owners of Class A shares will only have discretion to vote on proposal 6. The vote required to approve each proposal is set forth below.

Proposal	Vote Required	Impact of Broker Non-Votes	Impact of Abstentions
1 – Election of eleven directors	Majority of the Class A Shares Cast for Each Director Nominee	No Impact	No impact
2 – To approve amendments to our Certificate of Incorporation to facilitate stock splits	Majority of Class A Shares Outstanding AND Majority of Class B Shares Outstanding AND Majority of Class C Shares Outstanding	Counts Against	Counts Against
3 – Approval, on an advisory basis, of the compensation paid to our named executive officers	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No Impact	Counts Against
4 – Approval of the Visa Inc. Employee Stock Purchase Plan	Majority of the Class A Shares Cast	No Impact	Counts Against
5 – To approve amendments to our Certificate of Incorporation and Bylaws to remove all supermajority vote requirements and replace them with majority vote requirements for the following actions:	* * * * *	* * *	* * *
(a) – Exiting our Core Payments Business	80% of the Outstanding Shares of Class A, Class B and Class C voting as a Single Class with Class B and Class C voting on an As-Converted Basis	Counts Against	Counts Against
(b) – Future amendments to sections of our Certificate	Two-thirds (2/3) of the Outstanding Shares of Class A, Class B and Class C voting as a Single Class with Class B and Class C voting on an As-Converted Basis	Counts Against	Counts Against
(c) – Approval of exceptions to transfer restrictions	Majority of the Class A Shares Outstanding AND Majority of the Class B Shares Outstanding AND Majority of the Class C Shares Outstanding	Counts Against	Counts Against
(d) – Removal of directors from office	80% of the Class A Shares Outstanding	Counts Against	Counts Against
(e) – Future amendments to the advance notice provisions in the Bylaws	Sixty-six and two-thirds percent (66 2/3%) of the Class A Shares Outstanding	Counts Against	Counts Against
6 – Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2015	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	Not Applicable	Counts Against

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What happens if a director nominee does not receive a majority of the votes cast for his or her re-election?

Our Corporate Governance Guidelines require each incumbent director nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive a majority of the votes cast for his or her re-election, meaning that he or she does not have more votes cast FOR than AGAINST his or her re-election, the Nominating and Corporate Governance Committee will recommend to the board of directors that it accept the nominee’s contingent resignation, unless the Committee determines that acceptance of the resignation would not be in the best interest of the Company and its stockholders. The board will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The board’s decision and its reasons will be promptly disclosed in a periodic or current report filed with the SEC.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR, AGAINST and ABSTAIN votes, and broker non-votes.

We also have retained an independent inspector of election, who will certify the election results and perform any other acts required by the General Corporation Law of the State of Delaware.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Who is paying for the costs of this proxy solicitation?

We will bear the expense of soliciting proxies. We have retained D. F. King & Co. to solicit proxies for a fee of $11,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Visa personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

20 - Visa Inc. 2015 Proxy Statement

CORPORATE GOVERNANCE

Our board of directors is responsible for overseeing the business of the Company in order to serve the long-term interests of our stockholders. Members of our board are kept informed of our business through discussions with our Chief Executive Officer, President, Chief Financial Officer, General Counsel, Chief Risk Officer, and other officers and employees, and by reviewing materials provided to them and participating in regular meetings of the board and its committees.

The board of directors regularly monitors our corporate governance policies and profile to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NYSE’s listing standards. We have instituted a variety of practices to foster and maintain responsible corporate governance, which are described in this section. To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and the charters of each of the board’s committees, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” Copies of these documents also are available in print free of charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999.

Highlights of our Corporate Governance

Board Leadership	• We have an independent Chair of the board.

Director Elections	• The members of our board are elected annually. • We have a majority vote standard in uncontested elections of directors, which is coupled with a director resignation policy.

Board Composition and Independence

•   10 of our 11 current board members are independent; our Chief Executive Officer, Mr. Scharf, is the only non-independent member of the board.

•   The board’s committees are comprised of and chaired solely by independent directors.

•   Directors will not be nominated for re-election to the board after their 75th birthday. The board may waive this requirement on the recommendation of the Nominating and Corporate Governance Committee if a director’s continued service is in the best interests of the Company and its stockholders.

•   There are no term limits for directors.

Board Committees

•   The standing committees of the board are the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

•   Each of the committees has a written charter, which sets forth the roles and responsibilities of the committee and which, along with our Corporate Governance Guidelines, establishes the framework for our corporate governance.

•   Commencing July 30, 2014, the board will rotate committee chairs at least once every five years unless the board waives this requirement because a chair’s continued service is in the best interests of the Company and its stockholders.

Attendance and Board Service

•   All of our directors attended at least 75% of the meetings of the board and committees of which they were members during fiscal year 2014.

•   Our independent directors meet regularly in executive session.

•   We limit the outside board and audit committee service of our directors, and the Nominating and Corporate Governance Committee reviews directors’ requests to join publicly-traded company boards to avoid conflicts of interest and ensure directors will devote the time required to effectively serve Visa.

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Board Oversight

•   Succession Planning: The board and Nominating and Corporate Governance Committee are actively engaged in board and management succession planning.

•   Compensation: The Compensation Committee is responsible for approving all compensation decisions for our named executive officers, and we hold an annual advisory vote on executive compensation (“Say-on-Pay”). More than 97% of votes cast were in favor of the Company’s Say-on-Pay proposal at our 2014 and 2013 annual meetings.

•   Risk: The board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and monitoring how the Company addresses strategic, competitive, financial, and other risks. Our board exercises its oversight responsibility both directly and through each of its standing committees, including the Audit and Risk Committee.

•   Business Conduct: We have a Code of Business Conduct and Ethics, which applies to all directors, officers, employees and contingent staff of the Company. We also have a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior financial officers.

•   Political Contributions and Lobbying: We have adopted a political participation, lobbying and contributions policy, which enhances transparency regarding our political activities and provides for oversight by the Nominating and Corporate Governance Committee. An annual report of our political contributions is posted on our website.

•   Self-evaluations: The board and its committees conduct an annual self-evaluation and peer review.

Stockholder Rights Plan	• We do not have a stockholder rights plan (poison pill).

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines, which guide the operation of the board and its committees. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines at least annually and recommends any changes to the board for its consideration and approval.

The Corporate Governance Guidelines cover, among other topics:

•	director independence;

•	board structure and composition;

•	board member nomination and eligibility requirements;

•	board leadership and executive sessions;

•	limitations on other board and committee service;

•	committees of the board;

•	director responsibilities;

•	board and committee resources, including access to officers and employees;

•	director compensation;

•	director orientation and ongoing education;

•	succession planning; and

•	annual board and committee self-evaluations.

Please see the section entitled Availability of Corporate Governance Documents for information on how to view or obtain a copy of our Corporate Governance Guidelines.

22 - Visa Inc. 2015 Proxy Statement

Limitation on Other Board and Audit Committee Service

Our Corporate Governance Guidelines include a policy that our directors will not serve as a member of the board of directors of more than five publicly-traded companies (including the Company’s board). Additionally, board members who are chief executive officers of publicly-traded companies are limited to service on no more than two publicly-traded companies in addition to their own (including the Company’s board), and board members who serve on the Audit and Risk Committee are limited to service on the audit committee of no more than three publicly-traded companies (including the Company). Exceptions to these limits may be granted by the Nominating and Corporate Governance Committee on a case-by-case basis after taking into consideration the facts and circumstances of the exception request. The Nominating and Corporate Governance Committee and the board determined that these limits are appropriate after assessing the time commitments and other demands associated with effectively serving as a member of the Company’s board and Audit and Risk Committee.

The Guidelines provide that prior to accepting an invitation to serve on the board or audit committee of another publicly-traded company, a director should advise the Chair of the board and the Nominating and Corporate Governance Committee of the invitation so that the board, through the Nominating and Corporate Governance Committee, has the opportunity to review the director’s ability to continue to fulfill his or her responsibilities as a member of the Company’s board or Audit and Risk Committee. When reviewing such a request, the Committee may consider a number of factors, including the director’s other time commitments, record of attendance at board and committee meetings, potential conflicts of interest and other legal considerations, and the impact of the proposed directorship or audit committee service on the director’s availability.

Board Leadership Structure

Following the retirement of our Executive Chair in April 2013, the board of directors separated the roles of the Chair and Chief Executive Officer. The Nominating and Corporate Governance Committee and the board believe that this leadership structure is the most appropriate one for the Company at this time, by allowing our Chief Executive Officer, Charles W. Scharf, to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing our independent Chair, Robert W. Matschullat, to focus on leading the board, providing advice and counsel to Mr. Scharf, and facilitating the board’s independent oversight of management. The Nominating and Corporate Governance Committee will continue to periodically review the board’s leadership structure and to exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the board and the Company at such time.

As our independent Chair, Mr. Matschullat’s duties and responsibilities include: presiding at meetings of the board and calling, setting the agenda for, and chairing periodic executive sessions of the independent directors; providing feedback to the Chief Executive Officer on corporate policies and strategies; acting as a liaison between the board and the Chief Executive Officer; and facilitating one-on-one communication between directors, committee chairs, the Chief Executive Officer, and other senior managers to keep abreast of their perspectives.

In addition to our independent Chair, the board has three standing committees: the Audit and Risk Committee, chaired by Mary B. Cranston; the Compensation Committee, chaired by William S. Shanahan; and the Nominating and Corporate Governance Committee, chaired by Suzanne Nora Johnson. In their capacities as independent committee chairs, Ms. Cranston, Mr. Shanahan, and Ms. Nora Johnson each have responsibilities that contribute to the board’s oversight of management and facilitate communication among the board and the Chief Executive Officer. The roles and responsibilities of the committee chairs and their committees are set forth in the committee charters and in our Corporate Governance Guidelines, which are available on our website at http://investor.visa.com under “Corporate Governance,” and are more fully described in the section entitled Board Meetings and Committees of the Board.

The Board of Directors’ Role in Risk Oversight

Our board of directors recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Visa and its stockholders. While the Chief Executive Officer, Chief Risk Officer, and other members of our senior leadership team are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and monitoring how the Company addresses specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

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The board believes that its current leadership structure facilitates its oversight of risk by combining independent leadership, through the independent Chair of the board, independent board committees, and majority independent board composition, with an experienced Chief Executive Officer who is a member of the board. Mr. Scharf’s industry experience and day-to-day management of the Company as our Chief Executive Officer enable him to identify and raise key business risks to the board and focus the board’s attention on areas of concern. The independent Chair, independent committee chairs, and the other directors also are experienced professionals or executives, who are very knowledgeable about the Company and who can and do raise issues for board consideration and review. The board believes there is a well-functioning and effective balance between the independent Chair, non-employee board members, the Chief Executive Officer, and other members of management, which enhances the board’s risk oversight.

The board of directors exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes are available for review by all directors. On an annual basis, the Chief Risk Officer and other members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, at each quarterly meeting the General Counsel updates the board on material legal and regulatory matters, and the board is provided with a written Enterprise Risk Management, or ERM, update twice annually. Written reports also are provided to the board regularly regarding recent business, legal, regulatory, competitive, and other developments impacting the Company.

The Audit and Risk Committee is responsible for reviewing our ERM framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with the full board and its committees. The Audit and Risk Committee meets regularly with our Chief Financial Officer, General Counsel, Chief Risk Officer, Chief Auditor, Chief Compliance Officer, independent auditor, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risks, legal and compliance risks, key operational risks, cybersecurity and information security risks and controls, and the ERM framework and programs. Other responsibilities include at least annually reviewing the overall implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. The Audit and Risk Committee also meets regularly in separate executive session with the Chief Financial Officer, General Counsel, Chief Risk Officer, Chief Auditor, and independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans. For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, our corporate governance profile and ratings, and our political participation and contributions. The Committee also is actively engaged in overseeing risks associated with succession planning for the board and management.

Succession Planning

Our board of directors believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Each quarter, our Nominating and Corporate Governance Committee meets with our Executive Vice President, Human Resources and other executives to discuss management succession planning and to address potential vacancies in senior leadership. The Committee also annually reviews with the board succession planning for our Chief Executive Officer.

In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession. In doing so, the Committee takes into consideration the overall needs, composition, and size of the board, as well as the criteria adopted by the board regarding director candidate qualifications, which are described in the section entitled Corporate Governance – Nomination of Directors. Individuals identified by the Committee as qualified to become directors are then recommended to the full board for nomination or election.

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Independence of Directors

The NYSE’s listing standards and our Corporate Governance Guidelines provide that a majority of our board of directors and every member of the Audit and Risk, Compensation, and Nominating and Corporate Governance committees must be “independent.” Our Certificate of Incorporation further requires that at least fifty-eight percent (58%) of our board be independent. Under the NYSE’s listing standards, our Corporate Governance Guidelines, and our Certificate of Incorporation, no director will be considered to be independent unless and until our board affirmatively determines that such director has no direct or indirect material relationship with Visa or our management. Our board reviews the independence of its members annually and has adopted guidelines to assist it in making its independence determinations. These guidelines are available on the Investor Relations section of our website, or in print free of charge to any stockholder who requests a copy in writing from our Corporate Secretary.

In October 2014, with the assistance of legal counsel, our board conducted its annual review of director independence and affirmatively determined that each of our non-employee directors (Mary B. Cranston, Francisco Javier Fernández-Carbajal, Alfred F. Kelly, Jr., Suzanne Nora Johnson, Robert W. Matschullat, Cathy E. Minehan, David J. Pang, William S. Shanahan, John A. C. Swainson, and Maynard G. Webb, Jr.) are “independent” as that term is defined in the NYSE’s listing standards, our independence guidelines and our Certificate of Incorporation. Prior to his retirement from our board at the January 2014 annual meeting, Gary P. Coughlan, who served as a director for a portion of the year, also was determined to be independent.

In making the determination that the directors listed above are independent, the board considered relevant transactions, relationships and arrangements, including those specified in the NYSE listing standards and our independence guidelines, and determined that these relationships were not material relationships that would impair the director’s independence. In this regard, the board considered that certain directors serve as directors of other companies with which the Company engages in ordinary-course-of-business transactions, and that, in accordance with our director independence guidelines, none of these relationships constitute material relationships that would impair the independence of these individuals. Discretionary contributions to certain charitable organizations with which some of our directors are affiliated also were considered, and the board determined that the amounts contributed to each of these charitable organizations in any fiscal year were less than the greater of $1 million or two percent of the organization’s consolidated gross revenues.

The board also considered, for Ms. Cranston (i) her daughter’s relationship with one of our employees, Russell Hamilton (who is not an executive officer), as discussed under the heading Certain Relationships and Related Person Transactions, and (ii) services provided to the Company by a law firm of which she is a retired senior partner, including that, pursuant to her retirement (which predated our engagement of the law firm), she receives no compensation from the firm, has no capital in the firm, and is no longer a signatory to the firm’s partnership agreement. For Messrs. Fernández-Carbajal, Kelly, Swainson, Webb, and Ms. Minehan, the board considered the amounts paid or received by the Company pursuant to ordinary-course-of-business transactions with other entities (which, in any single fiscal year, did not equal or exceed the greater of $1 million or two percent of the annual consolidated revenues of the other entity), where the director or the director’s immediate family member is or was an employee or officer of such entity, or had a direct or indirect ownership interest in such entity.

Certain Relationships and Related Person Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Audit and Risk Committee of the board of directors has adopted a written Statement of Policy with Respect to Related Party Transactions, governing any transaction, arrangement or relationship between the Company and any related party where the aggregate amount involved will or may be expected to exceed $120,000 and any related party had, has or will have a direct or indirect material interest. Under the Policy, the Audit and Risk Committee or its management delegate shall review related party transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a related party transaction, the Audit and Risk Committee or management delegate may take into consideration all of the relevant facts and circumstances available to it, including (if applicable), but not limited to: (i) the material terms and conditions of the transaction or transactions; (ii) the related party’s relationship to Visa; (iii) the related party’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to us from an

Visa Inc. 2015 Proxy Statement - 25

unrelated third party. Related party transactions that are approved or ratified by the management delegate must be reported to the Audit and Risk Committee at its next regularly scheduled meeting.

In the event we become aware of a related party transaction that was not previously approved or ratified under the Policy, the Audit and Risk Committee or management delegate shall evaluate all options available, including ratification, revision or termination of the related party transaction. The Policy is intended to augment and work in conjunction with our other policies that include code of conduct and/or conflict of interest provisions, including our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers.

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the ordinary course of our business. Some of our directors, executive officers, greater than five percent stockholders and their immediate family members, each a related party under the Policy, may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not be aware of them. To our knowledge, since the beginning of fiscal year 2014, no Related Party has had a material interest in any of our business transactions or relationships other than as described below:

•

Mary B. Cranston, an independent member of our board of directors, is related to an employee of our subsidiary, Visa U.S.A. Inc. Ms. Cranston’s daughter married the employee, Russell Hamilton, in September 2008, after Ms. Cranston joined our board. While Mr. Hamilton is not an executive officer of the Company, his compensation is approximately $300,000 per year. Accordingly, Mr. Hamilton is both a related party and his employment is a related party transaction for purposes of the Company’s Policy. Both the Audit and Risk Committee, with Ms. Cranston abstaining, and the Nominating and Corporate Governance Committee previously reviewed the circumstances surrounding Mr. Hamilton’s employment and his relationship to Ms. Cranston and concluded that they are not material. Accordingly, the Audit and Risk Committee, with Ms. Cranston abstaining, approved Mr. Hamilton’s continued employment and compensation, and the Nominating and Corporate Governance Committee and the board determined that the relationship would not impede the exercise of independent judgment by Ms. Cranston.

Nomination of Directors

Nomination Process and Stockholder Proposed Candidates

The Nominating and Corporate Governance Committee considers and recommends candidates to the board in accordance with its charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines, and the criteria adopted by the board regarding director candidate qualifications. Candidates may come to the attention of the Committee from current directors, members of management, a professional search firm or a stockholder.

Stockholders may propose a director candidate to be considered for nomination by the Nominating and Corporate Governance Committee by providing the information specified in our Corporate Governance Guidelines to our Corporate Secretary within the timeframe specified for stockholder nominations of directors in our Bylaws. For additional information regarding the process for proposing director candidates to the Nominating and Corporate Governance Committee, please see our Corporate Governance Guidelines. Stockholders who wish to nominate a person for election as a director at an annual meeting of stockholders must follow the procedure described under the heading Other Information – Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2016 Annual Meeting. For additional information regarding this process, please see our Bylaws. Our Corporate Governance Guidelines and our Bylaws are available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

Criteria for Nomination to the Board of Directors and Diversity

The Nominating and Governance Committee applies the same standards in considering director candidates submitted by stockholders as it does in evaluating other candidates, including incumbent directors. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Certificate of Incorporation, Bylaws,

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Corporate Governance Guidelines, and charters of the board’s committees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors, including a candidate’s:

•	record of accomplishment in his or her chosen field;

•

depth and breadth of experience at an executive, policy-making level in business, payment systems, financial services, academia, law, government, information technology, emerging technology or other areas relevant to the Company’s activities;

•

depth and breadth of experience at an executive, policy-making level at a publicly-listed company or other organization based in a strategic non-U.S. jurisdiction in which the Company operates or seeks to operate;

•

depth and breadth of experience at an executive, policy-making level at a multinational company or other organization, with significant managerial and operational responsibilities outside of the United States;

•	experience working as the chief executive officer of a publicly-listed company;

•	experience serving as a director of a publicly-listed company based in the United States;

•	experience serving as an executive officer or director of Visa Inc. or any pre-merger Visa entity;

•	personal and professional ethics, integrity and values;

•	commitment to enhancing stockholder value;

•	commitment to engaging with all of the Company’s constituencies, including merchants, clients, consumers, stockholders, employees, policy-makers, and the communities in which the Company operates;

•	ability to exercise good judgment and provide practical insights and diverse perspectives;

•	absence of real and perceived conflicts of interest;

•	ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;

•	ability to attend all or almost all board of directors’ meetings in person;

•	ability to develop a good working relationship with other members of the board of directors; and

•	ability to contribute to the board of directors’ working relationship with senior management.

In addition to the above factors, the qualification criteria adopted by the board specify that the Nominating and Corporate Governance Committee should consider the value of diversity on the board when identifying and recommending director nominees. Accordingly, the Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Committee will assess the effectiveness of this approach as part of the board’s annual self-evaluation process.

Under the heading Proposal 1 – Election of Directors, we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly-traded companies, together with the key qualifications, attributes, skills and experience that caused the Committee and the board to determine that the nominee should serve as one of our directors.

Majority Voting Standard and Director Resignation Policy for Director Elections

Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard for uncontested elections of directors. This standard states that in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. To address the “holdover” director situation under the Delaware General Corporation Law pursuant to which a director remains on the board of directors until his or her successor is elected and qualified, our Corporate Governance Guidelines require each incumbent nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive more votes cast FOR than AGAINST his or her election, our Nominating and Corporate Governance Committee will recommend to the board that it accept the nominee’s contingent resignation, unless it determines that acceptance of the resignation would not be in the best interests of the Company or its stockholders. The board will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The board’s decision and its reasons will be promptly disclosed in a periodic or current report filed with the SEC.

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Board of Directors and Committee Self-Evaluations

Our board of directors and each of the Nominating and Corporate Governance, Compensation and Audit and Risk committees conduct an annual self-evaluation, which includes a qualitative assessment by each director of the performance of the board and the committee or committees on which the director sits. The board also conducts an annual peer review, which is designed to assess individual director performance. The evaluations and peer review are conducted via oral interviews by a third party legal advisor selected by the board, using as the basis for discussion a list of questions that are provided to each director in advance. The results of the evaluation and any recommendations for improvement are compiled in a confidential written report, which is circulated to all directors and which is discussed with the Nominating and Corporate Governance Committee and the board. The Nominating and Corporate Governance Committee oversees the evaluation process.

Codes of Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, employees and contingent staff of the Company. Additionally, the board of directors has adopted a supplemental Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior financial officers, whom we refer to collectively as senior officers. These Codes require the senior officers to engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provide mechanisms to report unethical conduct. Our senior officers will be held accountable for their adherence to the Codes.

A copy of each of the Codes is available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” If we amend or grant any waiver from a provision of our Codes, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above or by filing a current report on Form 8-K with the SEC.

Political Participation, Lobbying and Contributions Policy

In order to provide greater transparency to our stockholders regarding our political giving and to facilitate board-level oversight of our political participation, lobbying and contributions, the Nominating and Corporate Governance Committee of our board of directors has adopted and publicly disclosed a Political Participation, Lobbying, and Contributions Policy. The Policy prohibits our directors, officers and employees from using Company resources to promote their personal political views, causes or candidates, and specifies that the Company will not directly or indirectly reimburse any personal political contributions or expenses. Directors, officers and employees also may not lobby government officials on the Company’s behalf absent the pre-approval of the Company’s Government Relations department. As such, our lobbying and political spending seek to promote the interests of the Company and its stockholders, and not the personal political preferences of our directors or executives.

Under the Policy, the Nominating and Corporate Governance Committee must pre-approve the use of corporate funds for political contributions, including contributions made to trade associations to support targeted political campaigns and contributions to organizations registered under Section 527 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) to support political activities. The Policy also requires us to prepare and present to the Nominating and Corporate Governance Committee an annual report itemizing our political contributions, and to disclose this report to the public. A copy of the report is available on our website at http://usa.visa.com/corporate-responsibility under “Operating Responsibly.”

In response to stockholder engagement, in April 2013 the Nominating and Corporate Governance Committee approved amendments to the Policy to further require that the Company make reasonable efforts to obtain from U.S. trade associations whose annual membership dues exceed $25,000 the portion of such dues that are used for political contributions. This information must then be included in the annual contributions report prior to posting on our website. In addition, the Nominating and Corporate Governance Committee approved amendments to the Policy requiring us to prepare and present to the Committee an annual report itemizing our lobbying expenditures, which must include information regarding any memberships in and payments to tax exempt organizations that write and endorse model legislation.

The Nominating and Corporate Governance Committee will continue to review the Policy each year, to determine if further amendments are needed. To obtain a copy of the Policy, and for additional information regarding our political activities, please visit our website at http://usa.visa.com/corporate-responsibility under “Operating Responsibility.”

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Stockholder Engagement

Our board of directors and management team value the opinions and feedback of our stockholders, and we engage with stockholders throughout the year on a variety of issues, including our executive compensation, corporate governance and corporate social responsibility practices. Stockholders and other interested parties who wish to communicate with us on these or other matters may contact our Corporate Secretary electronically at corporatesecretary@visa.com or by mail at P.O. Box 8999, San Francisco, CA 94128-8999.

Communication with the Board of Directors

Our board of directors has adopted a process by which stockholders or other interested persons may communicate with the board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Chair or the non-employee directors as a group) electronically to board@visa.com or by mail c/o our Corporate Secretary, P.O. Box 8999, San Francisco, CA 94128-8999. Communications that meet the procedural and substantive requirements of the process approved by the board of directors will be delivered to the specified member of the board of directors, non-employee directors as a group or all members of the board of directors, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the board of directors. Communications of a more urgent nature will be referred to the General Counsel or the Corporate Secretary, who will determine whether it should be delivered more promptly. Additional information regarding the procedural and substantive requirements for communicating with our board of directors may be found on our website at http://investor.visa.com, under “Corporate Governance – Contact the Board.”

All communications involving accounting, internal accounting controls, and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Codes, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made via email to businessconduct@visa.com, through our Confidential Compliance Hotline at (888) 289-9322 within the United States or the AT&T International Toll-Free Dial codes available online at http://www.usa.att.com/traveler/access numbers/index.jsp outside of the United States, through our Confidential Online Compliance Hotline at https://visa.alertline.com, or by mail to Visa Inc., Business Conduct Office, P.O. Box 8999, San Francisco, CA 94128-8999. All such communications will be handled in accordance with our Whistleblower Policy, a copy of which may be obtained by contacting our Corporate Secretary.

Availability of Corporate Governance Documents

To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and the charters of each of the board of directors’ committees, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” Copies of these documents also are available in print free of charge by writing to our Corporate Secretary at P.O. Box 8999, San Francisco, CA 94128-8999.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

Attendance at Board, Committee and Annual Stockholder Meetings

Our board of directors and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The board of directors met 11 times during fiscal year 2014. Each director attended at least 75% or more of the aggregate of: (i) the total number of meetings of the board and independent directors held during the period in fiscal year 2014 for which he or she served as a director, and (ii) the total number of meetings held by all committees of the board on which such director served during the period in fiscal year 2014 for which he or she served as a committee member. The total number of meetings held by each committee is set forth below, under the heading Committees of the Board of Directors.

It is our policy that all members of the board should endeavor to attend annual meetings of stockholders at which directors are elected. Ten of our directors attended the 2014 annual meeting of stockholders.

Visa Inc. 2015 Proxy Statement - 29

Executive Sessions of the Board of Directors

The non-employee, independent members of our board of directors and all committees of the board generally meet in executive session without management present during their regularly scheduled in-person board and committee meetings, and on an as-needed basis during telephonic and special meetings. Robert W. Matschullat, our independent Chair, presides over executive sessions of the board of directors and the committee chairs, each of whom is independent, preside over executive sessions of the committees.

Committees of the Board of Directors

The current standing committees of the board of directors are the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, which is available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance – Committee Composition.”

The following table provides a summary of our current committee structure and membership information for each committee.

Name	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee

Mary B. Cranston	C

Francisco Javier Fernández-Carbajal

Alfred F. Kelly, Jr.

Robert W. Matschullat*	EO	EO	EO

Cathy E. Minehan

Suzanne Nora Johnson			C

David J. Pang

William S. Shanahan		C

John A. C. Swainson

Maynard G. Webb, Jr.

* = Chair of the board = Member C = Chair EO = Ex Officio committee meeting attendee

As the independent Chair of the board, Mr. Matschullat has a standing invitation to attend meetings of the board’s committees. However, he is not a committee member, is not counted for purposes of determining a quorum at committee meetings, and does not vote on committee matters.

30 - Visa Inc. 2015 Proxy Statement

The following tables provide further information regarding the principal roles and responsibilities of each committee. For a more comprehensive description of committee functions, please refer to the committee charters.

Audit and Risk Committee

Roles and Responsibilities include:

•      Monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal control over financial reporting, and the performance of our internal audit function and independent registered public accounting firm;

•      Selecting, replacing, compensating, and overseeing the work of our independent registered public accounting firm;

•      Reviewing and discussing with management the disclosures required to be included in our annual report on Form 10-K and our quarterly reports on Form 10-Q;

•      Monitoring compliance with our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers, and reviewing the implementation and effectiveness of the Company’s compliance and ethics program;

•      Reviewing and approving or ratifying all related party transactions in accordance with the Company’s policies and procedures with respect to related party transactions;

•      Reviewing and discussing with management the Company’s major financial and other risk exposures and the steps taken to monitor and control those exposures, including our ERM framework and programs; and

•      Establishing procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Independence:

•      The board has determined that each member of the Audit and Risk Committee is independent as defined by the NYSE’s listing standards, our Certificate of Incorporation, our director independence guidelines, and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee Financial Expert:

•      The board has determined that Robert W. Matschullat and Cathy E. Minehan are “audit committee financial experts” as that term is defined under the SEC’s rules.

Other Audit Committee Memberships:

•      No member of the Audit and Risk Committee simultaneously serves on the audit committees of more than three public companies, including Visa Inc.

Committee members:

Mary B. Cranston (C)

Francisco Javier
    Fernández-Carbajal

Cathy E. Minehan (F)

Maynard G. Webb, Jr.

Ex Officio committee meeting attendee:

Robert W. Matschullat (F)

Number of meetings in fiscal year 2014: 5

C = Chair

F = Audit Committee Financial Expert

Visa Inc. 2015 Proxy Statement - 31

Compensation Committee

Roles and Responsibilities include:

•      Establishing and reviewing the overall executive compensation philosophy for the Company;

•      Reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s and other named executive officers’ compensation, including annual performance objectives;

•      Evaluating the performance of our Chief Executive Officer and other named executive officers in light of the corporate goals and objectives and, based on such evaluation, determining, approving, and reporting to the board the annual compensation of our Chief Executive Officer and other named executive officers, including salary, bonus, stock options, and other benefits;

•      Reviewing and recommending to the board the form and amount of compensation of our directors;

•      Overseeing the administration of and compliance with the Company’s incentive and equity-based compensation plans;

•      Reviewing on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

•      Reviewing an annual compensation-risk assessment report and considering whether the Company’s incentive compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company;

•      Reviewing and discussing with management the compensation disclosures required to be included in the Company’s annual filings;

•      Overseeing the Company’s submissions to a stockholder vote on executive compensation matters;

•      Reviewing the results of stockholder votes on executive compensation matters and discussing with management the appropriate engagement with stockholders and proxy advisory firms in response to the votes; and

•      Reviewing the Company’s programs and practices related to executive workforce diversity and the administration of executive compensation programs in a non-discriminatory manner.

Independence:

•      The board has determined that each member of our Compensation Committee is independent as defined by the NYSE’s listing standards, our Certificate of Incorporation, and our director independence guidelines. Each member of the Compensation Committee also is independent for purposes of Rule 10C-1 of the Exchange Act and the NYSE listing standards adopted pursuant to that rule, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Committee members:

William S. Shanahan (C)

Alfred F. Kelly, Jr.

Suzanne Nora Johnson

David J. Pang

John A. C. Swainson

Ex Officio committee meeting attendee:

Robert W. Matschullat

Number of meetings in fiscal year 2014: 8

C = Chair

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Nominating and Corporate Governance Committee

Roles and Responsibilities include:

•    Promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices;

•    Identifying individuals qualified to become our directors and selecting, or recommending that our board select, nominees for directorships;

•    Recommending to the board criteria to use in identifying individuals qualified to become our directors, including specific minimum qualifications, if any, necessary for our directors to possess;

•    Developing and recommending to the board a set of Corporate Governance Guidelines;

•    Recommending to the board categorical or other standards to use in determining director independence, and reviewing the qualifications and independence of the members of the board and its committees;

•    Recommending to the board changes to the composition or size of the board and its committees, as well as to the board’s committee structure and committee functions;

•    Reviewing directors’ compliance with the requirements of the Corporate Governance Guidelines relating to service on other boards or audit committees of publicly-traded companies, and approving, or recommending to the board for approval, such exceptions or other actions as may be appropriate with respect to such service;

•    Reviewing any director resignation made in accordance with the director resignation policy included in the Corporate Governance Guidelines, and determining or recommending to the board whether such resignation should be accepted;

•    Establishing and monitoring a process that ensures a management continuity plan is in place and reviewed at least annually with the board, including policies and principles for the selection of the Chief Executive Officer and policies regarding succession in the event of an emergency or retirement of the Chief Executive Officer;

•    Overseeing the board’s orientation and continuing education programs;

•    Establishing a process for and overseeing the annual evaluation of the board and its committees; and

•    Adopting policies with respect to political contributions and lobbying as the Committee deems appropriate, and overseeing the Company’s political contributions and lobbying activities as contemplated by such policies.

Independence:

•    The board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the NYSE’s listing standards, our Certificate of Incorporation, and our director independence guidelines.

Committee members:

Suzanne Nora Johnson (C)

Alfred F. Kelly, Jr.

David J. Pang

William S. Shanahan

John A. C. Swainson

Ex Officio committee meeting attendee:

Robert W. Matschullat

Number of meetings in fiscal year 2014: 6

C = Chair

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COMPENSATION OF NON-EMPLOYEE DIRECTORS

We compensate non-employee directors for their service on the board in a combination of cash and equity that is commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the significant amount of time our directors will expend in fulfilling their duties as well as the skill level required of members of our board. Mr. Scharf, who is our Chief Executive Officer, did not receive additional compensation for his service as a director.

The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. In fiscal year 2013, the Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the board of directors and its committees. The Compensation Committee considered the results of an independent analysis completed by Frederic W. Cook & Co., the Compensation Committee’s independent compensation consultant. As part of this analysis, Cook & Co. reviewed non-employee director compensation trends and data from companies comprising our executive compensation peer group. No changes were made to the annual compensation of our non-employee directors for fiscal year 2014 as a result of the Compensation Committee’s review.

Annual Retainers Paid in Cash

Each non-employee director receives an annual cash retainer for his or her service on the board of directors, as well as additional cash retainers if he or she serves as the independent Chair, on a committee or as the chair of a committee. The following table lists the cash retainer amounts in effect during fiscal year 2014.

Type of Retainer	Amount of Retainer

Annual Board Membership	$100,000

Independent Chair	$150,000

Audit and Risk Committee Membership	$10,000

Compensation Committee Membership	$10,000

Nominating and Corporate Governance Committee Membership	$5,000

Audit and Risk Committee Chair	$25,000 (in addition to member retainer)

Compensation Committee Chair	$20,000 (in addition to member retainer)

Nominating and Corporate Governance Committee Chair	$15,000 (in addition to member retainer)

All cash retainers are paid in quarterly installments throughout the year. Directors also are reimbursed for customary expenses incurred while attending meetings of the board of directors and its committees.

Equity Compensation

Each non-employee director also receives an annual equity grant. In fiscal year 2014, a grant with a value of $175,000 was awarded on November 19, 2013. Grants to all non-employee directors were made in the form of restricted stock units, which vest on the first anniversary of the grant dates but may be accelerated upon completion of service on the board of directors or in other limited circumstances. Beginning with their grants made on November 19, 2014, directors also may elect to defer settlement of all or a portion of their equity grants.

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Stock Ownership Guidelines

The stock ownership guidelines for our non-employee directors specify that each director should own shares of our common stock equal to five times the annual board membership retainer. Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the director, shares jointly owned, and restricted shares and restricted stock units payable in shares. Directors have five years from the date they become a member of the board to attain these ownership levels. Each non-employee director with at least five years of service currently meets or exceeds the ownership guidelines. We also have an insider trading policy which, among other things, prohibits directors from hedging the economic risk of their stock ownership or pledging their shares.

Charitable Matching Gift Program

Our non-employee directors may participate in our Board Charitable Matching Gift Program. Under this program, Visa will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per director per calendar year.

Director Compensation Table for Fiscal Year 2014

The following tables provide information on the total compensation earned by each of our non-employee directors who served during fiscal year 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Gary P. Coughlan(4)	55,000	175,085	27,500		257,585
Mary B. Cranston	135,000	175,085	15,000		325,085
Francisco Javier Fernández-Carbajal	110,000	175,085	—		285,085
Alfred F. Kelly, Jr.(5)	53,750	—	15,000		68,750
Robert W. Matschullat	250,000	175,085	36,567	(6)	461,652
Cathy E. Minehan	110,000	175,085	—		285,085
Suzanne Nora Johnson	130,000	175,085	15,000		320,085
David J. Pang	115,000	175,085	36,908	(6)	326,993
William S. Shanahan	135,000	175,085	15,000		325,085
John A. C. Swainson	115,000	175,085	10,000		300,085
Maynard G. Webb, Jr.(5)	52,500	—	—		52,500

(1)	Additional information describing these fees is included under the heading Fees Earned or Paid in Cash on page 36.

(2)

Represents the aggregate grant date fair value of the awards granted to each director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2014 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on November 21, 2014. As of September 30, 2014, each non-employee director other than Alfred F. Kelly, Jr. and Maynard G. Webb, Jr. had 887 unvested shares of restricted stock or restricted stock units outstanding.

(3)

Amounts include the matching contributions we made on behalf of our directors for fiscal year 2014 pursuant to our Board Charitable Matching Gift Program. Because fiscal year 2014 overlaps two calendar years, amounts matched on behalf of Mr. Coughlan and Mr. Matschullat during the fiscal year are greater than $15,000 even though, for each, their donations were within the $15,000 per calendar year limit.

(4)	Gary P. Coughlan did not stand for re-election as a member of the board of directors at the Company’s 2014 Annual Meeting of Stockholders.

(5)

Alfred F. Kelly, Jr. and Maynard G. Webb, Jr. were elected to the board of directors at the 2014 Annual Meeting on January 29, 2014 and began to serve on Committees of the board in April 2014. Accordingly, the amounts shown reflect pro-rated fees earned for service during the portion of fiscal year 2014 during which they served as a director.

(6)	Also includes Mr. Matschullat’s and Mr. Pang’s guest’s travel expenses of $16,567 and $21,908, respectively, related to the 2014 Winter Olympics in Sochi.

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Fees Earned or Paid in Cash

The following table sets forth additional information with respect to the amounts reported in the “Fees Earned or Paid in Cash” column in the Director Compensation Table above for fiscal year 2014.

Name	Board Retainer ($)	Independent Chair Retainer ($)	Audit and Risk Committee Chair/ Member Retainer ($)	Compensation Committee Chair/ Member Retainer ($)	Nominating and Corporate Governance Committee Chair/Member Retainer ($)
Gary P. Coughlan(1)	50,000	—	5,000	—	—
Mary B. Cranston	100,000	—	35,000	—	—
Francisco Javier Fernández-Carbajal	100,000	—	10,000	—	—
Alfred F. Kelly, Jr.(2)	50,000	—	—	2,500	1,250
Robert W. Matschullat	100,000	150,000	—	—	—
Cathy E. Minehan	100,000	—	10,000	—	—
Suzanne Nora Johnson	100,000	—	—	10,000	20,000
David J. Pang	100,000	—	—	10,000	5,000
William S. Shanahan	100,000	—	—	30,000	5,000
John A. C. Swainson	100,000	—	—	10,000	5,000
Maynard G. Webb, Jr.(2)	50,000	—	2,500	—	—

(1)

Gary P. Coughlan did not stand for re-election as a member of the board of directors at the Company’s 2014 Annual Meeting of Stockholders. Accordingly, the amounts shown reflect prorated fees Mr. Coughlan earned for service during the portion of fiscal year 2014 during which he served as a director.

(2)

Alfred F. Kelly, Jr. and Maynard G. Webb, Jr. were elected to the board of directors at the 2014 Annual Meeting on January 29, 2014 and began to serve on committees of the board in April 2014. Accordingly, the amounts shown reflect prorated fees Mr. Kelly and Mr. Webb earned for service during the portion of fiscal year 2014 during which they served as directors.

Fiscal Year 2015 Director Compensation

After consultation with Cook & Co. and pursuant to the compensation review process described above, the Compensation Committee made certain changes to the non-employee director compensation program which will be effective for fiscal year 2015. Specifically, the annual board membership retainer for all non-employee directors has been increased to $105,000; the additional cash retainers for service on our Audit and Risk Committee and our Nominating and Corporate Governance Committee were increased to $20,000 and $10,000, respectively; the additional cash retainer for our independent Chair was increased to $165,000 and the annual equity grant value to be awarded in fiscal year 2015 to our non-employee directors was increased to $180,000. Effective for calendar year 2015, directors may defer the payment of all or a portion of the cash retainer payments. There have been no other changes to our non-employee director compensation program for fiscal year 2015.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Annual Meeting, our Class A stockholders will be asked to consider eleven nominees for election to our board of directors. If elected, all of the nominees will serve for a one-year term until the 2016 annual meeting of stockholders, and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal.

The names of the eleven nominees for director, their current positions and offices, ages, and board committee memberships are set forth under the heading Director Nominee Biographies. All of the nominees are current Visa directors who were elected by our stockholders at the 2014 annual meeting of stockholders. With the exception of Mr. Scharf, all of the nominees have been determined by our board to be independent.

36 - Visa Inc. 2015 Proxy Statement

Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees and recommended to our board of directors that each nominee be submitted to a vote of our stockholders at the Annual Meeting. The board unanimously approved the Committee’s recommendation.

The board of directors expects each nominee to be able to serve if elected. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. In the alternative, the proxies may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the board of directors, or the board of directors may reduce the size of the board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES TO SERVE AS DIRECTORS.

DIRECTOR NOMINEE BIOGRAPHIES

The following is additional information about each of the director nominees as of the date of this proxy statement, including their professional background, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the specific qualifications, experience, attributes or skills that caused the Nominating and Corporate Governance Committee and our board of directors to determine that the nominee should serve as one of our directors.

Mary B. Cranston

Age: 66

Director Since: October 2007

Independent

Board Committees:

Audit and Risk Committee

Current Public Company Directorships:

•     International Rectifier Corporation

•     Juniper Networks, Inc.

•     Visa Inc.

Prior Public Company Directorships:

•     Exponent, Inc.

•     GrafTech International, Ltd.

Mary B. Cranston is a Retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. She was the Chair and Chief Executive Officer of Pillsbury from January 1999 until April 2006, and continued to serve as Chair of the firm until December 2006. She was Firm Senior Partner until January 2012. Ms. Cranston also serves as a director of International Rectifier Corporation and Juniper Networks, Inc., and previously was a member of the board of Exponent, Inc. and GrafTech International, Inc., until May 2014. Ms. Cranston holds an A.B. degree in Political Science from Stanford University, a Juris Doctor degree from Stanford Law School, and a Master of Arts degree in Educational Psychology from the University of California, Los Angeles.

Specific Qualifications, Experience, Attributes and Skills: Through her tenure at the Pillsbury law firm, Ms. Cranston has gained a broad understanding of the business and regulation of the financial services industry as well as of the management of a global enterprise. Ms. Cranston has represented banks and financial institutions for over 30 years, and as Chief Executive Officer of the firm, she regularly met with senior executives from its banking clients, covering their concerns and issues relevant to the financial services industry. She also oversaw the opening of the firm’s offices in London, Singapore, Sydney and Hong Kong, and expanded the Tokyo office. In addition to her financial services background, Ms. Cranston has substantial expertise in complex antitrust, class action and securities law and was recognized by the National Law Journal in 2002 as one of the “100 Most Influential Lawyers in America.” Having served as a director of four other U.S. publicly-traded companies she has regularly reviewed corporate strategies and financial and operational risks, and throughout her legal career has identified and managed legal risks for many Fortune 500 companies, which has helped inform her service as Chair of the Audit and Risk Committee. Ms. Cranston’s experience and background also provide her with significant insight into the legal and regulatory issues facing Visa and its clients, as well as into the challenges of operating a diverse multinational enterprise.

Visa Inc. 2015 Proxy Statement - 37

Francisco Javier Fernández-Carbajal

Age: 59

Director Since: October 2007

Independent

Board Committees:

Audit and Risk Committee

Current Public Company Directorships:

•     ALFA S.A.B. de C.V.

•     CEMEX S.A.B. de C.V.

•     Fomento Economico Mexicano, S.A.B. de C.V.

•     Visa Inc.

Prior Public Company Directorships:

•     El Puerto de Liverpool, S.A.B. de C.V.

•     Fresnillo, PLC

•     Grupo Bimbo, S.A.B. de C.V.

•     Grupo Gigante, S.A.B. de C.V.

•     Grupo Lamosa, S.A.B. de C.V.

•     Grupo Aeroportuario del Pacifico, S.A.B. de C.V.

•     IXE Grupo Financiero, S.A.B. de C.V.

Francisco Javier Fernández-Carbajal has been a consultant for public and private investment transactions and a wealth management advisor since January 2002. Mr. Fernández-Carbajal also has served as Director General of Servicios Administrativos Contry S.A. de C.V., a privately held company that provides central administrative and investment management services, since June 2005. From July 2000 to January 2002, Mr. Fernández-Carbajal served as Chief Executive Officer of the Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A., a Mexico-based banking and financial services company that owns BBVA Bancomer, one of Mexico’s largest banks. Prior to this role, he held other senior executive positions at Grupo Financiero BBVA Bancomer since joining in September 1991, serving as President from October 1999 to July 2000, and as Chief Financial Officer from October 1995 to October 1999. Until August 2007, Mr. Fernández-Carbajal also served as a member of the boards of several publicly-traded companies in Mexico, including Grupo Bimbo, S.A.B. de C.V., Grupo Gigante, S.A.B. de C.V., IXE Grupo Financiero, S.A.B. de C.V., and Grupo Lamosa, S.A.B. de C.V.; until March 2008, as a member of the board of El Puerto de Liverpool, S.A.B. de C.V.; until August 2011, as a member of the board of Grupo Aeroportuario del Pacifico, S.A.B. de C.V.; and until May 2014, as a member of the board of Fresnillo, PLC. He currently serves on the boards of directors of CEMEX S.A.B. de C.V. and Fomento Economico Mexicano, S.A.B. de C.V, as well as on the board of directors of ALFA S.A.B. de C.V., which trades only on the BOLSA in Mexico. Mr. Fernández-Carbajal holds a degree in Mechanical and Electrical Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey and a Master of Business Administration degree from Harvard Business School.

Specific Qualifications, Experience, Attributes and Skills: Mr. Fernández-Carbajal has substantial payment systems, financial services, and leadership experience from his tenure with Grupo Financiero BBVA Bancomer, for which he served in a variety of senior executive roles, including Chief Executive Officer of the Corporate Development Division, Executive Vice President of Strategic Planning, Deputy President of Systems and Operations, Chief Information Officer, Deputy President, President and Chief Financial Officer. Mr. Fernández-Carbajal’s background and career in the payments and financial services industry in Mexico enables him to bring global perspectives to the board and to provide relevant insights regarding Visa’s strategies, operations and management. In addition, while at BBVA Bancomer, Mr. Fernández-Carbajal chaired the bank’s Assets and Liabilities Committee, Credit Committee, and Operational Risk Committee, which enhanced his understanding of risk management of large, complex organizations. As the Chief Financial Officer of a large publicly traded company, and through his board and committee membership with several large companies in Mexico, Mr. Fernández-Carbajal has accumulated extensive experience in corporate finance and accounting, financial reporting, and internal controls, which contributes to his service on our Audit and Risk Committee.

38 - Visa Inc. 2015 Proxy Statement

Alfred F. Kelly, Jr.

Age: 56

Director Since: January 2014

Independent

Board Committees:

Compensation Committee

Nominating and Corporate Governance
Committee

Current Public Company Directorships:

•     MetLife, Inc.

•     Visa Inc.

Prior Public Company Directorships:

•     Affinion Group Holdings, Inc.

•     Affinion Group, Inc.

•     The Hershey Company

Alfred F. Kelly, Jr. was the President and Chief Executive Officer of the 2014 NY/NJ Super Bowl Host Company, the entity created to raise funds for and host Super Bowl XLVIII, from April 2011 to August 2014. Previously, Mr. Kelly held senior positions at the American Express Company, a global financial services company, for 23 years, including serving as President from July 2007 to April 2010, Group President, Consumer, Small Business and Merchant Services from June 2005 to July 2007, and Group President, U.S. Consumer and Small Business Services from June 2000 to June 2005. Prior to joining American Express, Mr. Kelly was the head of information systems at the White House from 1985 to 1987. Mr. Kelly also held various positions in information systems and financial planning at PepsiCo Inc. from 1981 to 1985. Mr. Kelly currently serves on the board of directors of MetLife, Inc, and previously was a director of Affinion Group Holdings, Inc. and its wholly-owned subsidiary, Affinion Group, Inc. from 2011 to 2013 and The Hershey Company from 2005 to 2007. Mr. Kelly holds a Bachelor of Arts degree in Computer and Information Science and a Master of Business Administration degree from Iona College.

Specific Qualifications, Experience, Attributes and Skills: As the President of American Express, Mr. Kelly was responsible for the company’s global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel, and risk and information management. Mr. Kelly’s significant tenure and experience as a senior executive of a global financial services and payment card company provide him with a thorough understanding of our business and industry, expertise which led the Nominating and Corporate Governance Committee and our board to select him as a director. Mr. Kelly also has experience in information technology and data management, both areas relevant to our business, from his service as the head of information systems of the White House and his roles at PepsiCo. Mr. Kelly currently serves as Chairman of the Finance and Risk Committee and as a member of the Audit Committee of MetLife, and previously served as Chair of the Audit Committees of Affinion Group Holdings, Inc. and its wholly-owned subsidiary, Affinion Group, Inc.

Visa Inc. 2015 Proxy Statement - 39

Robert W. Matschullat

Age: 66

Director Since: October 2007

Independent

Board Committees: None*

Current Public Company Directorships:

•     The Clorox Company

•     The Walt Disney Company

•     Visa Inc.

Prior Public Company Directorships:

•     McKesson Corporation

•     Morgan Stanley & Co. Incorporated

•     The Seagram Company Limited

* Attends committee meetings in his capacity as independent Chair of the board, but is not a committee member, is not counted for purposes of determining a quorum for committee meetings, and does not vote on committee matters.

Robert W. Matschullat is the independent Chair of our board of directors. From March 2006 to October 2006, Mr. Matschullat served as the interim Chairman and interim Chief Executive Officer of The Clorox Company, a global consumer products company. From January 2004 through January 2005, and from January 2005 through March 2006, he served as both Chairman and Presiding Director of the Clorox board, respectively. He also served as the Vice Chairman of the board of directors and as Chief Financial Officer of The Seagram Company Limited, a global company with entertainment and beverage operations, from 1995 until 2000. Previously, he was head of worldwide investment banking at Morgan Stanley & Co. Incorporated, a securities and investment firm, from 1991 to 1995 and served on the board of directors of Morgan Stanley from 1992 to 1995 and McKesson Corporation from 2002 to 2007. Mr. Matschullat currently serves as the Lead Director of the board of directors of The Clorox Company and also serves on the board of directors of The Walt Disney Company. Mr. Matschullat holds a Bachelor of Arts degree in Sociology from Stanford University and a Master of Business Administration degree from the Stanford Graduate School of Business.

Specific Qualifications, Experience, Attributes and Skills: Mr. Matschullat has substantial executive leadership, financial services, and risk management experience, having served as the head of worldwide investment banking and a director of Morgan Stanley, the Vice Chairman and Chief Financial Officer of Seagram, and the Chairman and interim Chief Executive Officer of Clorox. While at Seagram, Mr. Matschullat was responsible for all finance, strategic planning, corporate communications, government, tax, accounting and internal auditing, mergers and acquisitions, and risk management functions. Mr. Matschullat is the chair of the Audit Committee of Disney, and also has served as the chair of the Audit Committee of Clorox and as chair of the Finance Committee and a member of the Audit Committee of McKesson. These roles enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight, and other audit committee functions. Mr. Matschullat’s background and experience are directly relevant to his service on our board of directors, for which he is both the independent Chair and an Ex Officio meeting attendee of the Audit and Risk, Nominating and Corporate Governance, and Compensation Committees. Mr. Matschullat also has experience managing complex, multinational operations from his tenure at Morgan Stanley, which operates in over 42 countries around the world, as well as Seagram and Clorox, whose products are sold in over 100 countries.

40 - Visa Inc. 2015 Proxy Statement

Cathy E. Minehan

Age: 67

Director Since: October 2007

Independent

Board Committees:

Audit and Risk Committee

Current Public Company Directorships:

•     Visa Inc.

Prior Public Company Directorships:

•     Becton, Dickinson and Company

Cathy E. Minehan was appointed Dean of the School of Management of Simmons College, a private university, in August 2011 and is Managing Director of Arlington Advisory Partners, a private advisory services firm. Ms. Minehan retired from the Federal Reserve Bank of Boston in July 2007, after serving 39 years with the Federal Reserve System. From July 1994 until her retirement, she was the President and Chief Executive Officer of the Federal Reserve Bank of Boston and served on the Federal Open Market Committee, the body responsible for U.S. monetary policy. She also was the First Vice President and Chief Operating Officer of the Bank from July 1991 to July 1994. Ms. Minehan served as a director of Becton, Dickinson and Company from November 2007 to January 2012 and currently is a director of Massachusetts Mutual Life Insurance Company (MassMutual), a private company. She also served as a director of the MITRE Corporation, a private not-for-profit organization, from July 2009 to November 2012. Ms. Minehan holds a Bachelor of Arts degree in Political Science from the University of Rochester and a Master of Business Administration degree from New York University.

Specific Qualifications, Experience, Attributes and Skills: Ms. Minehan has extensive payment systems, financial services, risk management, leadership, and financial and economic policy-making experience from her long tenure with the Federal Reserve System. She has served as the President and Chief Executive Officer, as well as the First Vice President and Chief Operating Officer, of the Federal Reserve Bank of Boston, and as Senior Vice President of the Funds, Securities and Accounts Group of the Federal Reserve Bank of New York. While at the Federal Reserve Bank of Boston, she chaired the Financial Services Policy Committee, which oversees the activities of the Federal Reserve Banks’ product and function offices in providing $1 billion in financial services to U.S. financial organizations. She also was a member of the Payment System Policy Advisory Committee, a committee of Governors and Reserve Bank Presidents that considers issues related to systemic risk in national and international payment systems and advises Reserve Bank officials on public policy issues in the nation’s retail payment system. As President and Chief Executive Officer of the Federal Reserve Bank of Boston, she oversaw the Bank’s Enterprise Risk Management (ERM) process and, as Chair of the Conference of Reserve Bank Presidents, oversaw ERM discussions among all of the Reserve Banks. She also was a participant in regulatory oversight of risk management systems at large financial institutions in New England. Ms. Minehan has remained current on risk management issues and best practices for audit committees and boards through her service on the audit committee of MassMutual and previous service on the boards of MITRE Corporation and Becton, Dickinson and Company, experience which is relevant to her board and Audit and Risk Committee service at Visa.

Visa Inc. 2015 Proxy Statement - 41

Suzanne Nora Johnson

Age: 57

Director Since: October 2007

Independent

Board Committees:

Compensation Committee

Nominating and Corporate Governance Committee

Current Public Company Directorships:

•     American International Group, Inc.

•     Intuit Inc.

•     Pfizer Inc.

•     Visa Inc.

Prior Public Company Directorships:

•     None

Suzanne Nora Johnson was the Vice Chairman of The Goldman Sachs Group, Inc., a bank holding company and a global investment banking, securities and investment management firm, from November 2004 until her retirement in January 2007. Prior to this position, she served in various leadership roles since joining Goldman Sachs, including Chair of the Global Markets Institute, head of the Global Investment Research Division, and head of the Global Healthcare Business. She also founded the firm’s Latin American business. Ms. Nora Johnson currently serves as a director of the American International Group, Inc., Intuit Inc., Pfizer Inc., and as a member of the board of several not-for-profit organizations. Ms. Nora Johnson holds a Bachelor of Arts degree in Economics, Philosophy/Religion and Political Science from the University of Southern California and a Juris Doctor degree from Harvard Law School.

Specific Qualifications, Experience, Attributes, and Skills: Ms. Nora Johnson has extensive financial services, international and executive leadership experience from her 21 year tenure at Goldman Sachs. As Vice Chairman of the firm, as well as in her prior roles as Chair of the Global Markets Institute, head of the Global Investment Research Division, and head of the firm’s Global Healthcare Business, Ms. Nora Johnson gained expertise in strategic and financial planning, risk oversight, and multinational operations, which enables her to provide sound guidance and insight regarding Visa’s strategies and management. Ms. Nora Johnson also has significant financial experience from her work in investment banking and investment research, including a thorough understanding of financial statements, corporate finance, accounting and capital markets. Prior to joining Goldman Sachs, Ms. Nora Johnson clerked for the United States Court of Appeals for the Fourth Circuit and practiced transactional and banking law at a pre-eminent national law firm, a background that provides her with insight into the laws and regulations that impact Visa. Ms. Nora Johnson’s board and committee service for American International Group, Intuit, and Pfizer similarly contribute to her strong understanding of corporate governance and the best practices of effective publicly-traded company boards, which facilitate her role as Chair of our Nominating and Corporate Governance Committee.

42 - Visa Inc. 2015 Proxy Statement

David J. Pang

Age: 71

Director Since: October 2007

Independent

Board Committees:

Compensation Committee

Nominating and Corporate Governance
Committee

Current Public Company Directorships:

•     SCMP Group Limited

•     Visa Inc.

Prior Public Company Directorships:

•     None

David J. Pang is the Chief Executive Officer of Kerry Group Kuok Foundation Limited, a charitable organization, and Chairman of the board of directors of SCMP Group Limited, a diversified media company whose publications include the South China Morning Post. Dr. Pang has been an adjunct Professor in the Faculty of Business Administration of The Chinese University of Hong Kong since 2002 and the Faculty of Business of City University of Hong Kong since 2004. He served as Chief Executive Officer of the Airport Authority of Hong Kong, a statutory body in Hong Kong, from January 2001 to February 2007, and as the Corporate Vice President of E.I. DuPont de Nemours and Company, a global science and technology company, and the Chairman of DuPont Greater China from 1995 to 2000. He holds a Masters degree in Engineering from the University of Rhode Island and a Ph.D. in Engineering from the University of Kentucky.

Specific Qualifications, Experience, Attributes and Skills: Dr. Pang has significant leadership, strategic planning and operational experience in a diverse range of disciplines and businesses, and a long record of achievement as a senior executive for multinational corporations and organizations operating in the United States, Asia and elsewhere. As the Chief Executive Officer of the Airport Authority of Hong Kong, he substantially improved the financial and operational performance of the Hong Kong Airport, and played a leading role in its long-term commercial growth and development. The Airport was named the world’s best airport for five consecutive years during his tenure. Dr. Pang also enjoyed a successful career with E.I. DuPont, where he was Corporate Vice President in charge of DuPont’s worldwide nonwovens business and Chairman of DuPont Greater China. While at DuPont, Dr. Pang held a number of progressively senior positions across various DuPont businesses, with management responsibilities spanning Asia Pacific, North America, Europe, the Middle East, and South America. Dr. Pang also has taught and lectured on business and engineering at universities in North America and Asia. Dr. Pang’s demonstrated leadership ability and broad international business and academic experience enhance the board’s diversity of knowledge and perspectives, and contribute to the board’s understanding of the global markets in which Visa operates.

Visa Inc. 2015 Proxy Statement - 43

Charles W. Scharf

Age: 49

Director Since: November 2012

Chief Executive Officer

Board Committees:

None

Current Public Company Directorships:

•     Microsoft Corp.

•     Visa Inc.

Prior Public Company Directorships:

•     SMARTRAC N.V.

•     Travelers Property Casualty Corporation

•     Visa Inc.

Charles W. Scharf has served as Chief Executive Officer and a director of Visa Inc. since November 1, 2012. Previously, Mr. Scharf was a Managing Director of One Equity Partners, the private investment arm of JPMorgan Chase & Co., a global financial services firm. From July 2004 to June 2011, Mr. Scharf served as Chief Executive Officer of Retail Financial Services at JPMorgan Chase & Co. and from May 2002 to July 2004 he served as Chief Executive Officer of the retail division of Bank One Corporation, a financial institution. Mr. Scharf also served as Chief Financial Officer of Bank One Corporation from 2000 to 2002, Chief Financial Officer of the Global Corporate and Investment Bank division at Citigroup, Inc., an international financial conglomerate, from 1999 to 2000, and Chief Financial Officer of Salomon Smith Barney, an investment bank, and its predecessor company from 1995 to 1999. He was a member of the Supervisory Board of SMARTRAC N.V., a Dutch public company, from June 2012 to October 2012 and a director of Travelers Property Casualty Corporation from September 2002 to September 2005. Mr. Scharf also was a director of Visa Inc. from October 2007 to January 2011 and a director of Visa U.S.A. from February 2003 to October 2007. He currently serves as a director of Microsoft Corporation and as a member of the Board of Trustees of Johns Hopkins University. Mr. Scharf holds a Bachelor of Arts degree from Johns Hopkins University and a Master of Business Administration degree from New York University.

Specific Qualifications, Experience, Attributes and Skills: Mr. Scharf has more than 25 years of payment systems, financial services and leadership experience from his senior executive roles with JPMorgan Chase, Bank One, Citigroup, Salomon Smith Barney and its predecessor company. In his role as Chief Executive Officer of Retail Financial Services at JPMorgan Chase, a major issuer of Visa-branded cards, Mr. Scharf was responsible for building one of the premier retail banking operations in the United States and served as a member of the firm’s Operating Committee and Executive Committee. He also led Bank One’s consumer banking business, helping to rebuild the brand, expand the bank’s branch and ATM network, and develop senior talent. Following his appointment as Bank One’s Chief Financial Officer in 2000, he fortified the bank’s balance sheet, improved financial discipline and strengthened management reporting. Prior to joining Bank One, Mr. Scharf spent 13 years at Citigroup and its predecessor companies, serving as Chief Financial Officer for Citigroup’s Global Corporate and Investment Bank, a complex global business that operated in more than 110 countries providing securities, transaction processing and banking services to institutional clients. In addition to his extensive experience in the financial services industry, as a former director of Visa Inc. and Visa U.S.A., Mr. Scharf oversaw the transition of Visa from a group of regional operating companies into a global, integrated public enterprise. As a former client, former board member and the current Chief Executive Officer of the Company, Mr. Scharf has a deep understanding of our industry and the challenges and opportunities we face, and is uniquely qualified to contribute to the board’s oversight of our business, operations, and strategies.

44 - Visa Inc. 2015 Proxy Statement

William S. Shanahan

Age: 74

Director Since: October 2007

Independent

Board Committees:

Compensation Committee

Nominating and Corporate Governance Committee

Current Public Company Directorships:

•     Visa Inc.

Prior Public Company Directorships:

•     Central European Distribution Corporation

•     Diageo plc.

•     Duracell International, Inc.

•     Life Technologies, Inc.

•     The Mead Corporation

•     The Molson Companies Limited

William S. Shanahan is a Management Advisor to Value Act Capital LLC, a privately owned hedge fund based in San Francisco. Previously, he was the President of Colgate-Palmolive Company, a global consumer products company, from 1992 to September 2005, and the Chief Operating Officer of Colgate-Palmolive from 1989 until 1992. While at Colgate-Palmolive, Mr. Shanahan worked in senior management positions for a number of the company’s foreign subsidiaries, and from 1978 to 1980 was the Chief Executive Officer of Helena Rubinstein, Inc., a global cosmetics company (then a Colgate subsidiary). From 1980 to 1981 Mr. Shanahan ran Colgate-Palmolive’s Latin American division and from 1982 to 1984 he was the Group Vice President of Europe and Africa. Mr. Shanahan also has served on the board of directors of several publicly-traded companies, including Diageo plc. from 1999 to 2009, Life Technologies, Inc. from 2008 to 2010, and Central European Distribution Corporation from 2010 to 2012. Mr. Shanahan holds a Bachelor of Arts degree from Dartmouth College and has done graduate studies in Japan and the Philippines.

Specific Qualifications, Experience, Attributes and Skills: Mr. Shanahan has significant leadership, operational and international experience from his long tenure as a senior executive and director of large, multinational corporations. For almost 40 years, Mr. Shanahan served in positions of increasing responsibility at Colgate-Palmolive, most recently as its President from 1992 until his retirement in September 2005, and as its Chief Operating Officer from 1989 to 1992. While serving as President, Mr. Shanahan was responsible for all of Colgate-Palmolive’s operating divisions worldwide, including its businesses in Latin America, Europe, Africa, Central Europe and Russia, the United States, Canada, the Caribbean, Asia Pacific, and the South Pacific. He also was responsible for global manufacturing, research and development, global marketing, global sales, information technology, and global diversity. Previously, Mr. Shanahan served in leadership positions with several foreign and domestic Colgate-Palmolive subsidiaries, including as the Chief Executive Officer of Helena Rubinstein, a subsidiary with global operations. In addition, Mr. Shanahan has been a director of several large, publicly-traded international companies, including Diageo plc, Life Technologies, Inc., Central European Distribution Corporation, and prior to 2005, The Mead Corporation, The Molson Companies Limited, and Duracell International, Inc. Mr. Shanahan’s many senior executive and global roles provide him with a unique perspective regarding Visa’s worldwide operations and strategies, as well as regarding corporate performance, leadership development, and best practices and processes for complex organizations.

Visa Inc. 2015 Proxy Statement - 45

John A. C. Swainson

Age: 60

Director Since: October 2007

Independent

Board Committees:

Compensation Committee

Nominating and Corporate Governance
Committee

Current Public Company Directorships:

•     Visa Inc.

Prior Public Company Directorships:

•     Assurant Inc.

•     Broadcom Corporation

•     CA, Inc.

•     Cadence Design Systems Inc.

John A. C. Swainson was appointed President of the Software Group of Dell Inc., a global computer manufacturer and information technology solutions provider, in February 2012. Prior to joining Dell, Mr. Swainson served as a Senior Advisor to Silver Lake Partners, a global private investment firm, from June 2010 to February 2012. Mr. Swainson was the Chief Executive Officer of CA, Inc. (now CA Technologies), an information technology management software company, from February 2005 to December 2009 and was President and a director of CA, Inc. from November 2004 to December 2009. Prior to his joining CA, Inc., from July 2004 to November 2004, Mr. Swainson was the Vice President of Worldwide Sales for the Software Group of International Business Machines Corporation (IBM), a globally integrated technology company. From 1997 to 2004, Mr. Swainson was General Manager of the Application Integration Middleware division of IBM. He also served as a director of Visa U.S.A. from April 2006 to October 2007, Cadence Design Systems Inc. from February 2006 to May 2012, Assurant Inc. from May 2010 to May 2012 and Broadcom Corporation from August 2010 to May 2012. Mr. Swainson holds a Bachelor of Applied Science degree in Engineering from the University of British Columbia.

Specific Qualifications, Experience, Attributes and Skills: Mr. Swainson has significant experience in the information technology industry, as well as in executive management, international operations, strategy, sales and marketing, from his tenure at Dell, CA and IBM. As the President of the Software Group of Dell, Mr. Swainson is responsible for leading Dell’s worldwide software businesses, including software delivered as part of Dell’s hardware and services operations. This is a key element of Dell’s transformation from a hardware provider to a leading solutions provider. Similarly, as the Chief Executive Officer of CA, Mr. Swainson oversaw the strategic direction and day-to-day operations of the company, which is a multinational enterprise serving clients around the globe. He also spent 26 years as a senior executive at IBM, including as Vice President of Worldwide Software Sales, where he oversaw sales for all IBM software products globally. Prior to that he served as the General Manager of the Application Integration and Middleware Division, IBM’s largest software division, where he and his team developed, marketed and launched highly successful middleware products. Mr. Swainson also was a member of IBM’s Worldwide Management Council, strategy team and senior leadership team. Mr. Swainson’s extensive executive experience from his roles at Dell, CA and IBM enables him to provide valuable insight into Visa’s product and growth strategies and other key aspects of the Company’s day-to-day business and management. In addition, Mr. Swainson’s prior board and committee service for Cadence Design Systems Inc., Assurant Inc. and Broadcom Corporation broadened his exposure to new technologies, and provided him with expertise in the corporate governance of U.S. publicly-traded companies, which is relevant to his service on our Nominating and Corporate Governance Committee and Compensation Committee.

46 - Visa Inc. 2015 Proxy Statement

Maynard G. Webb, Jr.

Age: 58

Director Since: January 2014

Independent

Board Committees:

Audit Committee

Current Public Company Directorships:

•     Yahoo! Inc.

•     salesforce.com, inc.

•     Visa Inc.

Prior Public Company Directorships:

•     Extensity, Inc.

•     Gartner, Inc.

•     Hyperion Solutions Corporation

•     Niku Corporation

Maynard G. Webb, Jr. is the founder of Webb Investment Network, an early stage investment firm, and a co-founder of Everwise Corporation, a provider of workplace mentoring solutions. Mr. Webb served as the Chairman of the board of LiveOps Inc., a cloud-based call center, from 2011 to 2013 and was its Chief Executive Officer from December 2006 to July 2011. Previously, Mr. Webb was the Chief Operating Officer of eBay, Inc., a global commerce and payments provider, from June 2002 to August 2006, and President of eBay Technologies from August 1999 to June 2002. Prior to joining eBay, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, from July 1998 to August 1999, and Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer, from February 1995 to July 1998. Mr. Webb currently serves as the Chairman of the board of Yahoo! Inc. and as a director of salesforce.com, inc. He previously was a director of Extensity, Inc., an Internet-based employee relationship management solutions company; Gartner, Inc., an information technology research and advisory firm; Hyperion Solutions Corporation, a business performance management software company; and Niku Corporation, an information technology management and governance software company. Mr. Webb holds a Bachelor of Applied Arts degree from Florida Atlantic University.

Specific Qualifications, Experience, Attributes and Skills: Mr. Webb has significant experience in developing, managing, and leading high-growth technology companies, both from his roles as an investor and as a senior executive of LiveOps and eBay. Mr. Webb also has substantial leadership and operational experience, having served as the Chief Executive Officer of LiveOps, Chief Operating Officer of eBay, Inc., President of eBay Technologies, and as Chief Information Officer of Gateway and Bay Networks. Both this experience and Mr. Webb’s expertise in engineering and information technology, as well as his prior and current service on the boards of several large, publicly traded technology companies, contribute to the board’s understanding and oversight of Visa’s management, operations, systems, and strategies, and led the Nominating and Corporate Governance Committee to select him as a director.

Visa Inc. 2015 Proxy Statement - 47

PROPOSAL 2 – APPROVAL OF AMENDMENTS TO VISA INC. CERTIFICATE OF INCORPORATION TO FACILITATE STOCK SPLITS

After careful consideration and upon the recommendation of the Nominating and Corporate Governance Committee, our board of directors voted to approve, and to recommend to our stockholders that they approve, amendments to our Fifth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) in order to provide the Company the flexibility to effect a stock split of our Class A common stock in the future. If approved, the amendments to our Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which is expected to occur prior to our 2016 Annual Meeting.

Current Treatment of Stock Splits under our Certificate

A stock split is typically effected by distributing shares of a class of common stock to the holders of that class of stock through a stock dividend. Although a stock split would result in an increased number of outstanding shares of the class of stock to be distributed, the stock price of those shares would also be subject to a downward adjustment such that the relative ownership of the outstanding shares that existed prior to the stock split would remain the same after the stock split.

Currently, Article IV, Section 4.9 of our Certificate of Incorporation states that all holders of our Class A common stock, Class B common stock and Class C common stock must participate ratably (on an as-converted basis in the case of the holders of Class B common stock and Class C common stock) in any dividend or distribution paid on the Company’s common stock and that no dividend or distribution may be paid on one class of common stock without paying an equivalent dividend on the other classes. Additionally, Article IV, Section 4.14 states that if the Company effects a stock split of any class of common stock, then the conversion rate applicable to each of the Class B common stock and Class C common stock must be adjusted by the split-multiple (for example, if there is a two-for-one split, the conversion rate for each of the Class B common stock and Class C common stock must be multiplied by two).

As a result, if a distribution of shares of Class A common stock were paid to the holders of Class A common stock in connection with a stock split of Class A common stock, the holders of Class B common stock and Class C common stock would receive a distribution of shares of Class B common stock and Class C common stock, respectively. Further, Article IV, Section 4.14 of our Certificate of Incorporation would require that the conversion rate applicable to each of the Class B common stock and the Class C common stock also be adjusted. The issuance of these additional shares of Class B common stock and Class C common stock, coupled with the required adjustment to the applicable conversion rates, would unintentionally result in the holders of the Class B common stock and Class C common stock having ownership percentages after the split that are no longer proportionate to what they had prior to the split.

Rationale for Implementation of Amendments to Facilitate Stock Splits

In determining whether to propose amendments to our Certificate of Incorporation to address this inequitable outcome, the board of directors considered the potential advantages and potential disadvantages of such changes and determined that it is in the best interests of the Company and our stockholders to amend our Certificate of Incorporation. This will provide the Company with the flexibility to effect a stock split of our Class A common stock in the future without causing the unintended consequences discussed above.

Although the board of directors has not made a final determination to effect a stock split of our Class A common stock, it has considered doing so from time to time. Amending our Certificate of Incorporation now will enable the Company to promptly take advantage of market conditions and favorable opportunities to effect a stock split, without the delay and expense associated with the holding of a special meeting of our stockholders to consider the amendments at a later date. As such, the proposed amendments have been prompted by business and financial considerations.

Proposed Implementation of Amendments to Facilitate Stock Splits

Description of Amendments

Several amendments to our Certificate of Incorporation are needed to permit a stock split of our Class A common stock in a manner that preserves the relative ownership percentages of the holders of the Company’s common stock. Specifically,

48 - Visa Inc. 2015 Proxy Statement

Article IV, Section 4.9 of our Certificate of Incorporation must be amended to specify that the general rule that distributions must be made to all classes of Company common stock (on an as-converted basis in the case of the holders of Class B common stock and Class C common stock) and that each class is entitled to an equivalent distribution does not apply to a distribution of shares of Class A common stock. Additionally, Article IV, Section 4.9 of our Certificate of Incorporation must be amended to specify that any distribution payable in Class A common stock must be paid without also paying a corresponding distribution to the other classes of common stock, so long as such distributions are only paid in Class A common stock and the conversion rates applicable to the Class B common stock and Class C common stock are proportionately adjusted as provided in Article IV Section 4.14 of our Certificate of Incorporation. Article IV, Section 4.14 of our Certificate of Incorporation also must be amended to clarify that if the shares of Class A common stock are split, the conversion rates applicable to the Class B common stock and Class C common stock must be adjusted as described in Section 4.14.

These amendments are required in order to maintain the relative ownership percentages of the holders of the Company’s common stock after a stock split. Additional conforming and clean-up changes also must be made to Article IV, Sections 4.9, 4.13 and 4.23 and to Article XI, Section 11.2 of our Certificate of Incorporation in order to accommodate the stock split changes.

Vote Required to Approve

Under our Certificate of Incorporation, this proposal 2 will be approved if at least a majority of shares of each of the Class A common stock, Class B common stock and Class C common stock, in each case voting separately as a class, are voted in favor of such proposal, with abstentions and broker non-votes having the same effect as votes “against” the proposal. If this proposal 2 receives the required level of stockholder approval, the amendments described herein will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which is expected to occur prior to our 2016 Annual Meeting. If this proposal 2 does not receive the required level of stockholder approval, the amendments described herein will not be implemented and the provisions of our Certificate of Incorporation affected by these amendments will remain unchanged.

Additional Information

The full text of the revised Article IV, Sections 4.9, 4.13, 4.14 and 4.23 and Article XI, Section 11.2 of our Certificate of Incorporation, in each case marked to show the proposed deletions and insertions, is attached as Appendix A to this proxy statement. The general description of provisions of our Certificate of Incorporation and the proposed amendments to Article IV and Article XI of our Certificate of Incorporation set forth herein are qualified in their entirety by reference to the text of Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL OF AMENDMENTS TO

OUR CERTIFICATE OF INCORPORATION TO FACILITATE STOCK SPLITS.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

Except where otherwise indicated, we believe that the stockholders named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The following tables assume that the total number of shares of all classes of common stock outstanding as of November 10, 2014 is as follows:

Class A common stock	493,020,292
Class B common stock	245,513,385	(1)
Class C common stock	23,934,875

(1)

The total number of shares of Class B common stock outstanding and the percentage ownership calculation of Class B common stock exclude those shares of Class B common stock held by Visa U.S.A. Inc., a wholly-owned subsidiary of the Company.

Visa Inc. 2015 Proxy Statement - 49

Class A Common Stock

Non-Employee Directors and Executive Officers

The following table sets forth information known to the Company as of November 10, 2014 with respect to beneficial ownership of our Class A common stock by:

•	our named executive officers for fiscal year 2014;

•	our non-employee directors; and

•	all non-employee directors and executive officers as a group.

None of the named executive officers and non-employee directors, individually, or the non-employee directors and executive officers as a group, beneficially owned 1% or more of the total number of shares of our Class A common stock outstanding as of November 10, 2014.

Name of Beneficial Owner	Shares Owned (#)		Shares Issuable Pursuant to Options Exercisable Within 60 days of November 10, 2014 (#)	Total Shares Beneficially Owned (#)
Named Executive Officers:
Charles W. Scharf	73,534		132,217	205,751
Byron Pollitt	91,095	(1)	45,058	136,153
Ryan McInerney	23,213		11,192	34,405
Rajat Taneja	38,454		—	38,454
Antonio J. Lucio	48,946		10,182	59,128
Non-Employee Directors:
Gary P. Coughlan	11,796	(2)	—	11,796
Mary B. Cranston	6,696	(3)	—	6,696
Francisco Javier Fernández-Carbajal	3,056		—	3,056
Alfred F. Kelly, Jr.	1,575		—	1,575
Robert W. Matschullat	13,455		—	13,455
Cathy E. Minehan	29,296	(4)	—	29,296
Suzanne Nora Johnson	23,796	(5)	—	23,796
David J. Pang	13,796		—	13,796
William S. Shanahan	41,508	(6)	—	41,508
John A. C. Swainson	14,011		—	14,011
Maynard G. Webb, Jr.	—		—	—
All Non-Employee Directors and Executive Officers as a Group (19 persons)(7)	566,882		315,395	882,277

The address of each non-employee director and executive officer is c/o Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999.

(1)

Includes 72,134 shares of Class A common stock held by the Pollitt Family Trust of which Mr. Pollitt and his wife are the sole trustees and of which Mr. Pollitt exercises shared voting and investment power.

(2)

Includes 3,000 shares of Class A common stock held by the Gary P. Coughlan 1991 Trust of which Mr. Coughlan is the sole trustee and beneficiary. Mr. Coughlan did not stand for re-election at the January 29, 2014 annual meeting.

(3)	Includes 5,494 shares of Class A common stock held by the Mary B. Cranston Trust of which Ms. Cranston is the sole trustee and beneficiary.

(4)

Includes 8,000 shares of Class A common stock held by Ms. Minehan’s husband and 4,000 shares of Class A common stock held in trusts for the benefit of Ms. Minehan’s children and step-children. Ms. Minehan disclaims beneficial ownership of the shares held by her husband, her children and her step-children.

(5)

Includes 23,796 shares of Class A common stock held by The Johnson Family Trust of which Ms. Nora Johnson and her husband are the sole trustees and beneficiaries and of which Ms. Nora Johnson exercises shared voting and investment power.

50 - Visa Inc. 2015 Proxy Statement

(6)	Includes 40,306 shares of Class A common stock held by the William Shanahan Revocable Trust of which Mr. Shanahan is the sole trustee and beneficiary.

(7)

Totals in this row Include 132,655 shares of Class A common stock and 116,746 shares of Class A common stock subject to options exercisable within 60 days of November 10, 2014 held by 3 additional executive officers.

Principal Holders of Class A Common Stock

The following table shows those persons known to the Company as of December 31, 2013 to be the beneficial owners of more than 5% of the Company’s Class A common stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(1)
BlackRock Inc.(2)	31,860,924	6.5
FMR LLC(3)	32,350,116	6.6
State Street Corporation(4)	25,464,885	5.2

(1)	Calculated based on the total number of shares of our Class A common stock outstanding as of November 10, 2014.

(2)

Based on a Schedule 13G filed on February 10, 2014, as of December 31, 2013, BlackRock Inc. and its subsidiaries reported beneficial ownership of 31,860,924 shares of Class A common stock. BlackRock has the sole power to dispose or to direct the disposition of 31,832,781 shares owned, the sole power to vote or to direct the voting of 26,574,965 shares owned, and the shared power to dispose or to direct the disposition of, or to vote or to direct the voting of, 28,143 shares owned. BlackRock is the beneficial owner of the shares of Class A common stock as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of common stock: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Capital Management; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Management Ireland Limited; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

(3)

Based on a Schedule 13G filed on February 14, 2014, as of December 31, 2013, FMR LLC, or FMR, reported beneficial ownership of 32,350,116 shares of Class A common stock. FMR has the sole power to dispose or to direct the disposition of 32,350,116 shares owned, and the sole power to vote or to direct the voting of 1,182,676 shares owned. In addition, FMR has indicated as follows: Fidelity Management & Research Company, or Fidelity, beneficially owns 28,788,240 shares by acting as investment adviser to the Fidelity Funds. Edward C. Johnson 3d, Chairman of FMR and referred to herein as “Johnson,” FMR and the Fidelity Funds each has sole dispositive power with respect to 28,788,240 shares owned by the Fidelity Funds. Fidelity SelectCo, LLC, or SelectCo, beneficially owns 2,258,367 shares by acting as investment adviser to the SelectCo Funds. Johnson, FMR and the SelectCo Funds each has sole dispositive power with respect to these shares. Fidelity Management Trust Company, or FMTC, beneficially owns 160,784 shares by serving as investment manager to certain institutional accounts owning such shares. Johnson and FMR each has sole dispositive and voting power with respect to 160,784 shares owned by these accounts. Strategic Advisors, Inc. beneficially owns 63,510 shares by providing investment advisory services to individuals. Pyramis Global Advisors, LLC, or PGALLC, beneficially owns 213,947 shares by serving as investment adviser to institutional accounts, non-U.S. mutual funds or registered investment companies owning such shares. Johnson and FMR each has sole dispositive power with respect to 237,590 shares, and sole voting power with respect to 209,610 shares, owned by these institutional accounts or funds. Pyramis Global Advisors Trust Company, or PGATC, beneficially owns 371,418 shares by serving as investment manager of institutional accounts owning such shares. Johnson and FMR each has sole dispositive power with respect to 460,218 shares, and sole voting power with respect to 371,418 shares, owned by these accounts. Fidelity, SelectCo, FMTC, PGALLC and PGATC are all wholly-owned subsidiaries of FMR LLC. Crosby Advisors LLC, a wholly-owned subsidiary of Crosby Company of New Hampshire LLC, which is owned directly or indirectly by members of Johnson’s family, is the beneficial owner of 272,027 shares by providing investment advisory services to individuals, trusts and limited liability entities. FIL Limited, or FIL, and various foreign-based subsidiaries, which provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, beneficially owns 221,823 shares. FIL has sole dispositive power with respect to 109,380 shares, and sole voting power with respect to 105,043 shares, held by the funds that it advises. FMR LLC has reported shares held by FIL as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. The addresses of the above-referenced entities are as follows: FMR LLC, Fidelity, FMTC and Strategic Advisers, Inc., 245 Summer Street, Boston, MA 02210; SelectCo, 1225 17th Street, Suite 1100, Denver Colorado 80202; PGALLC and PGATC, 900 Salem Street, Smithfield, RI 02917; Crosby Advisors LLC, 11 Keewaydin Drive, Suite 200, Salem, New Hampshire 03079; and FIL, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(4)

Based on a Schedule 13G filed on February 5, 2014, as of December 31, 2013, State Street Corporation, or State Street, and its subsidiaries reported beneficial ownership of 25,464,885 shares of Class A common stock. State Street has shared power to dispose

Visa Inc. 2015 Proxy Statement - 51

or to direct the disposition of 25,464,885 shares owned, and the shared power to vote or to direct the voting of 25,464,885 shares owned. State Street is the beneficial owner of the shares of Class A common stock as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of common stock: State Street Global Advisors France S.A.; State Street Bank and Trust Company; SSGA Funds Management, Inc.; State Street Global Advisors Limited; State Street Global Advisors Ltd; State Street Global Advisors, Australia Limited; State Street Global Advisors Japan Co., Ltd.; and State Street Global Advisors, Asia Limited. The address of State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

Class B and Class C Common Stock

The following tables show those persons known to the Company as of November 10, 2014 to be the beneficial owners of more than 5% of the Company’s Class B and Class C common stock.

Principal Holders of Class B Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(1)
Bank of America NA	63,763,884	26.0
Chase Bank USA National Association	36,415,116	14.8
Wells Fargo Risk Services Inc	27,258,182	11.1
Barclays Bank PLC	20,749,727	8.5
Citibank NA	18,645,354	7.6

(1)

The total number of Class B shares outstanding and the percentage ownership calculation of Class B common stock exclude the shares of Class B common stock held by Visa U.S.A. Inc., a wholly-owned subsidiary of the company.

Principal Holders of Class C Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Sumitomo Mitsui Card Company Limited	4,173,490	17.4
Commonwealth Bank of Australia	1,620,968	6.8
Shinhan Card Co Ltd	1,404,495	5.9
Uc Card Co Ltd	1,321,694	5.5

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our Class A common stock, to file initial reports of ownership and reports of changes in ownership of our Class A common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers that no annual Form 5 reports were required to be filed by them, we believe that all of our executive officers, directors and persons who beneficially own more than ten percent of our Class A common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2014 except: a late Form 4 filed on December 13, 2013 for Mr. Fernández-Carbajal reporting two transactions.

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EXECUTIVE OFFICERS

Biographical data for each of our current executive officers is set forth below, excluding Mr. Scharf’s biography, which is included under the heading Director Nominee Biographies above.

Name	Age	Title
Charles W. Scharf	49	Chief Executive Officer
Byron Pollitt	63	Executive Vice President and Chief Financial Officer
Ryan McInerney	39	President
Rajat Taneja	50	Executive Vice President, Technology
Antonio Lucio	55	Executive Vice President and Chief Brand Officer
Kelly Mahon Tullier	48	Executive Vice President and General Counsel
Ellen Richey	65	Vice Chairman, Risk and Public Policy
William M. Sheedy	47	Executive Vice President, Corporate Strategy, M&A and Government Relations

Byron Pollitt is the Executive Vice President and Chief Financial Officer of Visa Inc. Mr. Pollitt was appointed as Chief Financial Officer of the Company in October 2007, having previously served as the Executive Vice President and Chief Financial Officer at the Gap Inc., a global specialty retailer, from January 2003 until September 2007. From 1990 until January 2003, he worked at The Walt Disney Company, a diversified worldwide entertainment company, including most recently as the Executive Vice President and Chief Financial Officer of Walt Disney Parks and Resorts. Mr. Pollitt holds a Bachelor of Science degree in Business Economics from the University of California, Riverside and a Master of Business Administration degree from Harvard Business School.

Ryan McInerney is the President of Visa Inc. Prior to joining the Company in June 2013, Mr. McInerney held several executive positions at JPMorgan Chase & Co., a global financial services firm, including Chief Executive Officer of Consumer Banking from 2010 to 2013, Chief Operating Officer for Chase’s Home Lending division from 2009 to 2010, Chief Risk Officer for Chase’s consumer businesses from 2008 to 2009, and Chief Marketing Officer for Consumer Banking from 2005 to 2008. Before joining JPMorgan Chase, he was a Principal at McKinsey & Company, a global management consulting firm, and worked in the firm’s payments and retail banking practices from 1997 until 2005. Mr. McInerney holds a Bachelor of Business Administration degree in Finance from the University of Notre Dame.

Rajat Taneja is the Executive Vice President of Technology of Visa Inc. Prior to joining the Company in November 2013, Mr. Taneja was Executive Vice President and Chief Technology Officer of Electronic Arts Inc., an interactive entertainment software company, from October 2011 until November 2013. From 1996 until 2011, he worked at Microsoft Corporation, a global device manufacturer and software solutions provider, including most recently as the Corporate Vice President, Commerce Division in 2011 and the General Manager and Corporate Vice President, Online Services Division from 2007 to 2011. Mr. Taneja holds a Bachelor of Engineering degree in Electrical Engineering from Jadavpur University and a Master of Business Administration degree from Washington State University.

Antonio Lucio is the Executive Vice President and Chief Brand Officer of Visa Inc. He was appointed as the Company’s Chief Brand Officer in January 2013, and previously served as its Chief Marketing Officer from February 2008 and Global Head of Human Resources from September 2012 to January 2013. Prior to joining Visa Inc. in December 2007, Mr. Lucio was the Chief Innovation and Health and Wellness Officer for PepsiCo Inc., a multinational food and beverage company, from 2005 until December 2007, the Senior Vice President and Chief Marketing Officer of PepsiCo Beverages International from 2000 to 2004, and the Vice President of Marketing Operations of PepsiCo International from 1999 to 2000. He was also the Vice President of Marketing for South America and the Caribbean for PepsiCo from 1996 to 1999 and the General Manager Designate of Pepsi-Cola North America from 1995 to 1996. Before joining PepsiCo, Mr. Lucio was the Director of Marketing at Kraft General Foods from 1985 to 1995. Mr. Lucio holds a Bachelor of Arts degree in History from Louisiana State University.

Kelly Mahon Tullier is the Executive Vice President and General Counsel of Visa Inc. She was appointed as the Company’s General Counsel in October 2014, and previously served as its Deputy General Counsel from June 2014 to October 2014.

Visa Inc. 2015 Proxy Statement - 53

Prior to joining Visa Inc., Ms. Mahon Tullier was the Senior Vice President and Deputy General Counsel of PepsiCo Inc., a multinational food and beverage company, from August 2011 until June 2014, and the Senior Vice President and General Counsel of PepsiCo’s Asia Pacific, Middle East and Africa Sector from February 2009 until August 2011. She also served as the Vice President and General Counsel of Frito-Lay, Inc., a PepsiCo subsidiary, from 2005 to 2009, the Vice President and Assistant General Counsel of Frito-Lay from 2002 to 2005, and the Vice President and Trademark Counsel of Frito-Lay from 1996 to 2002. Before joining Frito-Lay, Ms. Mahon Tullier was an Associate at Baker Botts LLP, an international law firm, from 1993 to 1996 and a Judicial Clerk for Judge Sidney A. Fitzwater of the U.S. District Court for the Northern District of Texas from 1992 to 1993. Ms. Mahon Tullier holds a Bachelor of Arts degree in Political Science, with a minor in English Literature, from Louisiana State University and a Juris Doctor degree from Cornell Law School.

Ellen Richey is the Vice Chairman, Risk and Public Policy of Visa Inc. Prior to this role, Ms. Richey served as the Company’s Executive Vice President and Chief Legal Officer from January 2014 until September 2014 and Chief Enterprise Risk Officer from October 2007 until September 2014. Previously, Ms. Richey served as the Senior Vice President of Enterprise Risk Management and Executive Vice President of Card Services at Washington Mutual Inc., a financial institution, from October 2005 until June 2006. From October 1999 until October 2005, she served as Vice Chairman of Providian Financial Corporation, a financial institution, until its acquisition by Washington Mutual. At Providian, Ms. Richey also served as the Vice Chairman, Enterprise Risk Management and Chief Legal Officer from 2003 to 2005, General Counsel from 1999 to 2003, Chief Enterprise Risk Officer from 2004 to 2005, and Corporate Secretary from 1999 to 2005. Ms. Richey was a member of the board of directors of Monitise plc from October 2012 until September 2013. She holds a Bachelor of Arts degree in Linguistics and Far Eastern Languages from Harvard University and a Juris Doctor degree from Stanford Law School.

William M. Sheedy is the Executive Vice President, Corporate Strategy, M&A and Government Relations of Visa Inc. He was appointed as the Global Executive, Corporate Strategy, M&A and Government Relations in May 2013, after having served in a variety of leadership roles with the Company, including Group President – Americas from March 2011 until May 2013, Group Executive – Americas from October 2009 to March 2011, Group President of the North America region from July 2009 to October 2009, President of the North America region from September 2008 to July 2009, and Global Head of Corporate Strategy and Business Development from October 2007 to September 2008. He also served as the Executive Vice President of Finance and Accounting of Visa Inc., acting in the capacity of principal financial officer, from June 2007 until the completion of Visa’s reorganization in October 2007. Previously, he was the Executive Vice President of Interchange Strategy and Corporate Restructuring Initiatives at Visa U.S.A., and in November 2006 assumed responsibility for all financial-related matters associated with the reorganization. From 1990 until joining Visa U.S.A. in 1993, he was employed as a Senior Financial Manager in Corporate Finance at Ford Motor Company’s First Nationwide Bank. Mr. Sheedy holds a Bachelor of Science degree in Finance from West Virginia University and a Master of Business Administration degree from the University of Notre Dame.

54 - Visa Inc. 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, compensation decisions made under those programs, and factors considered in making these decisions for our named executive officers for fiscal year 2014, who are listed below.

Name	Title
Charles W. Scharf	Chief Executive Officer
Byron Pollitt	Executive Vice President and Chief Financial Officer
Ryan McInerney	President
Rajat Taneja	Executive Vice President, Technology
Antonio Lucio	Executive Vice President, Chief Brand Officer

Executive Summary

Highlights of our Compensation Programs

What We Do:	Tie Pay to Performance. A significant portion of each named executive officer’s target annual compensation is tied to corporate and individual performance.

Conduct an Annual Say-on-Pay Vote. We conduct an annual Say-on-Pay advisory vote. At our 2014 annual meeting of stockholders, more than 97% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year 2013 compensation of our named executive officers. Similarly, at our 2013 annual meeting of stockholders, more than 97% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year 2012 compensation of our named executive officers.

Employ a Clawback Policy. Our Clawback Policy allows the board of directors to recoup any excess incentive compensation paid to our named executive officers if the financial results on which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive officer.

Balance Short-Term and Long-Term Incentives. Our annual and long-term plans provide a balance of incentives and include different measures of performance.
Retain an Independent Compensation Consultant. The Compensation Committee engages an independent compensation consultant, who does not provide services to management.
Utilize Stock Ownership Guidelines. We have significant stock ownership guidelines, which require our executive officers and directors to hold a multiple of their annual compensation in equity.

Provide Limited Perquisites and Related Tax Gross-Ups. We provide limited perquisites and no tax gross-ups except on business-related relocation expenses and tax equalization for employees on expatriate assignments, as provided in our relocation and tax equalization policies or in the offer letters for our Chief Executive Officer and President.

Have Double-Trigger Severance Arrangements. Our Executive Severance Plan and equity award agreements require a qualifying termination of employment in addition to a change of control of Visa before change of control benefits or accelerated equity vesting are triggered.

Visa Inc. 2015 Proxy Statement - 55

What We Do (continued):

Mitigate Inappropriate Risk Taking. We structure our compensation programs so that they minimize inappropriate risk taking by our executive officers and other employees, including using multiple performance metrics and multi-year performance periods and capping our annual incentive plan and performance share awards.

Prohibit Hedging and Pledging. Our insider trading policy prohibits all employees and directors from hedging or pledging the economic interest in the Visa shares they hold.

What We DO NOT Do:

Provide Gross-ups for Excise Taxes. Our Executive Severance Plan does not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

Reprice Stock Options. Our equity incentive plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
Enter into Fixed Term Employment Agreements. Employment of our executive officers is “at will” and may be terminated by either the Company or the employee at any time.

Compensation Philosophy

The key principle of our compensation philosophy is pay for performance. Our incentive compensation programs, therefore, are intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing stockholder value. Consistent with our pay for performance philosophy, the total compensation received by our named executive officers varies based on corporate and individual performance measured against annual and long-term performance goals. Our named executive officers’ annual target compensation is comprised of a mix of base salary, annual incentive compensation, and long-term incentive awards.

Fiscal Year 2014 Financial Highlights

Visa delivered another year of strong financial results in fiscal year 2014. The following table summarizes our key financial results for fiscal years 2014 and 2013. Please see the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for a more detailed discussion of our fiscal year 2014 financial results. In addition, Visa’s total shareholder return for fiscal year 2014 reflected a 12.5% increase in shareholder value.

	Fiscal Year 2014	Fiscal Year 2013	Change (%)
Net Revenue Growth, as reported	8%	13%	n/a
Net Income, as adjusted(1) (in millions)	$5,721	$4,980	15%(2)
Earnings Per Share, as adjusted(1)	$9.07	$7.59	19%(2)

(1)

Fiscal year 2014 adjusted net income and earnings per share reflect as reported results in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), adjusted to exclude the impact of the multidistrict interchange litigation provision and related tax benefit. For supplemental financial data and corresponding reconciliation to U.S. GAAP, see page 31 of Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed with the SEC on November 21, 2014. Non-GAAP adjusted measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with U.S. GAAP. There were no comparable adjustments during fiscal 2013. When making its determination of the net revenue, net income, and earnings per share metrics, which were used as goals for the annual incentive plan and for performance share awards, the Compensation Committee adjusted as reported results for the aforementioned multidistrict interchange litigation provision and related tax benefit, as well as two other items, which are described under the heading Compensation Discussion and Analysis – Corporate Performance Measures and Results for Fiscal Year 2014 and Compensation Discussion and Analysis – Long-Term Incentive Awards Granted in Fiscal Year 2014.

(2)	Calculated based on unrounded numbers.

56 - Visa Inc. 2015 Proxy Statement

How Fiscal Year 2014 Named Executive Officer Compensation Is Tied to Company Performance

Our corporate performance was a key factor in our fiscal year 2014 named executive officer compensation program:

•

A significant portion of each named executive officer’s target annual compensation is linked to Company performance. For fiscal year 2014, 92% of our Chief Executive Officer’s target compensation was performance-based and 86% of the average of our other named executive officers’ target compensation was performance-based.

•

Each named executive officer’s performance-based compensation is comprised of an annual cash incentive award and long-term equity-based incentives consisting of performance shares, restricted stock awards/units, and stock options. For the annual cash incentive, the target award is established at the beginning of the fiscal year and the actual award is adjusted based on performance against pre-established goals. Performance shares provide the opportunity for shares to be earned at the end of the three-year performance period if pre-established financial goals are met. Time-based stock options and restricted stock awards/units will provide value based on the Company’s stock price performance.

•

For fiscal year 2014, Net Income and Net Revenue Growth were the key metrics for our annual cash incentive awards. These metrics were adjusted when determining the annual cash incentive awards as described under the heading Compensation Discussion and Analysis – Corporate Performance Measures and Results for Fiscal Year 2014. In this proxy statement, we refer to these metrics as Net Income, as VIP adjusted and Net Revenue Growth, as VIP adjusted. Actual performance for Net Income, as VIP adjusted, was above target while Net Revenue Growth, as VIP adjusted, was between threshold and target, which resulted in the corporate performance portion of the annual incentive award paying out at 103.5% of target.

•

EPS and relative Total Shareholder Return, or TSR, were established as performance metrics for our performance share awards. The final number of shares earned pursuant to a performance share award is dependent on the average EPS over the three separate years applicable to the particular performance share award and the relative TSR for the three-year period. As described under the heading Compensation Discussion and Analysis – Long-Term Incentive Awards Granted in Fiscal Year 2014, the Compensation Committee adjusted the fiscal year 2014 EPS when determining applicable performance share results. In this proxy statement, we refer to this metric as EPS, as PS adjusted. Our fiscal year 2014 EPS, as PS adjusted, was above target, resulting in a performance factor of 129.0% for the relevant portion of the award.

•

The performance shares previously awarded on November 5, 2011 completed their three-year performance period following the 2014 fiscal year-end. Performance shares earned pursuant to this award were based on EPS, as adjusted by the Compensation Committee for fiscal years 2012, 2013 and 2014 and three-year relative TSR (measured against the S&P 500). As described under the heading Compensation Discussion and Analysis – Determination of Shares Earned for Performance Shares Previously Awarded on November 5, 2011 both metrics were above target and the performance shares earned equated to     % of the target share award.

Say-on-Pay

Our board of directors, our Compensation Committee and our management value the opinions of our stockholders. As a result of the Company’s outreach to stockholders in 2010, the board and Compensation Committee determined that it would be appropriate and consistent with our stockholders’ interests to conduct an annual Say-on-Pay vote. At the 2014 annual meeting of stockholders, more than 97% of the votes cast on the Company’s annual Say-on-Pay proposal supported our named executive officer compensation program. We believe these results represent strong investor support of our overall compensation philosophy and decisions for fiscal year 2013. Accordingly, the Compensation Committee did not make any changes to our executive compensation program for fiscal year 2014 in response to the outcome of the Say-on-Pay advisory vote at our 2014 annual meeting of stockholders. Nevertheless, the Compensation Committee regularly reviews and adjusts the program to ensure it remains competitive and aligned with our stockholders’ interests. For more information regarding our annual Say-on-Pay proposal for fiscal year 2014, see Proposal 3  – Advisory Vote to Approve the Compensation Paid to our Named Executive Officers.

Setting Executive Compensation

Our Compensation Committee, which is comprised of five independent directors, is responsible for establishing and reviewing the overall compensation philosophy and program for our named executive officers. Before the end of each fiscal

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year, the Compensation Committee begins its review of our compensation program to determine if our compensation levels are competitive with our peer companies and if any changes should be made to the program for the next fiscal year. At the beginning of each fiscal year, the Compensation Committee determines the principal components of compensation for the named executive officers for that fiscal year and sets the performance goals for each corporate performance-based compensation component. The Chief Executive Officer sets individual performance goals for each of the other named executive officers, which are reviewed by the Compensation Committee. The Compensation Committee then meets regularly throughout the year, with management and in executive session, and reviews the Company’s performance to date against the corporate performance goals. As discussed in detail under the heading Risk Assessment of Compensation Programs, when establishing the annual compensation program for our named executive officers, the Compensation Committee takes into consideration the potential risks associated with the program and structures it to provide appropriate incentives without encouraging excessive risk taking.

After the end of the fiscal year, the Compensation Committee conducts a multi-part review of executive officer and Company performance for the preceding fiscal year and makes annual compensation determinations. The Compensation Committee’s objective is to ensure that the level of compensation is consistent with the level of corporate and individual performance delivered. As part of the annual compensation review process, our Chief Executive Officer reviews the performance of each named executive officer (other than his own performance, which is reviewed by the Compensation Committee) relative to the individual annual performance goals established for the fiscal year. Our Chief Executive Officer then presents his compensation recommendations to the Compensation Committee based on his review. The Compensation Committee exercises discretion in modifying any compensation recommendations relating to named executive officers that were made by our Chief Executive Officer and approves all compensation decisions for our named executive officers. In connection with his own performance review, the Chief Executive Officer prepares a self-assessment, which is presented to and discussed by the Compensation Committee and the full board of directors. When making compensation decisions for our Chief Executive Officer and other named executive officers, the Compensation Committee considers the views of the other independent members of the board of directors.

Our Compensation Committee has the sole authority to retain and replace, as necessary, compensation consultants to provide it with independent advice. The Compensation Committee has engaged Frederic W. Cook & Co., which we refer to as Cook & Co., as its independent consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, Cook & Co. will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2014, Cook & Co. provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In addition, at the start of fiscal year 2015, the Compensation Committee conducted a formal evaluation of the independence of Cook & Co. and, based on this review, did not identify any conflict of interest raised by the work Cook & Co. performed in fiscal year 2014. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards.

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Compensation Philosophy and Objectives

Our Philosophy

A significant percentage of each named executive officer’s total compensation is allocated to performance-based compensation consistent with our pay for performance philosophy. Although our Compensation Committee has not adopted any formal guidelines for allocating target annual compensation between cash and non-cash, and between annual and long-term incentive compensation, we maintain compensation plans that tie a substantial portion of our named executive officers’ overall target annual compensation to the achievement of our corporate performance goals. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives. In addition, the Compensation Committee evaluates the potential risks associated with the performance drivers that it is considering and approves performance drivers that it believes support long-term stockholder value creation, while avoiding excessive risk taking.

As further illustrated in the following charts, approximately 92% of our Chief Executive Officer’s fiscal year 2014 target annual compensation was performance-based and approximately 86% of the average of our other named executive officers’ fiscal year 2014 target annual compensation was performance-based.

Peer Group

As part of its annual compensation review process, the Compensation Committee reviewed with Cook & Co. an analysis of our fiscal year 2014 executive compensation program, including the aggregate level of total compensation and the combination of elements used to compensate our named executive officers. It then compared the compensation of our named executive officers to the compensation of similarly situated named executive officers of other companies. In particular, the Compensation Committee reviewed compensation levels of our compensation peer group as a reference point of competitive compensation levels. The review was based on public information and data from Towers Watson’s 2014 Executive Compensation Survey regarding compensation paid by publicly-traded peer companies of similar size and focus, including financial services, processing/data services and technology companies, which we refer to, collectively, as our compensation peer group.

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Our Compensation Committee used the criteria set forth in the following table to objectively identify companies for inclusion in our compensation peer group for fiscal year 2014:

Criteria	Rationale
Industry	We compete for talent with companies in: • the Financial Services industry; • the Processing/Data Services industry; and • the Technology industry
Geography	We have extensive global operations so we identify companies as peers that have a broad international presence
Financial Scope	Our named executive officer team should be similar to senior managers at companies that have comparable financial characteristics, including revenues, market capitalization and total assets

Based on these criteria, the Compensation Committee selected the companies listed in the following table as the compensation peer group for fiscal year 2014:

	Financial Services	Processing/Data Services	Technology
Peers

American Express Company

Bank of New York Mellon Corporation

BB&T Corporation

Capital One Financial Corporation

The Charles Schwab Corporation

Franklin Resources, Inc.

PNC Financial Services Group

State Street Corporation

U.S. Bancorp

		Automatic Data Processing, Inc. CME Group Inc. Discover Financial Services eBay Inc. MasterCard Incorporated	Google Inc. Intuit Inc. Oracle Corporation Yahoo! Inc.

Our compensation peer group was selected from companies with between $24 billion and $600 billion in market capitalization and revenues of up to $60 billion. Although the metrics used to determine our compensation peer group increased year-over-year, the companies comprising our compensation peer group remained the same.

Competitive Positioning

In order to attract and retain key executives, we target total compensation for our named executive officers, including salary, annual incentive targets and long-term incentive targets, at the 50th percentile of compensation paid to similarly situated executive officers of our compensation peer group. The actual level of our named executive officers’ total direct compensation is determined based on both individual and corporate performance and can be above or below the 50th percentile based on such factors as expertise, performance or advancement potential.

Internal Equity and Tally Sheets

As part of its annual compensation review process, the Compensation Committee compares our named executive officers’ target annual compensation levels to ensure they are internally equitable. While the internal review is not purely formulaic, the Compensation Committee reviews the ratio of our Chief Executive Officer’s total compensation to that of each other executive officer. The resulting ratios are assessed against comparable ratios at companies of similar size. The Compensation Committee also regularly reviews tally sheets for each named executive officer to ensure that it is considering a complete assessment of all compensation and benefits. The tally sheets include each named executive officer’s wealth accumulation, which is comprised of the aggregate amount of equity awards and other compensation values accumulated by each named executive officer, and potential payments upon termination or a change of control.

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Components of Executive Compensation

The table below summarizes the core components of our named executive officers’ compensation, the type of pay and key characteristics of each component, and the intended purpose of paying each compensation element.

	Compensation Component	Type of Pay	Key Characteristics	Purpose
Annual Cash Compensation	Base Salary	Fixed	Adjustments generally are considered annually based on individual performance, level of pay relative to the market, and internal pay equity	Attracts, retains and rewards named executive officers by providing a fixed source of income to reward demonstrated experience, skills, and competencies relative to the market value of the job
Annual Incentive Awards	Cash Incentive Awards	Performance- Based

Variable cash compensation component

Awards are determined annually based on performance against pre-established individual and corporate performance goals

Actual awards under the annual incentive plan can vary from 0% to 200% of the target amount

Focuses named executive officers on our annual results by rewarding annual corporate and individual performance and achievement of strategic goals

Aligns each named executive officer’s interests with those of our stockholders by promoting strong annual results through revenue growth and operating efficiency

Long-term Incentive Awards	Equity Granted in the Form of Stock Options, Restricted Stock Awards/Units and Performance Shares	Performance- Based

Variable compensation component utilizing different equity types, including stock options, restricted stock or restricted stock units and performance shares, to balance multiple objectives

Long-term equity awards (other than performance shares) generally vest in increments over a three-year period

Performance shares have a three-year performance period and, to the extent earned, vest 100% at the end of the performance period

Aligns each named executive officer’s interests with long-term stockholder interests by linking a substantial portion of each named executive officer’s compensation to long-term corporate performance

Retains named executive officers through multi-year vesting of equity grants and multi-year performance periods, as applicable

Provides opportunities for wealth creation and stock ownership, which promotes retention and enables us to attract and motivate our named executive officers

Retirement/Other	Retirement Benefits	Fixed Percentage

Provides a cash balance formula defined benefit plan. Accounts are 100% vested after three years of service

Provides a 401(k) plan with an employer matching contribution

Supplemented with non-qualified retirement benefits if the retirement or 401(k) contributions are limited by the Internal Revenue Code

Attracts and retains named executive officers by providing a level of retirement income
	Non-qualified Deferred Compensation	Voluntary Program

Named executive officers may elect to defer up to 100% of their annual cash incentive payments

Balances in the deferred compensation plan are unfunded obligations. Investment returns on balances are linked to the returns of actual mutual funds and do not generate any above market returns

Attracts and retains named executive officers by permitting retirement savings in a tax-efficient manner

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Summary of Fiscal Year 2014 Base Salary and Incentive Compensation

In November 2014, the Compensation Committee made its decisions regarding our named executive officers’ total direct compensation based on corporate and individual performance for fiscal year 2014. The following table reflects each named executive officer’s rate of base salary in effect at the end of fiscal year 2014, the annual cash incentive award earned for performance in fiscal year 2014, and the long-term incentive awards in the form of performance shares, stock option awards, and restricted stock/units made on November 19, 2014. As the long-term incentive awards set forth in the following table were made in fiscal year 2015, they are discussed under the heading Fiscal Year 2015 Compensation – Long-Term Incentive Compensation on page 72. The equity awards discussed under the heading Fiscal Year 2014 Compensation – Long-Term Incentive Compensation beginning on page 67 refer to the equity awards made on November 19, 2013, during fiscal year 2014.

The following table also differs substantially from the Summary Compensation Table for Fiscal Year 2014 beginning on page 76 in that the equity awards included in the table below were granted on November 19, 2014 while the equity awards included in the Summary Compensation Table were granted on November 19, 2013. This supplemental table is not intended as a substitute for the information in the Summary Compensation Table for Fiscal Year 2014 which is required by the SEC.

		Incentive Compensation for Fiscal Year 2014
Name and Principal Position	Base Salary ($)(1)	Annual Incentive Plan ($)(2)	Value of Performance Shares (Target Value) ($)(3)	Value of Stock Options ($)(4)	Value of Restricted Stock/Units ($)(4)	Total ($)
Charles W. Scharf Chief Executive Officer	950,000	2,500,000	4,500,000	2,250,000	2,250,000	12,450,000
Byron Pollitt Executive Vice President and Chief Financial Officer	750,000	897,539	1,417,500	708,750	708,750	4,482,539
Ryan McInerney President	750,000	1,181,841	1,856,500	928,250	928,250	5,644,841
Rajat Taneja Executive Vice President, Technology	750,000	762,293	1,744,000	872,000	872,000	5,000,293
Antonio Lucio Executive Vice President and Chief Brand Officer	500,000	517,500	591,500	295,750	295,750	2,200,500

(1)

Reflects the named executive officer’s rate of base salary as of September 30, 2014. Mr. Taneja joined Visa in November 2013 and as a result the amount of salary paid during fiscal year 2014 as reflected in the Summary Compensation Table for Fiscal Year 2014 is less than the annual base rate of salary shown above.

(2)

Reflects the payment pursuant to the annual incentive plan approved by the Compensation Committee in November 2014 and paid on November 28, 2014. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2014.

(3)

Reflects the dollar value of performance shares approved by the Compensation Committee in November 2014 and awarded on November 19, 2014. Please see the heading Fiscal Year 2015 Compensation – Long-Term Incentive Compensation on page 72 for additional information regarding these awards.

(4)

Reflects the dollar value of restricted stock awards/units and stock option grants approved by the Compensation Committee in November 2014 and granted on November 19, 2014. The grant date fair value of these awards will be included in the fiscal year 2015 Summary Compensation Table in the proxy statement for the 2016 annual meeting of stockholders. Please see the heading Fiscal Year 2015 Compensation – Long-Term Incentive Compensation on page 72 for additional information regarding these awards.

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Fiscal Year 2014 Compensation

Base Salary

The Compensation Committee generally targets the 50th percentile of compensation paid to similarly situated executive officers of our compensation peer group when setting our named executive officers’ base salaries, but may set salaries above or below the median amount based on considerations including the expertise, performance or advancement potential of each named executive officer. The base salary levels of our named executive officers typically are considered annually as part of our performance review process, and upon a named executive officer’s promotion or other change in job responsibilities.

During its annual review of the base salaries of our named executive officers for fiscal year 2014, the Compensation Committee considered:

•	market data of our compensation peer group;

•	an internal review of each named executive officer’s compensation, both individually and relative to other named executive officers; and

•	the individual performance of each named executive officer.

No changes were made to base salaries for fiscal year 2014.

Annual Incentive Plan

During fiscal year 2014, each of our named executive officers was eligible to earn an annual cash incentive award under the Visa Inc. Incentive Plan, which is referred to as the annual incentive plan. Each named executive officer’s potential award was expressed as a percentage of his base salary, including threshold, target and maximum percentages. After the end of the fiscal year, the Compensation Committee determined the amount of each named executive officer’s actual annual incentive award based upon the achievement of a combination of pre-determined corporate and individual goals.

In November 2013, the Compensation Committee established threshold corporate performance targets under the Visa Inc. Incentive Plan based on Net Income and Net Revenue Growth each as adjusted by the Compensation Committee. Either of these metrics had to be met or exceeded before annual incentive awards would be made to our named executive officers for fiscal year 2014. Once either of the threshold corporate performance targets is met or exceeded, each named executive officer becomes eligible to receive up to his maximum potential annual incentive award. When making final payout determinations the Compensation Committee may exercise negative discretion to award less than the maximum potential award based on the attainment of the pre-determined corporate performance measures and individual performance goals to determine each named executive officer’s actual annual incentive award amount. This process is intended to permit the entire amount of the annual incentive award to be considered performance-based and tax deductible under Section 162(m) of the Internal Revenue Code.

For the fiscal year 2014 annual incentive award to our Chief Executive Officer, the Compensation Committee established that, assuming the achievement of at least one of the threshold corporate performance targets, 80% of the award was dependent on the achievement of corporate performance measures and 20% was dependent on the achievement of individual performance goals. For our other named executive officers, 70% of their annual incentive awards were based on the achievement of corporate performance measures and the remaining 30% was based on achievement of individual performance goals. These weightings reflect that each of the named executive officers shares the primary goals and objectives of the overall Company, while recognizing the importance of motivating the named executive officers to achieve goals that increase the value of the Company but relate solely to the individual’s specific area of responsibility. These weightings also allow the Compensation Committee to further differentiate compensation between the named executive officers based on their individual performance.

The threshold corporate performance targets for fiscal year 2014 were Net Income, as VIP adjusted, of $2,816 million and Net Revenue Growth, as VIP adjusted, of 4.35%. As the threshold corporate performance levels for both metrics were achieved, fiscal year 2014 annual incentive payments were then based on a combination of corporate and individual performance as described below.

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Corporate Performance Measures and Results for Fiscal Year 2014

The Compensation Committee approved the following corporate performance targets for fiscal year 2014:

•	Net Income weighted 60%; and

•	Net Revenue Growth weighted 40%.

The Compensation Committee selected these performance measures because they are important indicators of increased stockholder value. The Compensation Committee also approved 50%, 100% and 200% payouts as a percentage of each named executive officer’s target annual bonus at the threshold, target, and maximum levels of performance, respectively.

The specific performance goals for each of threshold, target, and maximum level achievement, as well as the actual level of performance achieved for fiscal year 2014, are displayed in the following table (in millions, except percentages):

Metric	Weighting	Threshold	Target	Maximum	Result	Payout as % of Target
Net Income, as VIP adjusted	60%	$5,237	$5,631	$6,025	$5,711	120.3%
Net Revenue Growth, as VIP adjusted	40%	6.4%	8.7%	10.3%	7.7%	78.2%

Weighted Result						103.5%

For purposes of the annual incentive plan payout percentage in fiscal year 2014, our Net Income, as VIP adjusted, of $5,711 million was determined by excluding the aforementioned multidistrict interchange litigation provision and related tax benefit as described in footnote 1 to the table under the heading Fiscal Year 2014 Financial Highlights on page 56 from our reported U.S. GAAP Net Income, as well as net income earned by an entity acquired during fiscal year 2014. Interpolating this result between the target (100% payout) and maximum (200% payout) levels resulted in a payout percentage of 120.3% for this measure.

Our actual Net Revenue Growth, as VIP adjusted, of 7.7% for fiscal year 2014 was determined as year-over-year growth in gross operating revenues net of incentives, excluding net revenues earned by an entity the Company acquired during fiscal year 2014. Interpolating this result between the minimum (50% payout) and target (100% payout) levels resulted in a payout percentage of 78.2% for this measure.

Based on our actual results relative to the corporate goals, weighted 60% for Net Income, as VIP adjusted, and 40% for Net Revenue Growth, as VIP adjusted, the Compensation Committee determined that the corporate component of the annual incentive award for each named executive officer would be paid out at 103.5% of target.

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Individual Performance Goals and Results for Fiscal Year 2014

The fiscal year 2014 individual goals for each of our named executive officers, other than Mr. Taneja, were set in January 2014. Mr. Taneja’s individual goals were established in April 2014. The Compensation Committee believes that our named executive officers’ performance goals should be consistent with the Company’s strategic objectives and be tied to their areas of responsibility, as appropriate. Individual performance goals for the Chief Executive Officer were established with the oversight of the Compensation Committee. Individual performance goals for the other named executive officers were determined by the Chief Executive Officer and reviewed by the Compensation Committee.

After the end of the fiscal year, the Compensation Committee, based on each named executive officer’s self-assessment and Mr. Scharf’s input, reviewed each named executive officer’s progress against his individual performance goals. Based on this assessment, a named executive officer could receive an award from 0% to 200% of the individual portion of his annual incentive award. When making its award determinations, the Compensation Committee did not assign a specific weighting to any of the individual goals, but instead reviewed each named executive officer’s progress against his individual goals in the aggregate. The following is a summary description of the performance goal results for each of the named executive officers for fiscal year 2014.

Mr. Scharf
FY2014 Performance Results

•    Achieved strong financial results while enhancing future growth opportunities;

•    Executed global strategies to effectively evolve the Visa business model and ensured intense operational focus on product and technological innovation;

•    Transformed and deepened relationships and engagement with issuers, acquirers, merchants, government leaders and investors to drive the Company’s long-term growth;

•    Achieved system performance levels that support the Company’s global leadership position;

•    Developed and implemented policies and processes that improved the Company’s efficiency; and

•    Formed a partnership-driven management team to ensure continued achievements while optimizing human capital resource deployment to support the Company’s growth.

Based on Mr. Scharf’s performance in managing Visa and his progress made toward his individual goals as discussed above, the Compensation Committee, in its discretion, determined that Mr. Scharf made substantial progress against his individual performance goals and awarded the individual portion of Mr. Scharf’s annual incentive at 112.3% of the target.

Mr. Pollitt
FY2014 Performance Results

•    Attained revenue growth and EPS growth, and improved effective tax rate efficiency;

•    Communicated Visa’s strategies and outlook to key investors and followed up to evaluate success;

•    Evaluated and improved reporting of financial results and drivers to management and strengthened controllership function globally; and

•    Optimized position of finance function in preparation for retirement transition.

Based on Mr. Pollitt’s performance in managing his function within Visa and his progress made toward his individual goals as described above, the Chief Executive Officer recommended, and the Compensation Committee agreed and determined, that Mr. Pollitt made substantial progress against his individual performance goals and awarded the individual portion of Mr. Pollitt’s annual incentive at 77.6% of the target.

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Mr. McInerney
FY2014 Performance Results

•   Executed global strategies to effectively evolve the Visa business model and ensured intense operational focus on product and technological innovation;

•   Developed and implemented strategies to deepen relationships with clients and other stakeholders;

•   Drove organizational enhancements to optimize support of the Company’s financial goals and strategic objectives;

•   Developed merchant-oriented products and solutions; and

•   Attracted new talent to fill senior roles in the Company and form a partnership-driven stronger management team.

Based on Mr. McInerney’s performance in managing his function within Visa and his progress made toward his individual goals as described above, the Chief Executive Officer recommended, and the Compensation Committee agreed and determined, that Mr. McInerney made substantial progress against his individual performance goals and awarded the individual portion of Mr. McInerney’s annual incentive at 108.7% of the target.

Mr. Taneja
FY2014 Performance Results

•   Contributed to the Company’s financial results by delivering high-quality products and services that met internal and external service level expectations;

•   Developed strong partnerships with key stakeholders, with a focus on product innovation;

•   Evaluated and improved engineering and operational process to optimize speed of delivery for marquee projects; and

•   Optimized technology workforce to support strategic priorities.

Based on Mr. Taneja’s performance in managing his function within Visa and his progress made toward his individual goals as described above, the Chief Executive Officer recommended, and the Compensation Committee agreed and determined, that Mr. Taneja made substantial progress against his individual performance goals and awarded the individual portion of Mr. Taneja’s annual incentive at 77.6% of the target.

Mr. Lucio
FY2014 Performance Results

•   Implemented strategic projects to enhance digital marketing capabilities and charitable giving;

•   Developed and launched integrated stakeholder communications initiatives to support Visa’s global brand leadership position; and

•   Evaluated and implemented enhancements to Visa’s marketing and corporate communications function to support Visa’s key strategic initiatives.

Based on Mr. Lucio’s performance in managing his function within Visa and his progress made toward his individual goals as described above, the Chief Executive Officer recommended, and the Compensation Committee agreed and determined, that Mr. Lucio made substantial progress against his individual performance goals and awarded the individual portion of Mr. Lucio’s annual incentive at 103.5% of the target.

Actual Annual Incentive Plan Awards for Fiscal Year 2014

Under our annual incentive plan, the named executive officers’ threshold, target and maximum annual incentive opportunities are expressed as a percentage of base salary. When setting these targets, the Compensation Committee considered input from its independent compensation consultant, the position of each named executive officer, the target incentive opportunities of similarly situated executive officers of companies in our compensation peer group, market pay levels, and our performance-based compensation philosophy. The Compensation Committee capped the maximum potential payouts at 200% of each named executive officer’s target annual bonus in order to avoid excessive risk taking by our named executive officers. The actual payouts are computed based on the actual individual and corporate performance, as outlined above, under our annual incentive plan for fiscal year 2014. The fiscal year 2014 annual cash incentive awards

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are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2014 beginning on page 76, and are set forth below:

	FY2014 Target Award (Percentage of base salary)	FY2014 Threshold Award (50% of Target Award) ($)	FY2014 Target Award (100% of Target Award) ($)	FY2014 Maximum Award (200% of Target Award) ($)	FY2014 Actual Award ($)
Charles W. Scharf	250%	1,187,500	2,375,000	4,750,000	2,500,000
Byron Pollitt	125%	468,750	937,500	1,875,000	897,539
Ryan McInerney	150%	562,500	1,125,000	2,250,000	1,181,841
Rajat Taneja	125%	468,750	937,500	1,875,000	762,293	(1)
Antonio Lucio	100%	250,000	500,000	1,000,000	517,500

(1)	The actual award paid to Mr. Taneja for fiscal year 2014 was prorated based on his partial year of service.

The following table provides a supplemental breakdown of the components that make up the named executive officers’ actual fiscal year 2014 annual incentive awards. Both the dollar amount of the awards and the awards as a percentage of the target are displayed for each component.

	Corporate Component ($)	Percent of Target	Individual Component ($)	Percent of Target	FY2014 Total Award ($)	Percent of Target
Charles W. Scharf	1,966,500	103.5%	533,500	112.3%	2,500,000	105.3%
Byron Pollitt	679,219	103.5%	218,320	77.6%	897,539	95.7%
Ryan McInerney	815,063	103.5%	366,778	108.7%	1,181,841	105.1%
Rajat Taneja	576,871	103.5%	185,423	77.6%	762,293	95.7%
Antonio Lucio	362,250	103.5%	155,250	103.5%	517,500	103.5%

Long-Term Incentive Compensation

The Visa Inc. 2007 Equity Incentive Compensation Plan, which we refer to as the equity incentive plan, is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, and employees. Additionally, to better tie our executive officers’ long-term interests with those of our stockholders, the equity incentive plan does not allow the repricing of stock grants once they are awarded, without prior stockholder approval.

The Compensation Committee administers the equity incentive plan with respect to our named executive officers and determines, in its discretion and in accordance with the terms of the equity incentive plan, the recipients who may be granted awards, the form and amount of awards, the terms and conditions of awards (including vesting and forfeiture conditions), the timing of awards, and the form and content of award agreements.

Long-Term Incentive Awards Granted in Fiscal Year 2014

In determining the types and amounts of equity awards to be granted to our named executive officers in fiscal year 2014, the Compensation Committee considered the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance during fiscal year 2013, recommendations from our Chief Executive Officer (for awards to the named executive officers other than himself) and each named executive officer’s total compensation. The Compensation Committee also considered the incentives provided by different award types, including increasing stockholder value; avoiding excessive risk taking; and encouraging employee retention.

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Based on the above considerations, as illustrated below, the Compensation Committee awarded equity to our named executive officers during the first quarter of fiscal year 2014 composed of approximately 25% stock options, 25% restricted stock or restricted stock units, and 50% performance shares. The Committee concluded that this mix represented an appropriate balance between the incentives provided by each of these award types.

The following table displays the total combined value of equity awards approved by the Compensation Committee for our named executive officers in fiscal year 2014, and the award value broken down by component. The equity award made to Mr. Taneja is discussed under the heading Employment Arrangements and Potential Payments upon Termination or Change of Control – Offer Letters with Charles W. Scharf, Ryan McInerney and Rajat Taneja.

		Components
	Total Combined Value of Equity Awards ($)	Value of Stock Options ($)	Value of Restricted Stock/Units ($)(1)	Value of Performance Shares ($)(2)
Charles W. Scharf	5,937,500	1,484,375	1,484,375	2,968,750
Byron Pollitt	3,937,500	984,375	984,375	1,968,750
Ryan McInerney(3)	1,562,500	390,625	390,625	781,250
Antonio Lucio	1,125,000	281,250	281,250	562,500

(1)

Because he would meet the definition of retirement in the equity grant agreements during the vesting period, Mr. Pollitt received restricted stock units and each of the other named executive officers received restricted stock.

(2)

As the aggregate grant date fair values of the performance shares displayed in the Summary Compensation Table for Fiscal Year 2014 and the Grants of Plan-Based Awards in Fiscal Year 2014 Table are computed in accordance with stock-based accounting rules and will be displayed in multiple years, the values in those tables differ from the value displayed in the table above.

(3)	Mr. McInerney’s equity award was prorated to reflect his partial year of service during fiscal year 2013.

The dollar value of the equity awards in the table above were converted to a specific number of options, restricted stock, or restricted stock units on the November 19, 2013 grant date, based on the fair market value of our Class A common stock on that date and the Black-Scholes value of stock options. The value displayed for performance shares reflects the target value of the award. The stock options and restricted stock/units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant.

For the portion of the award granted as performance shares, the target number of shares is determined at the beginning of a three-year performance period and the number of shares earned at the end of the three-year period will range from zero to 200% of the target number of shares depending on our corporate performance, as measured by: (i) the annual EPS goal established for each fiscal year; and (ii) an overall modifier based on Visa’s TSR ranked among S&P 500 companies, or TSR Rank, over the three-year performance period. The total number of shares that may be earned at the end of the three-year period is capped at 200% of the target number of shares. The TSR Rank modifier will lower compensation to our named executive officers for periods when our stockholders’ value increase is below the median of the companies comprising the

68 - Visa Inc. 2015 Proxy Statement

S&P 500 and will enhance our named executive officers’ compensation for periods when our stockholders’ value increase exceeds the median of the companies comprising the S&P 500.

One-third of the target performance shares awarded on November 19, 2013 were tied to the fiscal year 2014 EPS goal that the Compensation Committee established within the first ninety days of fiscal year 2014. The remaining two-thirds of the target shares awarded are tied to the EPS goals for each of fiscal years 2015 and 2016, which will be set by the Compensation Committee within the first ninety days of the respective fiscal year. The actual EPS result will be used to determine the percentage of target shares credited from each of the three award segments. At the end of fiscal year 2014, the Compensation Committee reviewed our EPS, as PS adjusted, of $9.05 which was determined by excluding: (i) the multidistrict interchange litigation provision and related tax benefit as described in footnote 1 to the table under the heading Fiscal Year 2014 Financial Highlights on page 56 from our reported U.S. GAAP Net Income, (ii) net income earned by an entity the Company acquired during fiscal year 2014; and (iii) the impact of certain share repurchases made during the period. The Compensation Committee determined that the final EPS result, as PS adjusted, of $9.05 exceeded the target EPS goal of $8.87 for fiscal year 2014. Interpolating this result between target (100%) and maximum (200%) yielded a result of 129.0% for fiscal year 2014.

At the completion of the entire three-year performance period in November 2016, the shares credited from the three fiscal years will be totaled and the overall number of shares will be modified based on Visa’s TSR Rank for the full three-year period. The TSR Rank modifier may increase or decrease the final number of shares earned by a maximum of 25% (see chart below); however, the final number of shares earned at the end of the three year period is capped at 200% of the initial target number.

	Threshold Performance	Target Performance	Maximum Performance
Modifying Metric	75%	100%	125%
3 Year TSR Rank vs. S&P 500	25th Percentile or below	50th Percentile(1)	75th Percentile or above

(1)	Results between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile are interpolated between 75% and 100% or 100% and 125%, respectively.

The EPS goal for fiscal year 2014 and actual EPS results discussed above also apply to the third portion of the performance shares previously awarded to our named executive officers on November 5, 2011 and the second portion of the performance shares previously awarded to our named executive officers on November 19, 2012 (see illustration below).

Consistent with Financial Standards Accounting Board ASC Topic 718, the value of the performance share awards for fiscal year 2014 included in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2014 represents the

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third segment of the award made on November 5, 2011, the second segment of the award made on November 19, 2012 and the first segment of the award made on November 19, 2013.

Determination of Shares Earned for Performance Shares Previously Awarded on November 5, 2011

The performance shares previously awarded to certain of the named executive officers on November 5, 2011 completed their three year performance period following fiscal year 2014. As a result, the final number of shares earned pursuant to those awards based on the Company’s actual results over the three year period was determined and certified by the Compensation Committee in November 2014. As illustrated below, based on the annual EPS results for fiscal years 2012, 2013 and 2014, and our TSR Rank over the three-year period, the performance shares earned equated to         % of the target award established on November 5, 2011.

Primary Metric	Threshold ($)	Target ($)	Maximum ($)	Result ($)	EPS Result as % of Target
Fiscal Year 2012 EPS	5.53	5.88	6.23	6.19	188.6% of Target
Fiscal Year 2013 EPS	6.81	7.32	7.83	7.59	152.9% of Target
Fiscal Year 2014 EPS	8.25	8.87	9.49	9.05	129.0% of Target

Average Result					156.8% of Target

Modifying Metric	Threshold (75% modifier)	Target (100% modifier)	Maximum (125% modifier)	Result	Modifier %
3 Year TSR Rank v. S&P 500	25th percentile	50th percentile	75th percentile	percentile	%

Primary Metric Result	Times	Modifying Metric		Equals	Final Payout Result as a % of Target (capped at 200%)
156.8%	x		%	=		%

Based on this Final Payout Result of         %, on November 30, 2014 Mr. Pollitt and Mr. Lucio earned shares equal to         % of the target number of shares granted to each of them on November 5, 2011. As a result, Mr. Pollitt earned          shares versus his target award of 13,493 shares and Mr. Lucio earned          shares versus his target award of 4,655 shares. Mr. Scharf, Mr. McInerney and Mr. Taneja did not receive performance share awards on November 5, 2011.

Other Equity Awards in Fiscal Year 2014

The Compensation Committee may award equity during the fiscal year to attract new executive officers and incent them to join Visa, or to retain or motivate our current executive officers. During fiscal year 2014, the Committee made special equity awards to Mr. Taneja and Mr. Lucio for this purpose.

In November 2013, Rajat Taneja joined Visa as its Executive Vice President, Technology. Pursuant to the terms of his offer letter, which is described under the heading Employment Arrangements and Potential Payments upon Termination or Change of Control – Offer Letters with Charles W. Scharf, Ryan McInerney and Rajat Taneja, on February 4, 2014 Mr. Taneja received a one-time make-whole equity award structured in value and vesting to replicate compensation that he forfeited by leaving his former employer to join Visa. The make-whole equity award had a value of approximately $11,000,000 comprised of restricted shares with a grant date value of approximately $8,250,000, which converted into 38,454 shares and stock options with a grant date value of approximately $2,750,000, which converted into options to purchase 56,806 shares. The shares subject to the make-whole award will vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Because the grant of the make-whole equity award is a one-time event, it is not considered to be a part of Mr. Taneja’s ongoing target annual compensation.

In addition, in April 2014, the Compensation Committee made a retention equity award to Antonio Lucio. The retention equity award was comprised of restricted stock with a value of approximately $3,300,000, which converted into 16,287 shares. The award will vest on the third anniversary of the date of grant if Mr. Lucio continues to be employed by the Company on such date.

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The aggregate grant date fair value of the awards to Mr. Taneja and Mr. Lucio computed in accordance with stock-based accounting rules is included in the Summary Compensation Table for Fiscal Year 2014 beginning on page 76.

Retirement and Other Benefits

Our benefit program is designed to be competitive and cost-effective. We generally target the median of the market, with flexibility to position above or below the median where local conditions dictate. It is our objective to provide core benefits, including medical, retirement, life insurance, paid time off, and leaves of absence, to all employees and to allow for supplementary non-core benefits to accommodate regulatory, cultural and/or practical differences in the various geographies in which we have operations.

We sponsor a tax-qualified defined benefit pension plan, which we refer to as the retirement plan, and a tax-qualified defined contribution 401(k) plan, which we refer to as the 401k plan, to provide market driven retirement benefits to all eligible employees in the United States. In addition to the tax-qualified retirement plan and the 401k plan, we maintained a non-qualified excess retirement benefit plan and a non-qualified excess 401k plan to make up for the limitations imposed on our tax-qualified plans by the Internal Revenue Code. New contributions to these non-qualified plans ceased effective February 1, 2014. We also sponsor an unfunded non-qualified deferred compensation plan, which we refer to as the deferred compensation plan, which allows executive officers and certain other highly compensated employees to defer a portion of their annual incentive awards and sign-on bonuses to help them with tax planning and to provide competitive benefits. For additional information on these plans, see the sections entitled Executive Compensation – Pension Benefits Table for Fiscal Year 2014 and Executive Compensation – Non-qualified Deferred Compensation for Fiscal Year 2014.

Perquisites and Other Personal Benefits

We provide limited perquisites and other personal benefits to facilitate the performance of our named executive officers’ management responsibilities. For instance, we maintain a Company car and driver that are used primarily by the Chief Executive Officer for both business and personal use, as well as some business and limited personal use by other executive officers. From time to time, our named executive officers also may use the Company’s tickets for sporting, cultural or other events for personal use rather than business purposes. If an incremental cost is incurred for such use, it is included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2014 beginning on page 77.

In addition, we have a policy that allows for companion travel on business related flights on our corporate aircraft by the Chief Executive Officer, the President and other key employees, as approved by the Chief Executive Officer. It is our policy that named executive officers are responsible for all income taxes related to their personal usage of the corporate car or aircraft, as well as travel by their companions. Additionally, no named executive officer may use the corporate aircraft for exclusive personal use (not related to business) except under the terms and conditions outlined in the Company’s aircraft time sharing agreement with the Chief Executive Officer, or under extraordinary circumstances with the advance approval of the Chief Executive Officer. Any personal use of the aircraft by our Chief Executive Officer pursuant to the aircraft time sharing agreement requires him to reimburse Visa an amount (as determined by the Company) equal to the lesser of: (i) the amount that would, absent reimbursement, be reportable with respect to the Chief Executive Officer in the Summary Compensation Table (which we refer to as the SEC Cost), or (ii) the expenses of operating such flight that may be charged pursuant to Federal Aviation Regulation Section 91.501(d) as in effect from time to time (which we refer to as the FAR Expenses). The Chief Executive Officer’s personal use of the corporate aircraft is subject to an annual cap of $500,000, as determined by the Company using the lesser of the SEC Cost and the FAR Expenses. As a result of this arrangement, in fiscal year 2014, the Chief Executive Officer’s personal use of the aircraft did not result in any incremental cost to the Company.

Please refer to the All Other Compensation Table beginning on page 77 for additional information about the other limited perquisites and personal benefits provided to our named executive officers during fiscal year 2014.

Severance

We believe that it is appropriate to provide severance to an executive officer in certain circumstances. Please see the section entitled Employment Arrangements and Potential Payments upon Termination or Change of Control – Executive Severance Plan for additional information.

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Offer Letters with Charles W. Scharf, Ryan McInerney and Rajat Taneja

We executed offer letters with each of Mr. Scharf, Mr. McInerney and Mr. Taneja in connection with their employment by Visa. Please see the description of the offer letters in the section entitled Employment Arrangements and Potential Payments upon Termination or Change of Control – Offer Letters with Charles W. Scharf, Ryan McInerney and Rajat Taneja.

Fiscal Year 2015 Compensation

Long-Term Incentive Compensation

On November 10, 2014, the Compensation Committee approved the annual equity awards for our named executive officers to be granted on November 19, 2014, using a combination of 25% stock options, 25% restricted stock or restricted stock units, and 50% performance shares. These are the same three equity vehicles and percentages used in prior years.

For the performance shares awarded on November 19, 2014, the actual number of shares earned will be determined based on:

•	the annual EPS goal established for each of the three fiscal years in the performance period; and

•	an overall modifier based on our TSR Rank over the three-year performance period.

Consistent with prior fiscal years, the total combined value of each equity award was approved by the Compensation Committee after considering the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance during fiscal year 2014, recommendations from our Chief Executive Officer (for awards to the named executive officers other than himself) and each named executive officer’s total compensation. The table below displays the total dollar value of the grants approved in November 2014 as well as the dollar value of each component.

		Components
	Total Value of Equity Awards ($)	Value of Stock Options ($)	Value of Restricted Stock/Units ($)(1)	Value of Performance Shares ($)
Charles W. Scharf	9,000,000	2,250,000	2,250,000	4,500,000
Byron Pollitt	2,835,000	708,750	708,750	1,417,500
Ryan McInerney	3,713,000	928,250	928,250	1,856,500
Rajat Taneja(2)	3,488,000	872,000	872,000	1,744,000
Antonio Lucio	1,183,000	295,750	295,750	591,500

(1)

Because he would meet the definition of retirement in the equity grant agreements during the vesting period, Mr. Pollitt received restricted stock units and each of the other named executive officers received restricted stock.

(2)	Mr. Taneja’s equity award was prorated to reflect his partial year of service during fiscal year 2014.

Other Equity Grant Practices and Policies

Stock Grant Practices

The Compensation Committee has adopted an equity grant policy with respect to equity awards, which contains procedures to prevent stock option backdating or other grant timing issues. Under the equity grant policy, the Compensation Committee approves annual grants to executive officers and other members of the executive committee at a meeting to occur during the quarter following each fiscal year end. The board of directors delegated the authority to Mr. Scharf as the sole member of the stock committee to make annual awards to employees who are not members of the executive committee. The grant date for annual awards to all employees and non-employee directors has been established as November 19 of each year.

In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. The equity grant policy provides that only the Compensation

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Committee may make such “off-cycle” grants to named executive officers and other members of management’s executive committee. The Compensation Committee has delegated the authority to the stock committee to make “off-cycle” grants to other employees, subject to guidelines established by the Compensation Committee. Any “off-cycle” awards approved by the stock committee or the Compensation Committee must be granted on the fourth business day after we publicly announce our earnings or on such other date determined by the stock committee, Compensation Committee or the board of directors.

For all newly issued stock option awards, the exercise price of the stock option award will be the closing price of our Class A common stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a weekend, the exercise price of stock option awards will be the closing price of our Class A common stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership Guidelines

In February 2008, the Compensation Committee established stock ownership guidelines for our executive officers pursuant to which they are expected to hold a minimum number of shares of our Class A common stock equal to a specified multiple of their annual base salaries. The guidelines for our named executive officers are as follows:

Officer	Stock Ownership Guidelines
Charles W. Scharf	6 x base salary
Byron Pollitt	4 x base salary
Ryan McInerney	4 x base salary
Rajat Taneja	4 x base salary
Antonio Lucio	3 x base salary

Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the named executive officer, shares jointly owned, restricted stock, and restricted stock units payable in shares. Newly hired or promoted executives have five years from the date of the commencement of their appointment to attain these ownership levels. Each named executive officer currently meets or exceeds the applicable guideline set forth in the table above. If an executive officer does not meet the applicable guideline by the end of the five-year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of restricted stock, restricted stock units, performance shares, or exercise of stock options until the guideline is met. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders and encourage our executive officers to consider the long-term perspective when managing the Company.

Additionally, we have instituted stock ownership guidelines for our non-employee directors. For information regarding these guidelines, see the section entitled Compensation of Non-Employee Directors.

Hedging and Pledging Prohibition

As part of our insider trading policy, all employees, including our named executive officers, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts, or otherwise pledging or engaging in hedging transactions involving our securities.

Policy Regarding Clawback of Incentive Compensation

We have a Clawback Policy pursuant to which named executive officers and other key executive officers will be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated due to fraud, intentional misconduct, or gross negligence of the executive officer.

The Clawback Policy permits the board of directors to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•

Whether the amount of any bonus or equity compensation paid or awarded during the covered time period, based on the achievement of specific performance targets, would have been reduced based on the restated financial results;

Visa Inc. 2015 Proxy Statement - 73

•	The likelihood of success of recouping the compensation under governing law relative to the effort involved;

•	Whether the recoupment may prejudice Visa’s interest in any related proceeding or investigation;

•	Whether the expense required to recoup the compensation is likely to exceed the amount to be recovered;

•	The passage of time since the occurrence of the misconduct;

•	Any pending legal action related to the misconduct;

•	The tax consequences to the affected individual; and

•	Any other factors the board of directors may deem appropriate under the circumstances.

Under the Clawback Policy, we can require reimbursement of all or a portion of any bonus, incentive payment, equity based award (including performance shares, restricted stock or restricted stock units and outstanding stock options), or other compensation to the fullest extent permitted by law. Recoupment or reimbursement may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy.

We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the policy and/or applicable law.

Tax Implications – Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year unless, in general, the compensation is paid pursuant to a plan that has been approved by our stockholders and is performance-related and non-discretionary. The Compensation Committee will review and consider the deductibility of executive compensation under Section 162(m) and may authorize certain payments in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain and reward executives responsible for our success.

In addition, Section 274(e) of the Internal Revenue Code limits the amount that companies can deduct for the personal use of corporate aircraft to the amount recognized as income by the executives that used the aircraft. For fiscal year 2014, the total amount of our disallowed tax deduction resulting from the personal use of the corporate aircraft by our named executive officers and any guests was approximately $1,066,000.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

•	reviewed and discussed the above section entitled Compensation Discussion and Analysis with management; and

•	based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement.

COMPENSATION COMMITTEE

William S. Shanahan (Chair)

Alfred F. Kelly, Jr.

Suzanne Nora Johnson

David J. Pang

John A. C. Swainson

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee (William S. Shanahan, Alfred F. Kelly, Jr., Suzanne Nora Johnson, David J. Pang and John A. C. Swainson) is or has ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board of directors or Compensation Committee.

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee annually considers potential risks when reviewing and approving our compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our compensation programs for executive officers:

•

A Balanced Mix of Compensation Components – The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•

Multiple Performance Factors – Our incentive compensation plans use both Company-wide metrics and individual performance goals, which encourage focus on the achievement of objectives for the overall benefit of the Company. The annual cash incentive is dependent on multiple performance metrics including Net Income and Net Revenue Growth, both as adjusted for unusual or non-recurring items, as well as individual goals related to specific strategic or operational objectives.

•	Long-term Incentives – Our long-term incentives are equity-based and generally have a three-year vesting schedule to complement our annual cash based incentives.

•	Capped Incentive Awards – Annual incentive awards and performance share awards are capped at 200% of target.

•	Stock Ownership Guidelines – Our guidelines call for significant share ownership, which aligns the interests of our executive officers with the long-term interests of our stockholders.

•

Clawback Policy – Our Clawback Policy authorizes the board of directors to recoup past incentive compensation in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct or gross negligence of the executive officer.

Additionally, the Compensation Committee annually considers an assessment of compensation-related risks for all of our employees. Based on this assessment, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Visa. In making this determination, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as presented by Cook & Co., as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the board of directors. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives both internally and with Cook & Co. to conclude that such programs do not encourage excessive risk-taking.

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2014

The following table and related footnotes describe the total compensation earned for services rendered during fiscal years 2014, 2013 and 2012 by our named executive officers. The primary elements of each named executive officer’s total compensation as reported in the table are base salary, annual incentive compensation and long-term incentive compensation in the form of stock options, restricted stock awards/units and performance shares. Certain other benefits are listed in the “All Other Compensation” column and additional detail about these benefits is provided in the All Other Compensation in Fiscal Year 2014 Table beginning on page 77.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Charles W. Scharf Chief Executive Officer	2014	950,037		—		2,505,671		1,484,362		2,500,000	207,029	45,014	7,692,113
	2013	870,867		—		12,999,991		6,000,006		3,574,375	47,310	759,302	24,251,851
Byron Pollitt Executive Vice President and Chief Financial Officer	2014	750,029		—		3,678,773		984,365		897,539	212,911	50,944	6,574,561
	2013	683,360		—		4,392,120		949,981		1,410,938	65,410	77,611	7,579,420
	2012	650,025		—		3,065,019		625,002		1,441,700	239,696	92,078	6,113,520
Ryan McInerney President	2014	750,029		—		659,355		390,647		1,181,841	39,807	861,286	3,882,965
	2013	250,010		1,015,625		4,270,503		1,085,005		564,375	11,645	195,693	7,392,856
Rajat Taneja Executive Vice President, Technology	2014	639,447	(6)	2,000,000	(7)	8,249,921	(8)	2,749,978	(8)	762,293	13,572	20,331	14,435,542
Antonio Lucio Executive Vice President and Chief Brand Officer	2014	500,019		—		4,468,075		281,253		517,500	103,427	29,281	5,899,555

(1)

Represents restricted stock awards or restricted stock units awarded and performance shares granted in each of fiscal years 2014, 2013 and 2012. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2014 consolidated financial statements, which is included in our Annual Report on Form 10-K filed with the SEC on November 21, 2014 (the “Form 10-K”). The table below sets forth the details of the components that make up the fiscal year 2014 stock award for our named executive officers other than Rajat Taneja. Annual restricted stock awards and restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Consistent with the requirements of ASC Topic 718, the value of the performance shares displayed in the table below, at their expected and maximum levels, is based on the one-third of the full number of shares for which an EPS goal was established in fiscal year 2014 under the awards made on: (i) November 5, 2011, which vested on November 30, 2014; (ii) November 19, 2012, which are scheduled to vest on November 30, 2015, and (iii) November 19, 2013, which are scheduled to vest on November 30, 2016. The remaining portions of the awards granted in November 2012 and November 2013 will be linked to EPS goals for subsequent fiscal years and will be reported in the Summary Compensation Table for those fiscal years. Also included in the table below is the value of the retention grant made to Mr. Lucio in April 2014, which will vest on the third anniversary of the date of grant if he continues to be employed by the Company on such date.

	Retention Grant	Components of Annual Stock Awards		Additional Information
	Restricted Stock Value ($)	Restricted Stock/Units Value ($)	Value of Performance Shares – Expected ($)	Value of Performance Shares – at Maximum ($)
Charles W. Scharf	—	1,484,373	1,021,298	2,042,597
Byron Pollitt	—	984,384	2,694,389	5,388,777
Ryan McInerney	—	390,635	268,720	537,440
Antonio Lucio	3,299,909	281,281	886,885	1,773,771

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(2)

Represents stock option awards granted in each of fiscal years 2014, 2013 and 2012. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2014 consolidated financial statements, which are included in our Form 10-K. Stock options generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant.

(3)

Amounts for fiscal year 2014 represent cash awards earned under the annual incentive plan based on: (i) actual performance measured against the corporate objectives established for Net Income, as VIP adjusted, and Net Revenue Growth, as VIP adjusted; and (ii) actual individual named executive officer performance against his individual goals. The table below includes the amount of the total award to each named executive officer and the portion of the award attributable to each component. The payment to Mr. Taneja was prorated based on his partial year of service.

	Total Annual Incentive Award ($)	Corporate Performance ($)	Individual Performance ($)
Charles W. Scharf	2,500,000	1,966,500	533,500
Byron Pollitt	897,539	679,219	218,320
Ryan McInerney	1,181,841	815,063	366,778
Rajat Taneja	762,293	576,871	185,423
Antonio Lucio	517,500	362,250	155,250

(4)

Represents the aggregate positive change in the actuarial present value of accumulated benefits under all pension plans during fiscal year 2014. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 10 – Pension, Postretirement and Other Benefits to our fiscal year 2014 consolidated financial statements, which are included in our Form 10-K. There are no above market or preferential earnings on non-qualified deferred compensation.

(5)

Additional detail describing the “All Other Compensation” for fiscal year 2014 is included in the All Other Compensation in Fiscal Year 2014 Table below. The “All Other Compensation” amount for Mr. Scharf for fiscal year 2013 also includes $50,000 in legal fees paid by the Company on behalf of Mr. Scharf in connection with the negotiation of his offer letter.

(6)

Mr. Taneja joined the Company on November 25, 2013. The amount represents a prorated portion of Mr. Taneja’s base salary for his partial year of service. Mr. Taneja’s annualized base salary for fiscal year 2014 was $750,000.

(7)	Represents the cash sign-on bonus paid to Mr. Taneja pursuant to the terms of his offer letter.

(8)

In connection with his employment, on February 4, 2014, Mr. Taneja received a one-time make-whole equity award comprised of restricted stock with a grant date value of approximately $8,250,000, which converted into 38,454 shares, and stock options with a grant date value of approximately $2,750,000, which converted into options to purchase 56,806 shares. The shares subject to the make-whole award will vest in three substantially equal annual installments beginning on the first anniversary of the date of grant.

All Other Compensation in Fiscal Year 2014 Table

The following table sets forth additional information with respect to the amounts reported in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2014.

	Car ($)(1)	401k Plan Match ($)(2)	Excess 401k Plan Contribution ($)(3)	Companion Travel ($)	Executive LTD ($)(4)	Relocation ($)		Tax Payments ($)		Other ($)(5)	Total ($)
Charles W. Scharf	8,722	15,600	16,626	—	344	—		383	(6)	3,339	45,014
Byron Pollitt	—	15,600	13,125	—	344	—		—		21,875	50,944
Ryan McInerney	—	17,774	10,951	9,674	344	649,743	(7)	169,461	(6)	3,339	861,286
Rajat Taneja	—	20,216	—	—	115	—		—		—	20,331
Antonio Lucio	—	15,600	8,750	—	344	—		—		4,587	29,281

(1)

Represents the cost of personal use (including commuting for Mr. Scharf) of a Company provided car and driver. The amount in the table is determined based on the incremental cost to Visa of the fuel related to the proportion of time the car was used for non-business trips and also includes the cost of the driver’s salary and benefits for the proportion of time the driver was utilized for non-business trips.

(2)

The maximum 401k match for calendar year 2014 was $15,600. For Mr. McInerney and Mr. Taneja, the amounts shown exceed this limit because the fiscal year totals also include contributions made during calendar year 2013.

(3)	Represents amounts contributed pursuant to the Excess 401k Plan in fiscal year 2014 through February 1, 2014. Effective February 1, 2014, the contributions to the Excess 401k plan were discontinued.

Visa Inc. 2015 Proxy Statement - 77

(4)

Represents for the period October 1, 2013 to December 31, 2013 incremental premiums for long term disability benefits under the executive LTD plan. For Mr. Taneja, represents one month of incremental premiums for the period December 1, 2013 to December 31, 2013. Effective January 1, 2014, the executive LTD plan was discontinued.

(5)

Includes: (i) contributions made on behalf of certain named executive officers under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions; (ii) donations made by the Company to non-profit organizations in recognition of a named executive officer’s service as a member of the organization’s board of directors or comparable body; and/or (iii) the aggregate incremental cost of using the Company’s tickets to sporting, cultural or other events. The total amounts of charitable contributions included in the table by named executive officer are: Mr. Pollitt $21,875 and Mr. Lucio $1,875.

(6)	Represents tax reimbursements made to Mr. Scharf and Mr. McInerney in connection with their relocation to the San Francisco Bay Area from the east coast.

(7)	Represents costs associated with Mr. McInerney’s relocation to the San Francisco Bay Area from the east coast.

Grants of Plan-Based Awards in Fiscal Year 2014 Table

The following table provides information about non-equity incentive awards and long-term equity-based incentive awards granted during fiscal year 2014 to each of our named executive officers. Cash awards are made pursuant to the Visa Inc. Incentive Plan, as amended and restated, and equity awards are made pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated. Both plans have been approved by our stockholders. There can be no assurance that the grant date fair value of the equity awards will be realized by our named executive officers.

										All Other Stock Awards: Number of Shares or Units (#) (j)(4)		All Other Option Awards: Number of Securities Underlying Options (#) (k)(4)(5)	Exercise or Base Price of Option Awards ($/Share) (l)(5)	Grant Date Fair Value of Stock and Option Awards ($) (m)(6)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)
Name (a)	Award Type (b)(1)	Grant Date (c)		Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Charles W.	AIP			1,187,500	2,375,000	4,750,000
Scharf	PS	11/19/13	(9)				2,507	5,013	10,026					1,021,298	(11)
	RS	11/19/13								7,520				1,484,373
	Option	11/19/13										34,194	197.39	1,484,362
Byron	AIP			468,750	937,500	1,875,000
Pollitt	PS	11/19/13	(7)				2,249	4,498	8,996					1,092,384	(11)
	PS	11/19/13	(8)				2,174	4,348	8,696					924,602	(11)
	PS	11/19/13	(9)				1,663	3,325	6,650					677,402	(11)
	RSU	11/19/13								4,987				984,384
	Option	11/19/13										22,676	197.39	984,365
Ryan	AIP			562,500	1,125,000	2,250,000
McInerney	PS	11/19/13	(9)				660	1,319	2,638					268,720	(11)
	RS	11/19/13								1,979				390,635
	Option	11/19/13										8,999	197.39	390,647
Rajat	AIP			398,117	796,233	1,592,466
Taneja	RS	2/4/14								38,454				8,249,921
	Option	2/4/14										56,806	214.54	2,749,978
Antonio J.	AIP			250,000	500,000	1,000,000
Lucio	PS	11/19/13	(7)				776	1,552	3,104					376,919	(11)
	PS	11/19/13	(8)				744	1,488	2,976					316,423	(11)
	PS	11/19/13	(9)				475	950	1,900					193,544	(11)
	RS	11/19/13								1,425				281,281
	Option	11/19/13										6,479	197.39	281,253
	RS	4/30/14								16,287	(10)			3,299,909

(1)	AIP refers to cash awards made pursuant to the Visa Inc. Incentive Plan.

PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.

RS and RSU refer to restricted stock awards and restricted stock units, respectively, granted under our 2007 Equity Incentive Compensation Plan.

Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.

78 - Visa Inc. 2015 Proxy Statement

(2)

Represents the range of possible cash awards under the Visa Inc. Incentive Plan. Actual awards are dependent on actual results against: (i) the corporate performance measures of Net Income, as VIP adjusted, and Net Revenue Growth, as VIP adjusted, and (ii) pre-established individual goals as described under the heading Fiscal Year 2014 Compensation – Annual Incentive Plan beginning on page 63. The amounts shown in column (d) reflect the threshold payment level, which is 50% of the target amount in column (e). The amounts shown in column (f) are 200% of such target amount, which is the maximum possible award. The annual incentive plan targets for Mr. Taneja were prorated based on his partial year of service in fiscal year 2014. The actual amounts awarded to our named executive officers under the annual incentive plan for fiscal year 2014 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2014 beginning on page 76.

(3)	Represents the range of possible awards of performance shares granted in fiscal year 2014. Awards are capped at the maximum but may be paid in an amount that is less than the threshold amount shown.

(4)

Equity awards made pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan will vest according to their terms, but may be subject to earlier vesting in full or continued vesting in the event of a termination of a grantee’s employment due to death, “disability” or “retirement” or a termination following a “change of control” of a grantee’s employment by us without “cause” or by the grantee for “good reason.” The terms disability, retirement, change of control, cause, and good reason are all defined in the applicable award agreement or the Equity Incentive Compensation Plan.

(5)

The stock options approved by the Compensation Committee on November 6, 2013 were granted on November 19, 2013. The stock option granted to Mr. Taneja was approved by the Compensation Committee on November 6, 2013 and granted on February 4, 2014. The exercise price of these stock options was the fair market value of our Class A common stock on the applicable date of grant. The stock options generally vest in three substantially equal installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(6)

Amounts are not an actual dollar amount received by our named executive officers in fiscal year 2014, but instead represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718. The aggregate grant date fair value calculation for the performance shares is discussed more detail in footnote 11 below.

(7)

Consistent with the requirements of ASC Topic 718, the amount represents the third of three portions of the performance share award made on November 5, 2011 for which the grant date fair value was established on November 19, 2013. The shares earned from this award vested on November 30, 2014.

(8)

Consistent with the requirements of ASC Topic 718, the amount represents the second third of the performance share award made on November 19, 2012 for which the grant date fair value was established on November 19, 2013. The shares earned from this award will vest on November 30, 2015.

(9)

Consistent with the requirements of ASC Topic 718, the amount represents the first third of the performance share award made on November 19, 2013 for which the grant date fair value was established on November 19, 2013. The shares earned from this award will vest on November 30, 2016.

(10)	Represents an award of restricted stock that will vest on the third anniversary of the date of grant if Mr. Lucio continues to be employed by the Company on such date.

(11)

Represents the value of performance shares based on the expected outcome as of the date of grant. In accordance with FASB ASC Topic 718, this result is based on (i) achieving the target level of EPS; and (ii) a relative TSR result modeled using a Monte-Carlo simulation.

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Outstanding Equity Awards at 2014 Fiscal Year-End Table

The following table presents information with respect to equity awards previously made to each of our named executive officers that were outstanding on September 30, 2014.

				Option Awards				Stock Awards
Name	Award Type(1)	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Charles W. Scharf	PS	11/19/2013	(6)							10,026	2,139,248
	RS	11/19/2013						7,520	1,604,542
	RS	11/19/2012						39,147	8,352,795
	Option	11/19/2013		0	34,194	197.39	11/19/2023
	Option	11/19/2012		86,882	67,877	145.65	11/19/2022
Byron Pollitt	PS	Various	(6)							51,029	10,888,058
	RSU	11/19/2013						4,987	1,064,076
	RS	11/19/2012						9,155	1,953,402
	RSU	11/19/2012						4,349	927,946
	RS	2/14/2012						8,678	1,851,625
	RSU	11/5/2011						2,250	480,083
	Option	11/19/2013		0	22,676	197.39	11/19/2023
	Option	11/19/2012		8,167	16,336	145.65	11/19/2022
	Option	11/5/2011		14,109	7,056	92.64	11/5/2021
Ryan McInerney	PS	11/19/2013	(6)							2,638	562,870
	RS	11/19/2013						1,979	422,259
	RS	6/3/2013						12,043	2,569,615
	RS	6/3/2013						5,636	1,202,553
	Option	11/19/2013		0	8,999	197.39	11/19/2023
	Option	6/3/2013		8,193	16,388	180.19	6/3/2023
Rajat Taneja	RS	2/4/2014						38,454	8,204,930
	Option	2/4/2014		0	56,806	214.54	2/4/2024
Antonio Lucio	PS	Various	(6)							17,162	3,661,856
	RS	4/30/2014						16,287	3,475,157
	RS	11/19/2013						1,425	304,052
	RS	11/19/2012						13,732	2,929,997
	RS	11/19/2012						9,155	1,953,402
	RS	11/19/2012						1,488	317,495
	RS	11/5/2011						777	165,788
	Option	11/19/2013		0	6,479	197.39	11/19/2023
	Option	11/19/2012		2,794	5,589	145.65	11/19/2022
	Option	11/5/2011		0	2,435	92.64	11/5/2021

(1)	PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.

RS and RSU refer to restricted stock awards and restricted stock units, respectively, granted under our 2007 Equity Incentive Compensation Plan.

Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.

(2)	Stock options generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(3)

Restricted stock awards and restricted stock units granted generally vest annually in three substantially equal installments beginning on the first anniversary of the date of grant. The restricted stock award granted to Mr. Lucio on April 30, 2014 will vest on the third anniversary of the date of grant if Mr. Lucio continues to be employed by the Company on such date

(4)	The value shown is based on the September 30, 2014 per share closing price of our Class A common stock of $213.37.

(5)

Represents unearned shares under the performance share awards made in November 2011, November 2012 and November 2013. Based on guidance provided by the SEC, the maximum potential number of shares for such grants has been assumed. The amounts shown for the performance shares awarded on November 5, 2011 include the full award for which the performance period ended on September 30, 2014. Following the fiscal year-end, the actual shares earned from this award were determined to be     % of

80 - Visa Inc. 2015 Proxy Statement

target which is less than the 200% of target number included in this table. The amounts shown for the performance shares awarded on November 19, 2012 include only shares equal to the two-thirds of the award for which an EPS target has been established. The amounts shown for the performance shares awarded on November 19, 2013 include only shares equal to the one-third of the award for which an EPS target has been established. The table below provides additional detail.

(6)	The following table provides additional information as to the number of shares reported for performance shares as of September 30, 2014 in the Outstanding Equity Awards at 2014 Fiscal Year-End Table.

	Date when the Number of Performance Shares was Established	Date when Conditions for Grant were Established
		November 5, 2011	November 19, 2012	November 19, 2013	To be established in Fiscal Year 2015	To be established in Fiscal Year 2016	Vest Date
Charles W. Scharf	11/19/2013			10,026	10,026	10,028	11/30/2016
	Total	10,026
Byron Pollitt	11/5/2011(a)	8,995	8,995	8,996			11/30/2014
	11/19/2012		8,697	8,696	8,697		11/30/2015
	11/19/2013			6,650	6,650	6,648	11/30/2016
	Total	51,029
Ryan McInerney	11/19/2013			2,638	2,638	2,640	11/30/2016
	Total	2,638
Antonio Lucio	11/5/2011(a)	3,102	3,104	3,104			11/30/2014
	11/19/2012		2,976	2,976	2,974		11/30/2015
	11/19/2013			1,900	1,900	1,900	11/30/2016
	Total	17,162

(a)	Displayed at maximum possible award (200% of target); following the completion of the performance period the final result was determined to be % of target.

Option Exercises and Stock Vested Table for Fiscal Year 2014

The following table provides additional information about the value realized by our named executive officers on stock option award exercises, restricted stock and restricted stock units vesting and performance shares vesting during the fiscal year ended September 30, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Charles W. Scharf	—	—	19,573	3,863,514
Byron Pollitt	143,266	19,352,336	37,610	7,775,228
Ryan McInerney	—	—	6,021	1,272,358
Rajat Taneja	—	—	—	—
Antonio Lucio	25,149	3,141,670	13,572	2,717,660

(1)	Amounts reflect the aggregate difference between the exercise price of the stock option and the market price of our Class A common stock at the time of exercise.

(2)	Amounts reflect the aggregate market value of Class A common stock on the day on which the restricted stock, restricted stock units or performance shares vested.

Visa Inc. 2015 Proxy Statement - 81

Pension Benefits Table for Fiscal Year 2014

The following table shows the present value of accumulated benefits payable to our named executive officers, including the number of years of service credited to each executive, under the Visa Retirement Plan and the Visa Excess Retirement Benefit Plan. The value of the benefits is determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Charles W. Scharf	Visa Retirement Plan	1.9	254,339	—
	Visa Excess Retirement Benefit Plan	1.9	—	—
Byron Pollitt	Visa Retirement Plan	7.0	1,383,464	—
	Visa Excess Retirement Benefit Plan	7.0	—	—
Ryan McInerney	Visa Retirement Plan	1.3	51,452	—
	Visa Excess Retirement Benefit Plan	1.3	—	—
Rajat Taneja	Visa Retirement Plan	0.8	13,572	—
	Visa Excess Retirement Benefit Plan	0.8	—	—
Antonio Lucio	Visa Retirement Plan	6.8	555,818	—
	Visa Excess Retirement Benefit Plan	6.8	—	—

(1)	Benefit accruals under the Visa Excess Retirement Benefit Plan were discontinued effective as of February 1, 2014.

Visa Retirement Plan

Under the Visa Retirement Plan, our U.S.-based employees, including our named executive officers, generally earn the right to receive certain benefits:

•	upon retirement at the normal retirement age of 65;

•	upon early retirement at or after age 55 (or at or after age 50 if hired prior to October 1, 2002) and having completed at least ten years of service with us; or

•	upon an earlier termination of employment, but solely if the employee is vested at that time.

Benefits under the Visa Retirement Plan are based on a cash balance benefit accrual formula. Under the formula, 6% of an employee’s eligible monthly pay will be credited each month to the employee’s notional cash balance account, along with interest each month on the account balance at an annualized rate equal to the 30-year U.S. Treasury Bond average annual interest rate for November of the previous calendar year. Accrued benefits under the Visa Retirement Plan become fully vested and nonforfeitable after three years of service.

Prior to January 1, 2011, retirement benefits were calculated as the product of 1.25% times the employee’s years of service multiplied by the employee’s monthly final average earnings for the last 60 consecutive months before retirement (or, for employees hired prior to October 1, 2002, the product of 46.25% times the employee’s years of service divided by 25 years, multiplied by the employee’s monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement). Eligible earnings include salary, overtime, shift differentials, special and merit awards and short-term cash incentive awards. The formula below provides an illustration of how the retirement benefits are calculated.

For employees hired on or before September 30, 2002

46.25%	X	Completed years of service, including partial year based on completed months	X	Monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement
25 years

82 - Visa Inc. 2015 Proxy Statement

For employees hired after September 30, 2002

1.25%	X	Completed years of service, including partial year based on completed months (up to 35 full years)	X	Monthly final average earnings for the last 60 consecutive months before retirement

If an employee retires early, that is, between the ages of 55 and 64 (or between the ages of 50 and 61 if hired prior to October 1, 2002), and has completed at least ten years of service with the Company, the amount of that employee’s benefits is reduced for each complete year that the employee begins receiving early retirement benefits before the age of 65 (or before the age of 62 if hired prior to October 1, 2002). If an employee retires prior to becoming eligible for early or normal retirement, the amount of his benefits is actuarially reduced and is generally not as large as if the employee had continued employment until his early or normal retirement date.

The Visa Retirement Plan began transitioning to cash balance benefits effective January 1, 2008 and completed the transition effective January 1, 2011. The change to a cash balance benefit formula took effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the applicable Visa Retirement Plan benefit formula described above was grandfathered for a three-year period and grandfathered employees continued to accrue benefits under that benefit formula. Their accrued benefits at December 31, 2010 (the last day of the grandfathered period) or the date they terminated employment, if earlier, were preserved. Because we completed the conversion to a cash balance plan formula beginning on January 1, 2011, all future benefit accruals will be under the cash balance benefit formula.

Visa Excess Retirement Benefit Plan

Prior to February 1, 2014, we also provided for benefit accruals under an excess retirement benefit plan. To the extent that an employee’s annual retirement income benefit under the Visa Retirement Plan exceeds the limitations imposed by the Internal Revenue Code, such excess benefit is paid from our non-qualified, unfunded, noncontributory Visa Excess Retirement Benefit Plan. The vesting provisions of, and formula used to calculate the benefit payable pursuant to, the Visa Excess Retirement Benefit Plan are generally the same as those of the Visa Retirement Plan described above, except that benefits are calculated without regard to the Internal Revenue Code tax-qualified plan limits and then offset for benefits paid under the qualified plan. Effective February 1, 2014, we discontinued benefit accruals under the Visa Excess Retirement Benefit Plan.

Non-qualified Deferred Compensation for Fiscal Year 2014

Visa Deferred Compensation Plan

Under the terms of the Visa Deferred Compensation Plan, eligible participants are able to defer up to 100% of their cash incentive awards or sign-on bonuses, if they submit a qualified deferral election. Benefits under the Visa Deferred Compensation Plan will be paid based on one of the following three distribution dates or events previously elected by the participant: (i) immediately upon, or up to five years following, retirement; (ii) immediately upon, or in the January following, termination; or (iii) if specifically elected by the participant, in January in a specified year while actively employed. However, upon a showing of financial hardship and receipt of approval from the plan administrator, a plan participant may be allowed to access funds in his deferred compensation account earlier than his existing distribution election(s). Benefits can be received either as a lump sum payment or in annual installments, except in the case of pre-retirement termination, in which case the participant must receive the benefit in a lump sum. Participants are always fully vested in their deferrals under the Visa Deferred Compensation Plan. Upon termination of the Visa Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Deferred Compensation Plan will be paid immediately in a lump sum.

Visa 401k Plan and Visa Excess 401k Plan

The Visa 401k Plan is a tax-qualified 401(k) retirement savings plan pursuant to which all of our U.S.-based employees, including our named executive officers, are able to contribute up to 50%, or 13% for highly compensated employees, of their salary up to the limit prescribed by the Internal Revenue Code to the Visa 401k Plan on a pre-tax basis. Employees also

Visa Inc. 2015 Proxy Statement - 83

have the option of contributing on an after-tax basis from 1% up to 50%, or 13% for highly compensated employees, of salary or a combination of pre-tax and after tax contributions that do not exceed 50%, or 13% for highly compensated employees, of salary. All contributions are subject to the Internal Revenue Code limits. If an employee reaches the statutory pre-tax contribution limit during the calendar year, an employee may continue to make contributions to the Visa 401k Plan on an after-tax basis, subject to any applicable statutory limits.

During fiscal year 2014, we contributed a matching amount equal to 200% of the first 3% of pay that was contributed by employees to the Visa 401k Plan. All employee and matching contributions to the Visa 401k Plan are fully vested upon contribution.

Prior to February 1, 2014, we also provided for a contribution in an excess 401k plan. Because the Internal Revenue Code limits the maximum amount a company and an employee can contribute to an employee’s 401(k) plan account each year, we continued to provide the matching contribution, after the applicable Internal Revenue Code limits are reached, to the Visa Excess 401k Plan, which is a non-qualified noncontributory retirement savings plan. Employees are eligible to participate in the Visa Excess 401k Plan if their salaries are greater than the Internal Revenue Code pay cap or if the total of their contributions and our matching contributions to the Visa 401k Plan exceed the Internal Revenue Code benefit limit. The features of the Visa Excess 401k Plan are generally the same as under the Visa 401k Plan, except that benefits cannot be rolled over to an IRA or another employer’s qualified plan. Effective February 1, 2014, we discontinued any future contributions to the Visa Excess 401k Plan.

The following table provides information about each of our named executive officer’s contributions, earnings, distributions, and balances under the Visa Deferred Compensation Plan and the Visa Excess 401k Plan in fiscal year 2014.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Charles W. Scharf	Excess 401k Plan	—	16,626	5,638	—	48,024
	Deferred Compensation Plan	—	—	—	—	—
Byron Pollitt	Excess 401k Plan	—	13,125	29,215	—	228,426
	Deferred Compensation Plan
Ryan McInerney	Excess 401k Plan	—	10,951	1,107	—	12,058
	Deferred Compensation Plan	—	—
Rajat Taneja	Excess 401k Plan	—	—	—	—	—
	Deferred Compensation Plan	—	—	—	—	—
Antonio Lucio	Excess 401k Plan	—	8,750	16,836	—	131,968
	Deferred Compensation Plan	—	—	—	—	—

(1)

Amounts reflect our contribution to the Excess 401k Plan for each named executive officer. These amounts are also reported in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2014 and the All Other Compensation in Fiscal Year 2014 Table.

84 - Visa Inc. 2015 Proxy Statement

The following table shows the funds available under the Visa Deferred Compensation Plan and the Excess 401k Plan and their annual rate of return for fiscal year 2014, as reported by the administrator of the plans.

Name of Fund	Rate of Return (%)
Alger Capital Appreciation Institutional Fund-Institutional Class(1)	21.58%
Columbia Acorn Z(2)	4.14%
Dodge & Cox Income (3)	5.76%
Dodge & Cox International Stock	13.19%
Fidelity Balanced Fund – Class K	14.94%
Fidelity Low-Priced Stock Fund – Class K	11.58%
PIMCO Total Return Fund-Instl Class(1)	3.29%
Spartan U.S. Equity Index Fund-Investor Class	19.72%
T. Rowe Price Equity Income(3)	13.44%
Vanguard Extended Market Index Fund – Institutional Plus Shares(4)	9.74%
Vanguard Morgan Growth Fund Class —Admiral Shares(3)	17.03%
Vanguard Total Bond Market Index Fund – Admiral Shares(4)	3.90%
Vanguard Total Stock Market Index Fund – Admiral Shares(4)	17.76%
Vanguard Prime Money Market Fund – Institutional Shares	0.05%
Vanguard Total International Stock Index Fund – Institutional Plus Shares	4.93%

(1)	This fund is not available under the Visa Excess 401k Plan.

(2)	This fund was available until June 23, 2014.

(3)	This fund is not available under the Visa Deferred Compensation Plan.

(4)	This fund became available on June 23, 2014.

Employment Arrangements and Potential Payments upon Termination or Change of Control

The following discussion relates only to the employment arrangements with our named executive officers that were in effect during fiscal year 2014. We do not have employment agreements with our named executive officers.

Offer Letters with Charles W. Scharf, Ryan McInerney and Rajat Taneja

We executed offer letters with each of Mr. Scharf, Mr. McInerney and Mr. Taneja in connection with their employment by Visa. Each of these offer letters was the result of negotiations with the Company, during which the Compensation Committee consulted with Cook & Co., its independent compensation consultant, and legal counsel with expertise in executive compensation matters. In connection with the negotiation of the offer letters the Compensation Committee also reviewed relevant market data, the compensation levels of our other executive officers, and the terms of each executive’s compensation arrangements with his previous employer, including the value each would forfeit with such employer by agreeing to join Visa.

Charles W. Scharf

On October 23, 2012, we executed an offer letter with Charles W. Scharf under which he became our Chief Executive Officer on November 1, 2012. In connection with his appointment and under the terms of his offer letter, Mr. Scharf received a one-time make-whole equity award consisting of restricted stock and stock options that were structured in value, form and timing to replicate compensation that he forfeited by leaving his former employer to join Visa. A portion of Mr. Scharf’s make-whole equity award vested immediately on the date of grant. The unvested remainder of the make-whole award vests in three substantially equal annual installments beginning on the first anniversary of the date of grant, assuming Mr. Scharf’s continued employment by the Company through each such date.

In November 2012, we also entered into an aircraft time-sharing agreement with Mr. Scharf, which governs Mr. Scharf’s personal use of the Company’s aircraft during his employment and requires his reimbursement to the Company for the

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incremental operating costs of any such use. Please see the section entitled “Compensation Discussion and Analysis – Perquisites and Other Personal Benefits” on page 71 for additional information regarding this agreement.

Ryan McInerney

On May 20, 2013, we executed an offer letter with Ryan McInerney under which he became our President on June 3, 2013. In connection with his appointment and under the terms of his offer letter, Mr. McInerney received a one-time make-whole equity award consisting of restricted stock and stock options that were structured in value, form and timing to replicate compensation that he forfeited by leaving his former employer to join Visa. The shares subject to the make-whole award vest in three substantially equal installments on each of the three anniversaries of the date of grant. Mr. McInerney also received a one-time sign-on bonus that was payable 50% in cash shortly after his commencement of employment with the Company, and 50% in restricted stock that vests in full on the third anniversary of the date of grant, assuming Mr. McInerney’s continued employment by the Company through such date.

Rajat Taneja

On November 6, 2013, we executed an offer letter with Rajat Taneja under which he became our Executive Vice President, Technology on November 25, 2013. Pursuant to the terms of his offer letter, Mr. Taneja receives an annual base salary of $750,000 and was eligible to participate in our annual incentive plan for fiscal year 2014, with a target bonus of 125% of his base salary and a maximum bonus opportunity of 250% of his base salary. Mr. Taneja also was eligible to receive a long-term incentive award with an annual target value equal to $4,562,500.

As negotiated as part of the offer letter, in order to compensate him for forfeited incentives from his prior employer, Mr. Taneja was entitled to receive a one-time cash sign-on bonus of $2,000,000. Mr. Taneja also received a one-time make-whole equity award structured in value and vesting to replicate compensation that he forfeited by leaving his former employer to join Visa. The make-whole award was comprised of restricted stock with a grant date value of approximately $8,250,000, which converted into 38,454 shares, and stock options with a grant date value of approximately $2,750,000, which converted into options to purchase 56,806 shares. The shares subject to the make-whole award will vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Because the grant of the make-whole equity award and the sign-on bonus are one-time events, they are not considered to be a part of Mr. Taneja’s ongoing target annual compensation.

Pursuant to the terms of their offer letters, each of Mr. Scharf, Mr. McInerney and Mr. Taneja are also eligible to participate in the Visa Inc. Executive Severance Plan, the terms of which are discussed below.

Executive Severance Plan

We believe that it is appropriate to provide severance pay to an executive officer whose employment is involuntarily terminated by us without “cause”, and, in some cases, voluntarily terminated by the executive for “good reason” (each as defined in the Executive Severance Plan), to provide transition income replacement that will allow the executive to focus on our business priorities. Our Executive Severance Plan provides for severance pay to our executive officers under certain circumstances. We believe the level of severance provided by this Plan is consistent with the practices of our compensation peer group and is necessary to attract and retain key employees.

Our named executive officers are participants in the Executive Severance Plan, which provides for lump sum severance of two times base salary plus target annual incentive awards, and a prorated bonus for any partial performance period under the annual incentive plan. The Executive Severance Plan does not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control.

Equity Incentive Awards

Pursuant to the terms of certain award agreements under the Visa Inc. 2007 Equity Incentive Compensation Plan, if the employment of a named executive officer is involuntarily terminated by us without “cause” at any time or voluntarily terminated by the named executive officer for “good reason” within two years following a change of control (as such terms are defined in the plan or applicable award agreement), then the unvested portion of any equity incentive award will become fully vested (and at target levels, with respect to performance shares).

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Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our named executive officers in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of September 30, 2014 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. Please see the Grants of Plan-Based Awards in Fiscal Year 2014 Table, the Pension Benefits Table for Fiscal Year 2014, and the section entitled Non-qualified Deferred Compensation for Fiscal Year 2014 for additional information. Payments that would be made over a period of time have been estimated as the lump sum present value using 120% of the applicable federal rate. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from Visa.

Termination Payments & Benefits for Charles W. Scharf

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	56,224	56,224		55,947		14,294
Cash Severance	6,650,000	6,650,000		—		—
Incentive for Fiscal Year 2014	2,458,125	2,375,000		2,375,000		2,375,000
Unvested Restricted Stock/ Restricted Stock Units	4,176,291	5,780,833		1,604,542		1,604,542
Unvested Options	2,298,281	2,844,701		546,420		546,420
Unvested Performance Shares	—	3,209,085	(1)	1,068,719	(2)	1,068,719	(2)
Total	15,638,921	20,915,843		5,650,628		5,608,975

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments & Benefits for Byron Pollitt

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)		Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Retirement(3) ($)		Disability ($)		Death ($)
Health and Welfare Benefits	56,224		56,224		—		55,947		14,294
Cash Severance	3,375,000		3,375,000		—		—		—
Incentive for Fiscal Year 2014	970,313		937,500		—		937,500		937,500
Unvested Restricted Stock/ Restricted Stock Units	4,323,730		4,323,730		2,472,105		6,277,132		6,277,132
Unvested Options	2,320,507		2,320,507		2,320,507		2,320,507		2,320,507
Unvested Performance Shares	7,790,565	(1)	7,790,565	(2)	7,790,565	(1)	7,790,565	(1)	7,790,565	(1)
Total	18,836,339		18,803,526		12,583,177		17,381,651		17,399,998

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Mr. Pollitt meets the conditions for “retirement” contained in certain of his equity award agreements and as a result the unvested portions of these grants would fully vest or continue to vest upon his termination of employment.

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Termination Payments & Benefits for Ryan McInerney

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	56,224	56,224		55,947		14,294
Cash Severance	3,750,000	3,750,000		—		—
Incentive for Fiscal Year 2014	1,164,375	1,125,000		1,125,000		1,125,000
Unvested Restricted Stock/ Restricted Stock Units	3,772,168	4,194,427		4,194,427		4,194,427
Unvested Options	543,754	687,558		687,558		687,558
Unvested Performance Shares	—	844,518	(1)	281,249	(2)	281,249	(2)
Total	9,286,521	10,657,727		6,344,181		6,302,528

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments & Benefits for Rajat Taneja

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)	Death ($)
Health and Welfare Benefits	30,309	30,309	30,159	7,525
Cash Severance	3,375,000	3,375,000	—	—
Incentive for Fiscal Year 2014	824,101	796,233	796,233	796,233
Unvested Restricted Stock/ Restricted Stock Units	8,204,930	8,204,930	8,204,930	8,204,930
Unvested Options	—	—	—	—
Unvested Performance Shares	—	—	—	—
Total	12,434,340	12,406,472	9,031,322	9,008,688

Termination Payments & Benefits for Antonio Lucio

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)		Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	56,224		56,224		55,947		14,294
Cash Severance	2,000,000		2,000,000		—		—
Incentive for Fiscal Year 2014	517,500		500,000		500,000		500,000
Unvested Restricted Stock/ Restricted Stock Units	3,413,280		7,192,489		9,145,892		9,145,892
Unvested Options	672,465		775,999		775,999		775,999
Unvested Performance Shares	1,945,508	(1)	2,553,612	(2)	2,148,024	(3)	2,148,024	(3)
Total	8,604,977		13,078,324		12,625,862		12,584,209

(1)

Includes the target number of shares for grants prior to November 2013 that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Includes the target number of shares for grants prior to November 2013 that have not completed their performance period and the target number of shares, prorated for the portion of the performance period completed for grant made in November 2013. In the event of a termination due to death or disability, a prorated number of the final shares earned will vest.

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PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A to the Exchange Act, we are asking our Class A stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the section entitled Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion. This proposal, commonly known as a “Say-on-Pay” proposal, gives our Class A stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in detail under the heading Compensation Discussion and Analysis above, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis section of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our board of directors. Our board of directors and the Compensation Committee value the views of our Class A stockholders, and will therefore review and consider the voting results for this proposal when evaluating our executive compensation programs.

The board of directors has adopted a policy providing for an annual Say-on-Pay vote. Unless the board of directors modifies this policy, the next Say-on-Pay vote will be held at our 2016 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED

IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES

OF THE SECURITIES AND EXCHANGE COMMISSION.

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PROPOSAL 4 – APPROVAL OF VISA INC. EMPLOYEE STOCK PURCHASE PLAN

We are asking our Class A stockholders to approve the Visa Inc. Employee Stock Purchase Plan (the “ESPP”) which will provide for the issuance of up to 5,000,000 shares of our Class A common stock to eligible employees. The ESPP will provide our employees with the opportunity to purchase shares through accumulated payroll deductions, or other means determined by the Company, at a discount from the market price, thereby providing employees with the ability to acquire an equity interest in the Company. This will incentivize our employees and further align their interests with those of our stockholders. The board of directors, on the recommendation of the Compensation Committee, approved the ESPP on October 22, 2014, subject to stockholder approval at the 2015 Annual Meeting. If approved by our Class A stockholders, the ESPP will become effective on January 28, 2015.

Summary of ESPP

The following is a summary of the material features of the ESPP and does not describe of all the ESPP’s provisions. We urge you to read the complete text of the ESPP that is included as Appendix B to this proxy statement. Capitalized terms used in this summary that are not otherwise defined have the meanings given in the ESPP.

Administration

The ESPP is administered by the Compensation Committee of the board of directors. In its capacity as the Plan Administrator, the Compensation Committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the ESPP. All costs and expenses incurred in the administration of the ESPP are paid by the Company.

Shares Subject to the ESPP

The ESPP authorizes the issuance of a total of 5,000,000 shares of our Class A common stock, which represents an overhang of approximately     % based on the number of outstanding common shares as of December 1, 2014. The “overhang” is calculated as the total of (i) shares available for issuance under the ESPP, divided by (ii) the total number of shares of Class A common stock outstanding and shares available for issuance under the ESPP. The shares to be issued under the ESPP will be made available from authorized but unissued shares of our Class A common stock. Any shares issued under the ESPP will reduce, on a share-for-share basis, the number of shares available for issuance under the ESPP. In the event of any change to our outstanding Class A common stock, such as a recapitalization, stock split or similar event, appropriate adjustments will be made to the ESPP and to each outstanding Purchase Right (defined below).

Depending on the assumptions used, we expect that 5,000,000 shares will satisfy our equity needs under the ESPP for at least 10 years. When considering the number of shares to approve for the ESPP, the Compensation Committee reviewed, among other things, the potential dilution to our current stockholders as measured by overhang and the projected share usage over the expected life of the ESPP.

Purchase Rights, Offering Periods and Purchase Dates

The ESPP operates by offering eligible employees the right to use accumulated payroll deductions, or contributions made through other means, to purchase shares of our Class A common stock (referred to as a Purchase Right) through a series of successive or overlapping offering periods (each referred to as an Offering Period). Although the maximum duration of an Offering Period may be up to 27 months under the ESPP, with multiple Purchase Dates therein, we plan to operate the ESPP using a single Purchase Date at the end of each six-month Offering Period. The Compensation Committee initially has determined that each Offering Period will be six months commencing on the first day of February and August each year with Purchase Dates occurring on the following first day of August and February each year. If the Offering Date or Purchase Date falls on a day on which our Class A common stock is not publicly traded, then the applicable date shall be the immediately preceding date on which our shares are publicly traded. If the ESPP is approved at the Annual Meeting, for administrative purposes, the initial Offering Period will be truncated and commence on February 27, 2015 and end on July 31, 2015. The second Offering Period will begin on July 31, 2015 and end approximately six months later.

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Eligibility and Participation

The ESPP is broad-based and does not provide for discretionary grants. Eligible employees of the Company and its designated subsidiaries may participate in the ESPP. The Plan Administrator, however, may limit eligibility to participate in any Offering Period to those employees who customarily work for more than 20 hours per week or for more than five months per calendar year. Employees outside of the United States may be subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed. As of December 1, 2014, we estimate that approximately              employees will be eligible to participate in the ESPP, excluding our executive officers who the Compensation Committee has determined will not be eligible to participate.

In order to participate in the ESPP, an employee who is eligible at the beginning of the Offering Period will submit an enrollment form authorizing payroll deductions of up to a maximum of 10% of his or her eligible earnings in any multiple of 1%. We refer to employees who have enrolled in the ESPP as Participants. A Participant’s accumulated deductions will be used each Purchase Date to buy whole shares of Class A common stock at the applicable Purchase Price (defined below). For purposes of the ESPP, eligible earnings generally include base salary, incentive bonuses, commissions, overtime pay, shift premiums and other similar compensation payable in cash. In certain non-U.S. jurisdictions where payroll deductions are prohibited by law, Participants may be permitted to make other approved contributions prior to a Purchase Date. Employees may join an Offering Period only at the beginning of that Offering Period; they are not allowed to join once an Offering Period has commenced. A Participant may generally withdraw from the ESPP during an Offering Period, and his or her accumulated payroll deductions will be refunded and not used to purchase shares.

Purchase Price

The Purchase Price of the shares of Class A common stock acquired on each Purchase Date may be no less than 85% of the lower of (i) the last sale price per share on the first day of the Offering Period; or (ii) the last sale price per share on the Purchase Date at the end of the related six month Offering Period. The Purchase Price for the initial Offering Period is expected to be 85% of the last sale price per share of Class A common stock on the Purchase Date. The last sale price on any relevant date under the ESPP will be the last sale price per share on such date on the NYSE.

Special Limitations

The ESPP imposes certain limitations upon an employee’s right to acquire Class A common stock, including the following:

•

Employees who own stock (including shares that may be purchased at the end of an ongoing Offering Period) possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our affiliates may not participate in the ESPP;

•

A Participant may not be granted Purchase Rights of more than $25,000 worth of Class A common stock (valued at the beginning of the Offering Period) for each calendar year in which such Purchase Rights are outstanding;

•	No Participant may purchase more than the fixed number of shares established by the Compensation Committee prior to the beginning of an Offering Period; and

•	Participants may be required to retain and not sell shares for a designated period of time after the Purchase Date.

Termination of Employment

If a Participant’s employment is terminated for any reason, he or she is no longer eligible to participate in the ESPP. Any payroll deductions that the Participant made for the Offering Period in which his or her employment ends will be refunded and will not be used to purchase shares.

Special Provisions for Foreign Subsidiaries

The Plan Administrator may establish sub-plans of the ESPP that are intended to provide employees of our foreign subsidiaries with the opportunity to participate in the ESPP in a manner that is intended to qualify under Section 423 of the Internal Revenue Code. The Plan Administrator also may authorize the establishment of sub-plans and addenda to facilitate participation in the ESPP by eligible employees residing outside the United States in a manner that does not comply with Section 423, if necessary or desirable to achieve tax, securities law or other objectives or as necessary to comply with local laws, regulations or rules. As a result, there may be one or more concurrent offerings with different terms operating under the ESPP.

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Stockholder Rights

A Participant will not have stockholder rights with respect to the shares covered by his or her Purchase Right until the shares are actually purchased on the Participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the Purchase Date.

Assignability

No Purchase Rights will be assignable or transferable by the Participant, except by will or the laws of inheritance following a Participant’s death.

Change in Control

In the event the Company is acquired by merger or sale of all or substantially all of the Company’s assets or outstanding voting stock, all outstanding Purchase Rights will automatically be exercised immediately prior to the effective date of such acquisition. The Purchase Price generally will be equal to 85% of the last sale price per share immediately prior to the effective date of such acquisition. In addition, in accordance with the principles of Section 423, the Plan Administrator may create special offering periods or special purchase dates for individuals who become employees in connection with the acquisition of another company or cease to be employees in connection with the disposition of any portion of the Company or its subsidiaries.

Share Proration

Should the total number of shares of Class A common stock to be purchased pursuant to outstanding Purchase Rights on any particular date exceed the number of shares available for issuance under the ESPP at that time, the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis. Any accumulated payroll deductions in excess of the aggregate Purchase Price payable for the shares allocated to a Participant will be refunded.

Amendment and Termination

The Plan Administrator may at any time amend, modify or suspend the ESPP. However, the Plan Administrator may not, without stockholder approval: (i) increase the number of shares issuable under the ESPP; (ii) alter the purchase price formula so as to reduce the purchase price; or (iii) modify the requirements for eligibility to participate in the ESPP.

Term

The ESPP will terminate upon the earlier of: (i) the termination of the ESPP by the Plan Administrator; or (ii)  the date on which no more shares are available for issuance.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to Visa and those Participants subject to U.S. taxation with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a Participant may reside.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423. Under such an arrangement, no taxable income will be recognized by a Participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the Purchase Rights. Taxable income will not be recognized until: (i) there is a sale or other disposition of the shares acquired under the ESPP; or (ii) the Participant dies while still owning the purchased shares.

If a Participant sells or otherwise disposes of the purchased shares within two years after the beginning of the Offering Period in which such shares were acquired or within one year after the Purchase Date, the Participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the last sale price of the shares on the Purchase Date exceeded the Purchase Price paid for those shares, and the Company will be entitled to an income tax

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deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The Participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate Purchase Price for those shares and the ordinary income recognized in connection with their acquisition.

If a Participant sells or otherwise disposes of the purchased shares more than two years after the beginning of the Offering Period in which such shares were acquired and more than one year after the Purchase Date, the Participant will recognize ordinary income in the year of sale or disposition equal to the lower of: (i) the amount by which the last sale price of the shares on the sale or disposition date exceeded the Purchase Price paid for those shares; or (ii) 15% of the last sale price on the first day of the Offering Period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If a Participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of: (i) the amount by which the last sale price of the shares on the date of death exceeds the Purchase Price; or (ii) 15% of the last sale price of the shares on the first day of the Offering Period in which those shares were acquired.

Non-U.S. Income Tax Consequences

The income taxation consequences to the Participants and the Company and its subsidiaries with respect to participation in the ESPP vary by country. Generally, Participants are subject to taxation at the time of purchase. The employing subsidiary may be entitled to a deduction in the tax year in which a Participant recognizes taxable income, provided the subsidiary reimburses the Company for the cost of the benefit conferred under the ESPP.

New Plan Benefits

The benefits to be received by our employees as a result of the adoption of the ESPP are not determinable, since the amounts of future purchases by Participants are based on elective Participant contributions. No Purchase Rights have been granted, and no shares have been issued, with respect to the 5,000,000 shares of Class A common stock reserved for issuance pursuant to the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE ESPP.

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EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of September 30, 2014 for the Visa 2007 Equity Incentive Compensation Plan, or Equity Incentive Plan, which was approved by our stockholders. We do not have any equity compensation plans that have not been approved by our stockholders, except as noted in footnote 2 below. For a description of the awards issued under the Equity Incentive Compensation Plan, see Note 16 – Share-based Compensation to our fiscal year 2014 consolidated financial statements, which is included in our Form 10-K.

Plan Category	(a) Number of shares of Class A common stock issuable upon exercise of outstanding options		(b) Weighted-average exercise price of outstanding options	(c) Number of shares of Class A common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by stockholders	2,732,493	(1)	$92.89	39,165,266
Equity compensation plans not approved by stockholders	179,933	(2)	$47.50	—
Total	2,912,426		$90.08	39,165,266

(1)

In addition to stock options, the Equity Incentive Compensation Plan authorizes the issuance of restricted stock, restricted stock units, performance shares and other stock-based awards. The maximum number of shares issuable as of September 30, 2014 pursuant to outstanding restricted stock units and performance shares totals 466,733 and 518,810, respectively.

(2)

These shares may be issued upon the exercise of stock options issued by the Company to replace certain CyberSource Corporation stock options that were outstanding at the time the Company acquired CyberSource in fiscal year 2010. These stock options were issued under certain provisions of the Equity Incentive Compensation Plan, which permit Visa to issue stock options in connection with certain acquisition transactions.

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PROPOSAL 5 – APPROVAL OF AMENDMENTS TO VISA INC. CERTIFICATE OF INCORPORATION AND BYLAWS TO REMOVE ALL SUPERMAJORITY VOTE REQUIREMENTS AND REPLACE THEM WITH MAJORITY VOTE REQUIREMENTS

After careful consideration and upon the recommendation of the Nominating and Corporate Governance Committee, our board of directors voted to approve, and to recommend to our stockholders that they approve, amendments to our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated By-Laws (the “Bylaws”) to remove all supermajority vote requirements and replace them with majority vote requirements. If approved, the amendments to our Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which is expected to occur prior to our 2016 Annual Meeting. The amendment to our Bylaws will become effective upon stockholder approval.

Current Supermajority Vote Requirements

Our Certificate of Incorporation and our Bylaws currently contain the following supermajority vote requirements:

a)

Exit Core Payments Business: Article IV, Section 4.7(b) of our Certificate of Incorporation provides that the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the common stock of all classes and series, voting together as a single class, is required to authorize the Company to exit its core payments business (i.e., to no longer operate a consumer debit/credit payments business);

b)

Future Amendments to Sections of the Certificate: Article X, Section 10.1(b) of our Certificate of Incorporation provides that no amendments may be made to Sections 4.24, 4.26, 4.27 or 10.1 of the Certificate of Incorporation (and in each case any related term defined in Section 11.2 of our Certificate of Incorporation), and no provision that is inconsistent with any such provisions may be adopted, without the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of each of the Class A common stock, the Class B common stock and the Class C common stock, each voting together as a single class of common stock;

c)

Approval of Exceptions to Transfer Restrictions: Article IV, Sections 4.25(b) and 4.25(c) of our Certificate of Incorporation provide that the approval of at least seventy-five percent (75%) of the independent directors of the Company is required to approve certain exceptions to the transfer limitations imposed by Section 4.25 of our Certificate of Incorporation on holders of Class B common stock and Class C common stock;

d)

Removal of Directors from Office: Article V, Section 5.3 of our Certificate of Incorporation provides that our directors may only be removed by the affirmative vote of at least eighty percent (80%) in voting power of all of the then outstanding shares of stock of the Company entitled to vote at an election of directors, voting together as a single class; and

e)

Future Amendments to the Advance Notice Provision in the Bylaws: Article II, Section 2.5(d) of our Bylaws provides that the advance notice provisions for stockholders contained in Section 2.5 of our Bylaws may only be amended by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of common stock of the Company entitled to vote thereon.

Rationale for Removing Supermajority Vote Requirements

As a part of an ongoing review of our corporate governance and based on stockholder input, our board of directors determined that it is in the best interests of the Company and our stockholders to replace the supermajority vote requirements in our Certificate of Incorporation and Bylaws, as described above, with a majority vote standard.

The board of directors recognizes that supermajority vote requirements are intended to protect against self-interested action by large stockholders by requiring broad stockholder support for certain types of transactions or governance changes. The board also recognizes that many investors and others have begun to view supermajority voting provisions as conflicting with principles of good corporate governance. For example, some stockholders and commentators argue that

Visa Inc. 2015 Proxy Statement - 95

supermajority vote requirements should be eliminated due to a perception that they could limit the board’s accountability to stockholders or stockholder participation in a company’s corporate governance.

After considering the advantages and disadvantages of maintaining the supermajority vote requirements in our Certificate of Incorporation and Bylaws, and upon the recommendation of the Nominating and Corporate Governance Committee, the board of directors adopted resolutions setting forth the proposed amendments to remove supermajority vote requirements from our Certificate of Incorporation and Bylaws, declared such amendments advisable, and resolved to submit the amendments to the Company’s stockholders for consideration. It is important to note that if the proposed amendments are approved, they will make it easier for one or more stockholders to remove directors or effect business or other corporate governance changes in the future, as described below.

Proposed Amendments to Remove Supermajority Vote Requirements

The board has adopted and is submitting for stockholder approval four amendments to our Certificate of Incorporation and one amendment to our Bylaws (collectively, the “Proposed Amendments”), which eliminate the supermajority vote provisions contained therein and replace them with a majority vote standard. The Company is proposing these amendments for the reasons described above and does not otherwise have any current plans or proposal to take or propose any of the corporate actions described below that currently require a supermajority vote. Each of the five Proposed Amendments will be voted on separately and the effectiveness of any Proposed Amendment is not conditioned on the approval of any other Proposed Amendment. The Proposed Amendments are as follows:

Proposal 5(a): Removal of Supermajority Vote Requirement for Exiting Core Payments Business

Description of Amendment

Currently, Article IV, Section 4.7(b) of our Certificate of Incorporation states that in order for the Company to exit its core payments business (i.e., no longer operate a consumer debit/credit payments business) such action must be approved by at least eighty percent (80%) of the voting power of the common stock of all classes and series, voting together as a single class. This proposal 5(a) requests that stockholders approve an amendment to the supermajority vote requirement in Article IV, Section 4.7(b) that replaces the reference to “eighty percent (80%)” with “a majority.” If approved, stockholders would be able to authorize the Company to exit its core payments business by the affirmative vote of the holders of at least a majority of the voting power of the common stock of all classes and series, voting together as a single class.

Vote Required to Approve

Under the existing supermajority vote requirements in our Certificate of Incorporation, this proposal 5(a) will be approved if at least eighty percent (80%) of the outstanding shares of Class A common stock, Class B common stock and Class C common stock, voting together as a single class (with Class B common stock and Class C common stock voting on an as-converted to Class A common stock basis) are voted in favor of such proposal, with abstentions and broker non-votes having the same effect as votes AGAINST the proposal.

Proposal 5(b): Removal of Supermajority Vote Requirement for Future Amendments to Certain Sections of our Certificate of Incorporation

Description of Amendment

Currently, Article X, Section 10.1(b) of our Certificate of Incorporation states that the Company cannot amend, alter, repeal or modify Sections 4.24 (relating to limitations on the beneficial ownership of Class A common stock), 4.26 (relating to the sale of Loss Shares), 4.27 (relating to provisions that are no longer applicable), and 10.1 (relating to amendments to our Certificate of Incorporation) of our Certificate of Incorporation (and, in each case, any related term defined in Section 11.2 of our Certificate of Incorporation), and no provision that is inconsistent with any such provisions may be adopted, whether by means of formal amendment thereto or by means of any merger, consolidation, amalgamation, other business combination or otherwise, unless that action is approved by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of each of the Class A common stock, the Class B common stock and the Class C common stock, each voting together as a single class. This proposal 5(b) requests that stockholders approve an

96 - Visa Inc. 2015 Proxy Statement

amendment to the supermajority vote requirement in Article X, Section 10.1(b) of our Certificate to replace the reference to “two-thirds (2/3)” with “a majority.” If approved, stockholders would be able to approve amendments to Sections 4.24 (relating to limitations on the beneficial ownership of Class A common stock), 4.26 (relating to the sale of Loss Shares), 4.27 (relating to provisions that are no longer applicable), or 10.1 (relating to amendments to our Certificate of Incorporation) of our Certificate of Incorporation (or, in each case, any related term defined in Section 11.2 of our Certificate of Incorporation), or adopt a provision that is inconsistent with such provisions, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of each of the Class A common stock, the Class B common stock and the Class C common stock, each voting together as a single class. In addition, this proposal 5(b) includes two non-substantive corrections to the text of Section 10.1(b) of our Certificate of Incorporation.

Vote Required to Approve

Under the existing supermajority voting requirements in our Certificate of Incorporation, this proposal 5(b) will be approved if at least two-thirds (2/3) of the outstanding shares of Class A common stock, Class B common stock and Class C common stock, voting together as a single class (with Class B common stock and Class C common stock voting on an as-converted to Class A common stock basis) are voted in favor of such proposal, with abstentions and broker non-votes having the same effect as votes AGAINST the proposal.

Proposal 5(c): Removal of Supermajority Vote Requirement for Approval of Exceptions to Transfer Restrictions

Description of Amendment

Currently, Article IV, Sections 4.25(b) and 4.25(c) of our Certificate of Incorporation provide that certain exceptions to the transfer restrictions imposed on holders of our Class B common stock and Class C common stock must be approved by at least seventy-five percent (75%) of the Independent Directors (as that term is defined in our Certificate). Specifically, in three situations set forth in Section 4.25(b) and Section 4.25(c) exceptions to the transfer restrictions that do not apply to all holders of Class B common stock or Class C common stock equally on a ratable basis, as the case may be, must be approved by at least seventy-five percent (75%) of the Independent Directors.

This proposal 5(c) requests that stockholders approve an amendment to the supermajority vote requirements in Article IV, Section 4.25 that replaces the three references to “seventy-five percent (75%)” with “a majority.” Note, however, that each of these three supermajority votes of the Independent Directors currently is, and if this proposal 5(c) is approved would remain, inoperative. Specifically, (i) the first supermajority vote requirement in Section 4.25(b) is inoperative because the transfer restrictions on the Class C common stock as set forth in Section 4.25(a) expired by the terms of our Certificate of Incorporation, (ii) the second supermajority vote requirement in Section 4.25(b) is inoperative because it applies to exceptions to the transfer restrictions on Class B shares approved “after the Escrow Termination Date,” but due to the passage of time there will be no restrictions on the Class B shares after the Escrow Termination Date, and (iii) the supermajority vote requirement in Section 4.25(c)(ii) is inoperative because the board did not extend the expiration of the transfer restrictions and no longer has the right to do so. The board opted to change and not eliminate these voting standards at this time, but may do so in the future when proposing broader amendments to our Certificate of Incorporation to eliminate outdated and inoperative provisions.

If this proposal 5(c) is approved, the Certificate of Incorporation would state that the approval of only a majority of the Independent Directors is required to grant certain exceptions to the transfer restrictions described above.

Vote Required to Approve

Under the existing supermajority vote requirements in our Certificate of Incorporation, this proposal 5(c) will be approved if at least a majority of shares of each of the Class A common stock, Class B common stock and Class C common stock, in each case voting separately as a class, are voted in favor of such proposal, with abstentions and broker non-votes having the same effect as votes AGAINST the proposal.

Visa Inc. 2015 Proxy Statement - 97

Proposal 5(d): Removal of Supermajority Vote Requirement for Removal of Directors from Office

Description of Amendment

Currently, Article V, Section 5.3 of our Certificate of Incorporation states that a director can be removed from office only by the affirmative vote of the holders of at least eighty percent (80%) in voting power of all of the then outstanding shares of stock of the Company entitled to vote at an election of directors, voting together as a single class. This proposal 5(d) requests that stockholders approve an amendment to the supermajority vote requirement in Article V, Section 5.3 that replaces the reference to “eighty percent (80%)” with “a majority.” If approved, stockholders would be able to remove any director from office by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of common stock of the Company entitled to vote at an election of directors, voting together as a single class. Our Class A common stock is the only class entitled to vote at the election of directors under our Certificate of Incorporation.

Vote Required to Approve

Under the existing supermajority vote requirements in our Certificate of Incorporation, this proposal 5(d) will be approved if at least eighty percent (80%) of the outstanding shares of Class A common stock are voted in favor of such proposal, with abstentions and broker non-votes having the same effect as votes AGAINST the proposal.

Proposal 5(e): Removal of Supermajority Vote Requirement for Future Amendments to the Advance Notice Provision in the Bylaws

Description of Amendment

Currently, Article II, Section 2.5(d) of our Bylaws state that the provisions of our Bylaws relating to stockholder advance notice of matters to be voted on by our stockholders may only be repealed or amended by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the Company’s common stock entitled to vote thereon. This proposal 5(e) requests that stockholders approve an amendment to the supermajority vote requirement in Article II, Section 2.5(d) that replaces the reference to “66-2/3%” with “a majority.” If approved, stockholders would be able to modify the provisions relating to stockholder advance notice by the affirmative vote of the holders of at least a majority of the outstanding shares of the Class A common stock.

Vote Required to Approve

Under the existing supermajority vote requirements in our Bylaws, this proposal 5(e) will be approved by the stockholders if at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Class A common stock are voted in favor of such proposal, with abstentions and broker non-votes having the same effect as votes AGAINST the proposal.

Additional Information

The full text of the Proposed Amendments, in each case marked to show the proposed deletions and insertions, is set forth in Appendix C to this proxy statement. The general description of provisions of our Certificate of Incorporation and Bylaws and the Proposed Amendments set forth herein are qualified in their entirety by reference to the text of Appendix C.

If any amendment to our Certificate of Incorporation is approved by our stockholders, such amendment will become effective upon the filing of a certificate of amendment with respect to such amendment with the Secretary of State of the State of Delaware, which is expected to occur prior to our 2016 Annual Meeting. If the amendment to Article II, Section 2.5(d) of our Bylaws is approved by our stockholders, it will be effective upon such approval. If any Proposed Amendment does not receive the required level of stockholder approval, it will not be implemented and the Company’s current voting requirements relating to such Proposed Amendment will remain in place.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF EACH OF THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

AND BYLAWS TO REMOVE ALL SUPERMAJORITY VOTE REQUIREMENTS AND REPLACE

THEM WITH THE MAJORITY VOTE REQUIREMENTS DESCRIBED ABOVE.

98 - Visa Inc. 2015 Proxy Statement

PROPOSAL 6 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015

The Audit and Risk Committee has appointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Visa Inc. and its subsidiaries for the fiscal year ending September 30, 2015. KPMG was our independent registered public accounting firm for the fiscal year ended September 30, 2014.

A proposal will be presented at the Annual Meeting to ratify KPMG’s appointment. If the Class A stockholders do not ratify KPMG’s appointment, the Audit and Risk Committee may reconsider the selection of our independent registered public accounting firm for fiscal year 2015. Even if the appointment is ratified, the Audit and Risk Committee, in its sole discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines such a change would be in the best interests of the Company and its stockholders.

A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company by KPMG for fiscal years 2014 and 2013 (in thousands):

Services Provided	Fiscal Year 2014	Fiscal Year 2013
Audit fees(1)	$6,139	$5,904
Audit-related fees(2)	1,614	1,698
Tax fees(3)	78	73
All other fees(4)	90	—
Total	$7,921	$7,675

(1)

Represents aggregate fees billed for professional services rendered in connection with annual financial statement audits, audits of our internal control over financial reporting, quarterly review of financial statements and for services related to local statutory audits.

(2)

Represents aggregate fees billed for assurance and related audit services (but not included in the audit fees set forth above). The assurance and related audit services include employee benefit plan audits, review of internal controls for selected information systems and business units (Statement on Standards for Attestation Engagement No. 16 audits), and services related to web trust certifications.

(3)	Represents aggregate fees billed for tax services in connection with the preparation of tax returns, other tax compliance services, tax planning and expatriate tax services.

(4)	Represents fees billed for data analytic and eXtensible Business Reporting Language (XBRL) services.

Consistent with SEC and Public Company Accounting Oversight Board, or PCAOB, requirements regarding auditor independence, the Audit and Risk Committee has responsibility for appointing, setting the compensation for and overseeing the work of our independent registered public accounting firm. In accordance with its charter and the Audit and Risk Committee’s Pre-Approval Policy (“Pre-Approval Policy”), the Audit and Risk Committee is required to pre-approve all audit and internal control-related services and permitted non-audit services, including the terms thereof, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit and Risk Committee prior to the completion of the audit. In addition, the Audit and Risk Committee’s charter requires the Committee to review and discuss with the independent registered public accounting firm any documentation supplied by it as to the nature and scope of any

Visa Inc. 2015 Proxy Statement - 99

tax services to be approved, as well as the potential effects of the provision of such services on the firm’s independence. During fiscal year 2014, all services KPMG provided to the Company were pre-approved by the Audit and Risk Committee in accordance with applicable SEC regulations and the Pre-Approval Policy, and the Audit and Risk Committee reviewed and discussed the documentation KPMG supplied to it as to tax services and the potential effect of the provision thereof on KPMG’s independence.

To further help ensure the independence of our independent registered public accounting firm, we have adopted policies and procedures relating to the engagement of our independent registered public accounting firm and the hiring of employees or former employees of the independent registered public accounting firm.

REPORT OF THE AUDIT AND RISK COMMITTEE

The Audit and Risk Committee is responsible for monitoring and overseeing Visa’s financial reporting process on behalf of the board of directors. Visa’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. KPMG LLP, Visa’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit and Risk Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2014. In addition, the Audit and Risk Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The Audit and Risk Committee also has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit and Risk Committee has discussed the independence of KPMG with that firm.

Based on the Audit and Risk Committee’s review and discussions noted above, the Audit and Risk Committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, for filing with the Securities and Exchange Commission.

Audit and Risk Committee of the Board of Directors

Mary B. Cranston (Chair)

Francisco Javier Fernández-Carbajal

Cathy E. Minehan

Maynard G. Webb, Jr.

100 - Visa Inc. 2015 Proxy Statement

OTHER INFORMATION

Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2016 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2016 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is August     , 2015, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999 by the close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2016 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Under our Bylaws, director nominations and other business may be brought before an annual meeting of stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws as in effect from time to time. To propose a candidate to be considered for nomination at our 2016 annual meeting or for a proposal to be timely under the Bylaws as now in effect, stockholders must deliver or mail their nomination submission or other stockholder notice of a proposal so that it is received by our Corporate Secretary no earlier than 120 days and no later than 90 days prior to the date of the annual meeting. However, if we provide stockholders less than 100 days’ notice or other prior public disclosure of the date of our 2016 annual meeting, we must receive stockholder nomination submissions no later than the close of business on the 10th day following the earlier of the day on which we mailed or otherwise publicly disclosed notice of the meeting date. The nomination submission or notice of a proposal must include all of the information specified in our Bylaws. For a nomination submission, the required information includes identifying and stockholding information about the nominee, information about the stockholder making the nomination, and the stockholder’s ownership of and agreements related to our stock. It also must include the nominee’s consent to serve if elected. Please refer to the advance notice provisions of our Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. A copy of our Bylaws may be obtained by visiting the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance” or by writing to our Corporate Secretary at Visa Inc., P.O.  Box 8999, San Francisco, CA 94128-8999.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Investor Relations Department at (650) 432-7644 or Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Fiscal Year 2014 Annual Report and SEC Filings

Our financial statements for the fiscal year ended September 30, 2014 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at http://investor.visa.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999.

Visa Inc. 2015 Proxy Statement - 101

Appendix A

AMENDMENTS TO THE FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF VISA INC.

Set forth below is the text of the provisions of our Certificate proposed to be amended by Proposal 2. Additions are indicated by double underlining and deletions are indicated by strike-through.

****

Section 4.9 Dividends and Distributions.

(a) Subject to applicable law and to the provisions of this Certificate of Incorporation and to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends or distributions, dividends or distributions may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. ~~All~~Other than with respect to dividends or distributions payable in shares of Class A Common Stock, (i) all holders of outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock shall be entitled to participate ratably (on an “as converted” basis in the case of the holders of the Class B Common Stock and Class C Common Stock) in any dividend or distribution paid on the Common Stock (regardless of class or series), and (ii) no dividend or distribution may be declared or paid on any class or series of Common Stock (whether Class A Common Stock, Class B Common Stock or Class C Common Stock) unless an equivalent dividend or distribution is contemporaneously declared and paid (on an “as converted” basis in the case of the Class B Common Stock and the Class C Common Stock) on each other class and series of Common Stock in accordance with the provisions of this Certificate of Incorporation. For purposes of this Section 4.9, “as converted” in the case of the holders of the Class B Common Stock and Class C Common Stock shall mean that each holder of Class B Common Stock and each holder of Class C Common Stock shall be entitled to its ratable portion of any dividend or distribution (other than with respect to any dividend or distribution payable in shares of Class A Common Stock) based upon the number of shares of Class A Common Stock into which the shares of Class B Common Stock or Class C Common Stock, as applicable, Beneficially Owned by such holder would be converted, based on the Applicable Conversion Rate in effect on such record date, without regard to any restrictions on the amount of Class A Common Stock any stockholder may own. Dividends or distributions payable in shares of Class A Common Stock shall be paid on the Class A Common Stock without also paying a corresponding dividend or distribution on each other class or series of Common Stock; provided, that (x) such dividends or distributions shall be paid only in shares of Class A Common Stock on a per share basis, and (y) each of the Applicable Conversion Rate, Class B Number, Loss Funds Cost Per Share and Price Per Share for each share of Class B Common Stock and the Applicable Conversion Rate for each share of Class C Common Stock shall be adjusted as provided in Section 4.14(a).

(b) ~~Subject to the provisions of this Certificate of Incorporation~~Notwithstanding anything to the contrary in Section 4.9(a), for purposes of this Section 4.9, a share distribution consisting of shares of any class or series of securities of the Corporation or any other Person other than Common Stock (or securities that are convertible into, exchangeable for or evidence the right to purchase shares of Common Stock) may be made, either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock or on the basis of a distribution of one class or series of securities to holders of Class A Common Stock and another class or series of securities to holders of Class B Common Stock and Class C Common Stock; provided that the securities that are so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with holders of shares of Class B Common Stock and Class C Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related difference in designation, conversion and share distribution provisions between Class A Common Stock, Class B Common Stock or Class C Common Stock); provided that if the securities so distributed constitute capital stock of a subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between the Class A Common Stock, Class B Common Stock and Class C Common Stock, and provided that, in each case, such distribution is otherwise made on an equal per share basis.

****

Visa Inc. 2015 Proxy Statement - A-1

Section 4.13 Maintenance of Authorized Capital Stock; Treatment on Recapitalizations; Etc.

The Corporation shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of each applicable class or series of Common Stock into which any other class or series of Common Stock is convertible at any time, for the purpose of effecting such conversion, the full number of shares of Common Stock of each applicable class or series issuable upon the conversion of all outstanding shares of each other class or series that is convertible into such class or series of Common Stock. The Corporation shall not reclassify, subdivide, split or combine any class of Common Stock without also reclassifying, subdividing, splitting or combining each other class of Common Stock on an equivalent ~~equal~~ per share basis, except that the Corporation may reclassify, subdivide, split or combine shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, without also reclassifying, subdividing, splitting or combining each other class of Common Stock pursuant to Section 4.14(a) so long as each of the Applicable Conversion Rate, the Class B Number, Loss Funds Cost Per Share and Price Per Share for each share of Class B Common Stock and the Applicable Conversion Rate for each share of Class C Common Stock shall be adjusted as provided in Section 4.14(a).

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Section 4.14 Adjustments to the Applicable Conversion Rate, Class B Number, Loss Funds Cost Per Share and Price Per Share.

(a) If the Corporation (i) subdivides, reclassifies or splits ~~any of its~~the outstanding shares of ~~any class or series of its~~Class A Common Stock into a greater number of shares without also subdividing, reclassifying or splitting the outstanding shares of the Class B Common Stock and/or the Class C Common Stock on an equivalent per share basis; (ii) combines or reclassifies ~~any of its~~the outstanding shares of ~~any class or series of~~Class A Common Stock into a smaller number of shares without also combining or reclassifying the outstanding shares of Class B Common Stock and/or Class C Common Stock on an equivalent per share basis; ~~or~~ (iii) issues by reclassification of any class of its Common Stock any shares of ~~any class of its~~Class A Common Stock without also issuing shares of Class B Common Stock and/or Class C Common Stock on an equivalent per share basis, or (iv) dividends or distributes shares of Class A Common Stock on the Class A Common Stock without also paying a corresponding equivalent dividend or distribution on each other class or series of Common Stock, then the Applicable Conversion Rate in effect immediately prior to such action for each share of Class B Common Stock (not subdivided, reclassified, split, combined or issued in accordance with clauses (i),(ii) or (iii) above or which does not receive a corresponding equivalent dividend or distribution in accordance with clause (iv) above) or Class C Common Stock (not subdivided, reclassified, split, combined or issued in accordance with clauses (i), (ii) or (iii) above or which does not receive a corresponding equivalent dividend or distribution in accordance with clause (iv) above) then outstanding shall be adjusted by multiplying the Applicable Conversion Rate in effect immediately prior to such action by a fraction (A) the numerator of which shall be the number of shares of ~~all classes of~~Class A Common Stock outstanding immediately after such action (giving pro forma effect to the exercise of all then outstanding convertible securities, other than shares of Class B Common Stock or Class C Common Stock) and (B) the denominator of which shall be the number of shares of all ~~classes of~~Class A Common Stock outstanding immediately prior to such action on the record date applicable to such action, if any (giving pro forma effect to the exercise of all then outstanding convertible securities~~). The adjustment~~, other than shares of Class B Common Stock or Class C Common Stock) (such fraction, the “Adjustment Factor”); provided, that for purposes of calculating the Applicable Conversion Rate with respect to each share of Class B Common Stock (not subdivided, reclassified, split, combined or issued in accordance with clauses (i), (ii) and (iii) above or which does not receive a corresponding equivalent dividend or distribution in accordance with clause (iv) above), prior to multiplying the Applicable Conversion Rate by the Adjustment Factor (x) the Class B Number in effect immediately prior to such subdivision, reclassification, split, ~~or~~ combination, dividend or distribution shall be adjusted by multiplying the Class B Number by the Adjustment Factor, (y) the Loss Funds Cost Per Share with respect to all Loss Funds that have been deposited into the Escrow Account prior to such subdivision, reclassification, split, combination, dividend or distribution shall be adjusted by dividing the Loss Funds Cost Per Share by the Adjustment Factor, and (z) the Price Per Share immediately prior to such subdivision, reclassification, split, combination, dividend or distribution shall be adjusted by dividing the Price Per Share by the Adjustment Factor. Such adjustments shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, split, combination or reclassification is not effected, the Applicable Conversion Rate, the Class B Number, the Loss Funds Cost Per Share and the Price Per Share, as applicable, shall again be adjusted to be the Applicable Conversion Rate ~~shall again be adjusted to be the Applicable Conversion Rate~~, the Class B Number, the Loss Funds Cost Per Share and the Price Per Share, as applicable, which would then be in effect if such record date or effective date had not been so fixed.

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(b) Whenever the Applicable Conversion Rate ~~is~~, the Class B Number, the Loss Funds Cost Per Share or the Price Per Share are adjusted as described in clause (a) of this Section 4.14, or in connection with the sale of any Loss Shares or the deposit of Loss Funds into the Escrow Account, the Corporation shall (i) promptly make a public announcement to notify holders of record of the Class B Common Stock or Class C Common Stock (as the case may be) of such adjustment(s) or of the then Applicable Conversion Rate after giving effect to the sale of such Loss Shares or the deposit of such Loss Funds, and (ii) take reasonable efforts to provide notice by mail to such holders at the addresses appearing on the Corporation’s stock register of such adjustment or of the then Applicable Conversion Rate after giving effect to the sale of such Loss Shares or the deposit of such Loss Funds. The Corporation shall keep with its records such notice and a certificate from the Corporation’s Chief Financial Officer briefly stating the facts requiring the adjustment(s), and setting forth in reasonable detail the calculation by which the adjustment ~~has~~(s) have been made. The Corporation shall either include such calculation(s) in the notification provided pursuant to clause (i) or (ii) above, or if it does not so include ~~it~~them, the Corporation shall promptly furnish ~~it~~them without charge upon written request of a holder of record of Class B Common Stock or Class C Common Stock. The certificate shall be conclusive evidence that the adjustment ~~is~~(s) are correct, absent manifest error.

(c) After an adjustment to the Applicable Conversion Rate, the Class B Number, the Loss Funds Cost Per Share or the Price Per Share, as applicable, for outstanding shares of Class B Common Stock or Class C Common Stock pursuant to this Section 4.14, any subsequent event requiring an adjustment pursuant this Section 4.14 shall cause an adjustment to the Applicable Conversion Rate, the Class B Number, the Loss Funds Cost Per Share or the Price Per Share, as applicable, for outstanding shares of Class B Common Stock and Class C Common Stock as so adjusted.

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Section 4.23 No Preemptive Rights.

(a) The holders of Class A Common Stock, Class B Common Stock, Class C Common Stock or any series of Preferred Stock shall have no preemptive rights, as such, to subscribe for any shares of any class or series of capital stock of the Corporation whether now or hereafter authorized, except as expressly set forth in this Certificate of Incorporation, any Preferred Stock Designation, any resolution or resolutions providing for the issuance of a series of stock adopted by the Board, or any agreement between the Corporation and its stockholders.

(b) Until the Escrow Termination Date, except as expressly contemplated by the Global Restructuring Agreement, neither the Corporation nor any of its Subsidiaries shall issue any shares of the Corporation’s capital stock to any Person without the prior written consent of a majority of the members of the Litigation Committee (acting pursuant to their contractual rights and obligations pursuant to the Litigation Management Agreement), other than any issuance of: (i) shares of Common Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) on or prior to the date hereof; (ii) shares of Common Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) after the date hereof pursuant to the terms of the Global Restructuring Agreement or any other Transaction Document, including any Loss Shares and any securities issued upon the conversion or exchange of any shares of Common Stock issued pursuant to the terms of this Agreement that are convertible into or exchangeable for shares of Common Stock (including, for the avoidance of doubt, any shares of Class A Common Stock issuable upon the conversion of any shares of Class B Common Stock or Class C Common Stock); (iii) shares of Common Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) issued pursuant to any option plan or other employee incentive plan approved by the Board, including issued upon the direct or indirect conversion of any options or convertible securities; (iv) shares of Common Stock issued to the Stockholders’ Representative in full or partial payment of the Option Exercise Price following an exercise of the Put Option or the Call Option (as such capitalized terms are defined in the Visa Europe Put-Call Option Agreement); (v) shares of Class A Common Stock in connection with any public offering of Class A Common Stock that the Board shall have determined in good faith is desirable in order to reduce the percentage ownership of Common Stock represented by the holders of Class B Common Stock and Class C Common Stock, in the aggregate, to less than fifty percent (50%), including, without limitation, the IPO; (vi) shares of Class A Common Stock (whether or not such shares constitute Loss Shares hereunder) sold in a public offering the proceeds of which are to be used, as determined in good faith by the Board, to fund operating losses or other extraordinary losses or liabilities, including, without limitation, losses in connection with any litigation or settlement thereof, or in other exigent circumstances as determined by the Board in good faith; (vii) shares of Common Stock or Preferred Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) issued as consideration in any merger or recapitalization of the Corporation or issued as consideration for the acquisition of another Person or any assets of another Person; (viii) shares of Common Stock or Preferred Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) issued to any Person (in an aggregate number

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of shares, with respect to each such Person, not to exceed (immediately after giving effect to such issuance) ten percent (10%) of the issued and outstanding capital stock of the Corporation of all classes and series, in each case if such issuance is to a Person as to which the Board has determined that a relationship with such Person would result in a material strategic benefit to the Corporation; (ix) shares of Common Stock or Preferred Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation), in an aggregate number of shares, not to exceed (immediately after giving effect to such issuance) three percent (3%) of the issued and outstanding capital stock of the Corporation of all classes and series, issued as part of any financing transaction approved by the Board, so long as such securities are not a material component of such financing transaction; and (x) shares of Common Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) issued in connection with any ~~stock~~subdivision, reclassification, split, or ~~stock dividend~~combination of the securities of the Corporation to all holders of such securities on a pro rata basis or shares of Class A Common Stock issued in connection with any subdivision, reclassification, split, combination, dividend or distribution to all holders of Class A Common Stock on a per share basis consistent with the provisions of Section 4.9(a), so long as each of the Applicable Conversion Rate, the Class B Number, Loss Funds Cost Per Share and Price Per Share for each share of Class B Common Stock and the Applicable Conversion Rate for each share of Class C Common Stock shall be adjusted as provided in Section 4.14(a).

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Section 11.2 Defined Terms.

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“Class B Number” shall mean 245,513,385, subject to adjustment as provided in Section 4.14(a).

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“Loss Funds Cost Per Share” shall mean, as of any date on which Loss Funds are deposited into the Escrow Account in accordance with Section 4.28 of this Certificate of Incorporation, the weighted average of the Daily VWAP of Class A Common Stock during the Pricing Reference Period applicable to such deposit of Loss Funds (where each Daily VWAP is weighted by the trading volume for that day as a percentage of the total trading volume over the Pricing Reference Period); provided, however, that with respect to any deposit of Loss Funds in calendar year 2008, the Loss Funds Cost Per Share shall be the weighted average of the Daily VWAP during the 15 Trading Days most closely preceding and including December 19, 2008 (where each Daily VWAP is weighted by the trading volume for that day as a percentage of the total volume over such fifteen (15) Trading Days)~~.~~, in each case, subject to adjustment as provided in Section 4.14(a). For the avoidance of doubt, if the ex-date of a subdivision, reclassification, split, combination, dividend or distribution occurs during the Pricing Reference Period, the adjustment provided in Section 4.14(a) shall apply in a manner to only adjust the Daily VWAP of Class A Common Stock for those days in the Pricing Reference Period occurring prior to such ex-date (and to inversely adjust the trading volume for such days).

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“Price Per Share” shall mean the greater of (i) the volume-weighted average price per share of Class A Common Stock during the ninety (90) Trading Day period or the total number of Trading Days if the Class A Common Stock has been listed for trading for less than ninety (90) days at the relevant time of determination ending on the third Trading Day immediately preceding the Escrow Termination Date, as reported by the principal exchange or market on which shares of Class A Common Stock are traded and (ii) $0.01, in each case, subject to adjustment as provided in Section 4.14(a). For the avoidance of doubt, if the ex-date of a subdivision, reclassification, split, combination, dividend or distribution occurs during such ninety (90) Trading Day period, the adjustment provided in Section 4.14(a) shall apply in a manner to adjust only the volume-weighted price per share of Class A Common Stock for those days in the ninety (90) Trading Day period occurring prior to such ex-date.

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Appendix B

VISA INC.

EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors: October 22, 2014

Approved by the Stockholders:

SECTION 1

PURPOSE

The purpose of the Visa Inc. Employee Stock Purchase Plan (the “Plan”) is to encourage and facilitate stock ownership by Employees by providing an opportunity to purchase Common Stock through voluntary after-tax payroll contributions. The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code for Participants who are employees of Visa Inc. or Subsidiaries of Visa Inc. in the United States. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. Notwithstanding the foregoing, the Company may make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Subsidiaries outside the United States (each, a “Non-423 Offering”). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering (other than a Non-423 Offering) will be intended to comply with the requirements of Section 423 of the Code.

SECTION 2

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below.

(a) “Applicable Laws” means the requirements relating to or impacting the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan.

(b) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan, provided, however, that this delegation is non-exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan.

(c) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code and any successor thereto.

(d) “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and Applicable Laws.

(e) “Common Stock” means the Class A common stock of the Company, par value $0.0001 per share (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 9.5).

(f) “Company” means Visa Inc., a Delaware corporation, and any successor thereto.

(g) “Compensation” means, with respect to any Offering Period, a Participant’s regular and recurring straight time gross earnings, payments for overtime and shift premiums, incentive compensation, bonuses and other similar compensation payable in the form of cash. The Board, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any Offering Period, consistent with the requirements of Section 423 of the Code for any Offering qualified under Section 423 of the Code. In addition, the Board has the authority to make decisions about how Compensation should be interpreted for Employees outside the United States to the extent there are items of compensation or remuneration not specifically addressed above.

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(h) “Employee” means any individual designated as an employee of Employer on the payroll records thereof. A Participant shall be deemed to have ceased to be an Employee either upon a Terminating Event or upon the entity employing the Participant ceasing to be an Employer.

(i) “Employer” means the Company and any Subsidiary whose employees are expressly permitted to participate in the Plan by the Board pursuant to Section 4. With respect to a particular Employee, Employer means the Company or Subsidiary, as the case may be, that directly employs the Employee.

(j) “Fair Market Value” means the fair market value on any date of the Common Stock as determined by the Board by the reasonable application of such reasonable valuation method, consistently applied, as the Board deems appropriate; provided, however, that if the Common Stock is readily tradable on an established securities exchange or securities market, Fair Market Value on any date shall be the last sale price reported for the shares of Common Stock on such exchange or market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported.

(k) “Offering” means an offering of Common Stock pursuant to this Plan.

(l) “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(m) “Offering Period” means a period, established by the Board during which the Offering is outstanding, which shall not exceed twenty-seven (27) months from the Offering Date (or the expiration or such other applicable period specified under Section 423(b)(7) of the Code, or any successor provision of the Code thereto).

(n) “Participant” means an Employee who has become a participant in a Purchase Period in accordance with Section 5.3 and remains a participant in accordance with the Plan.

(o) “Payroll Contributions” means a Participant’s after-tax contributions of Compensation by payroll deduction (or other means of contributions that may be permitted under the Plan) pursuant to Section 5.4, and authorized by the Employer pursuant to Sections 5.3 and 5.4.

(p) “Purchase Date” means for any Offering Period, the last day of such Offering Period, or, if so determined by the Board, the last day of each Purchase Period occurring within such Offering Period.

(q) “Purchase Period” means a period, established by the Board, included within an Offering Period and on the final day of which outstanding Purchase Rights are exercised.

(r) “Purchase Price” has the meaning set forth in Section 5.6.

(s) “Purchase Right” means the right to purchase Common Stock granted to an Employee under Section 5.

(t) “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

(u) “Terminating Event” means a Participant’s termination of employment with the Employer for any reason or any other event that causes such Participant to no longer meet the requirements of Section 4; provided, however, that, for purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved in accordance with Employer policy; provided further, however, that if such period of leave of absence exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, then, solely for purposes of this Plan, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. A transfer of a Participant’s employment between or among the Company and any Subsidiary or Subsidiaries shall not be considered a Terminating Event; provided that following such transfer of employment the Participant continues to be employed by the Company or a Subsidiary whose employees are not excluded from participation in the Plan pursuant to Section 4(c).

(v) “Total Contributions” means, with respect to a Participant on any given date and for any given Purchase Period, the aggregate of the Payroll Contributions of such Participant on or prior to such date, less amounts previously used to purchase Common Stock or otherwise withdrawn or distributed with respect to such Purchase Period.

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SECTION 3

ADMINISTRATION

3.1 Administration by the Board. The Plan shall be administered by the Board. The Board shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Section 3, subject to the express provisions of the Plan, the Board shall have full and exclusive discretionary authority to interpret, construe and apply any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms of all agreements, forms, and instruments relating to the Plan; determine eligibility to participate in the Plan; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in Compensation; and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Board with respect to the Plan or any agreement shall be final, conclusive and binding on all parties. Subject to Applicable Laws, rules, and regulations, the Board may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary, and revoke any such delegation at any time. Notwithstanding any provision to the contrary in this Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements, and information to be provided to the Board regarding dispositions of Common Stock that has been acquired pursuant to a Purchase Right.

3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company in this Plan, provided that the officer is duly authorized with respect to such matter, right, obligation, determination or election.

SECTION 4

ELIGIBILITY

4.1 General Rule. Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

4.2 Exclusions.

(a) Notwithstanding the provisions of Section 4.1, the Board, at its sole discretion, may (but is not required to) exclude from participation (to the extent compliant with the Section 423 of the Code rules regarding equal rights and privileges) in any offering made under the Plan any Employees (i) whose customary employment is twenty (20) hours or less per week, (ii) whose customary employment is for not more than five (5) months in any calendar year, (iii) who have been employed less than two (2) years, or (iv) who are highly compensated employees (within the meaning of Section 414(q) of the Code). With respect to a Non-423 Offering, the Board may limit or expand eligibility further.

(b) Notwithstanding Section 4.1, any Employee who, immediately after a Purchase Right is granted, applying the rules under Sections 423(b)(3) and 424(d) of the Code to determine stock ownership, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, shall not be entitled to participate in the Plan.

(c) For the avoidance of doubt, any Employee of any Subsidiary which has not been designated by the Board as an Employer hereunder shall be excluded from the Plan.

SECTION 5

STOCK PURCHASES

5.1 Stock to Be Issued. Subject to the provisions of Sections 5.7 and 9.5, the number of shares of Common Stock that may be issued under the Plan shall not exceed 5,000,000 shares. The shares to be delivered to Participants, or their beneficiaries, under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other

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purpose. All of these shares may be issued under the Offerings made under the Plan that comply with the requirements of Section 423 of the Code. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

5.2 Grant of Purchase Rights. Subject to Section 4, the Company shall offer Purchase Rights under the Plan to all Employees. Purchase Rights shall be granted on such dates as shall be determined by the Board. The term of each Purchase Right for a specific Purchase Period shall end on the Purchase Date established by the Board for such Purchase Period prior to the Offering Date of such Purchase Right (or such earlier date determined pursuant to Sections 9.6 or 9.7). Subject to the provisions of Section 5.4, the number of shares of Common Stock subject to a Participant’s Purchase Right shall be the lesser of: (i) the quotient of (A) the Total Contributions made by such Participant in accordance with Section 5.4 divided by (B) the Purchase Price for each share of Common Stock purchased pursuant to such Purchase Right; or (ii) the maximum number of shares that is established, and, in the context of an aggregate maximum for all Participants, allocated, by the Board with respect to the Purchase Period prior to the Offering Date. The Board may determine whether and, if so, how fractional shares will be included in the determination of the shares subject to each Purchase Right.

5.3 Participation and Payroll Deductions. An Employee who meets the requirements of Section 4 may participate in the Plan under this Section 5 by completing enrollment in the form or manner prescribed by the Board, and by satisfying such other conditions or restrictions as the Board shall establish in accordance with the Plan. Each Participant shall at the time of such election authorize a payroll deduction from the Participant’s Compensation to be made as of any future payroll period. Any election to authorize payroll deductions shall be effective on such date as the Board may determine after the date of completion of enrollment in the manner prescribed by the Board.

5.4 Participant Contributions. Individual bookkeeping accounts shall be established for each Participant (each a “Plan Account”) to which shall be credited the amount of the Payroll Contributions. Payroll Contributions will be deposited with the general funds of the Company except where the Company in its sole discretion (unless legally required) determines that Payroll Contributions be deposited with a third party or otherwise segregated. The Company may use all Payroll Contributions received or held by it under the Plan for any corporate purpose. An Employee may authorize Payroll Contributions in terms of whole percentages of Compensation (or on such other basis and subject to such limits as the Board may establish), up to a limit the Board may determine. Notwithstanding any provisions of the Plan to the contrary, a Participant shall not be permitted to purchase Common Stock pursuant to Purchase Rights under the Plan and under any other employee stock purchase plan of the Company or any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value, determined at the time the Purchase Right is granted (or such other amount as may be adjusted from time to time under applicable provisions of the Code), for each calendar year in which any Purchase Right granted to such Employee is outstanding at any time. Except as provided in Section 5.8, if a Participant has a Terminating Event, (i) such Participant may not make further Payroll Contributions, and (ii) his or her outstanding Purchase Rights shall terminate and any amount of cash then credited to his or her Plan Account shall be returned to the Participant or his or her designated beneficiary pursuant to the Plan, as applicable. No interest shall accrue on amounts credited to any Plan Account (unless legally required) or distributed to any Participant or designated beneficiary pursuant to the Plan.

5.5 Exercise of Purchase Rights. Unless a Participant requests a withdrawal of the cash balance in his or her Plan Account thirty (30) days prior to a Purchase Date, on such Purchase Date (or such other period as the Board or its delegate may determine), the cash balance in such Plan Account on such Purchase Date shall be used to exercise the Participant’s Purchase Right to the extent that such balance is sufficient to purchase whole shares of Common Stock subject to such Purchase Right at the Purchase Price. No fractional shares will be issued unless specifically provided for in the Offering. Any Payroll Contributions accumulated in a Participant’s Plan Account that are not sufficient to purchase a full share shall be retained in such account for any remaining or subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 6. Any Payroll Contributions in excess of annual stock purchase limits will be returned to the Participant on the pay date following the Purchase Date without interest. Any other monies remaining in the Plan Account after the Purchase Date shall be returned to the Participant or his or her beneficiary (as applicable) in cash, without interest, within thirty (30) days following the Purchase Date. If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Purchase Period or remaining available under the Plan, the available shares of Common Stock shall be allocated by the Board among such Participants in such manner as the Board determines is fair and equitable.

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5.6 Purchase Price. Except as provided in Section 5.8, the Purchase Price per share of Common Stock (the “Purchase Price”) to be paid by each Participant on each exercise of the Participant’s Purchase Right shall be specified by the Board, in its discretion (subject to compliance with Section 423 of the Code for a qualified Offering under Section 423 of the Code), in advance of any Purchase Period; provided, however, that the Board shall not specify a Purchase Price that is less than the lesser of (i) eighty-five percent (85%) (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) eighty-five percent 85% (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Purchase Date.

5.7 Canceled, Terminated or Forfeited Purchase Rights. Any shares of Common Stock subject to a Purchase Right which for any reason are canceled, terminated or otherwise forfeited without the issuance of any Common Stock shall again be available for Purchase Rights under the Plan.

5.8 Change in Employment Status Due to Death or Permanent Disability. Upon a Terminating Event resulting from a Participant’s death or permanent disability (as determined by the Board), the Participant’s participation in the Plan shall terminate immediately, subject to Applicable Law. In such event, the Participant’s Plan Account balance that has not been used to purchase shares shall be paid in accordance with Applicable Laws.

SECTION 6

DEDUCTION CHANGES, WITHDRAWAL DURING EMPLOYMENT AND DISTRIBUTIONS

6.1 Deduction Changes. Once a Participant has authorized Payroll Contributions for a Purchase Period, the Participant may change the selected rate of Payroll Contributions by providing notice to the Company of such change (subject to any limitations imposed by the Board for an Offering Period).

6.2 Withdrawals During Employment. A Participant may at any time (subject to such notice requirements or other limitations as the Board may prescribe), and for any reason, cease participation in the Plan and withdraw all cash, if any, in his or her Plan Account pursuant to Section 8. The Participant may thereafter recommence participation in any succeeding Offering Period following completion of a new enrollment form or other enrollment method prescribed by the Board pursuant to Section 5.3.

6.3 Distribution of Payroll Contributions During Employment. Unless the Board otherwise determines, if a Participant ceases to make Payroll Contributions during an Offering Period at any time prior to a Terminating Event, any cash balance then held in the Participant’s Plan Account shall automatically be distributed to such Participant as soon as administratively practicable on the next available pay date after the effective date of such cessation. The Board may decrease a Participant’s rate of Payroll Contributions, but not below zero percent, at any time during a Purchase Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 5.4 of the Plan.

SECTION 7

DELIVERY OF SHARES

As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her Purchase Right in a form determined by the Company and pursuant to rules established by the Company. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Purchase Right granted under the Plan until such shares have been purchased and delivered to the Participant, including to a broker designated by the Company, as provided in this Section 7.

SECTION 8

WITHDRAWALS AND DISTRIBUTIONS UPON TERMINATION

Upon a Terminating Event or termination of the Plan under Section 9.6, all amounts held for the benefit of a Participant shall be distributed to such Participant or his or her beneficiary or estate. Any withdrawal or other distribution shall be made in the form of cash with respect to accumulated Payroll Contributions.

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SECTION 9

MISCELLANEOUS PROVISIONS

9.1 Withholding and Other Obligations. The Company or a Subsidiary shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant or beneficiary to remit promptly upon notification of the amount due (or indemnify the Company or Subsidiary for any such amounts), or otherwise satisfy by any method as determined by the Company in its sole discretion, an amount (which may, if permitted by the Board, include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or any other tax or social insurance contribution liability or any other required amounts or other obligations required by law with respect to any Purchase Right or shares of Common Stock. The Company may defer delivery of Common Stock until such withholding requirements are satisfied. The Board may, in its discretion, permit a Participant or beneficiary to elect, subject to such conditions as the Board shall impose, to have a number of whole (or, at the discretion of the Board, whole and fractional) shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the Purchase Date, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations. The Company makes no representations or undertakings regarding any taxes, social insurance contributions, or other required amounts in relation to the Plan and does not commit to and is under no obligation to structure the terms or any aspect of the Plan to reduce or eliminate Participant’s obligations hereunder or achieve any particular tax result.

9.2 Rights Not Transferable. Neither payroll deductions credited to a Participant’s account nor any Purchase Right granted under the Plan may be alienated, including but not limited to sold, transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution, and any attempt to alienate in violation of this Section 9.2 shall be null and void. Purchase Rights are exercisable during a Participant’s lifetime, barring a Termination Event, only by such Participant.

9.3 Participant Interest. A Participant shall have no interest as a stockholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by his or her Purchase Right until such Purchase Right has been exercised in accordance with the Plan and shares of Common Stock delivered in accordance with Section 7.

9.4 Designation of Beneficiary. Each Participant may file with the designated broker managing the Plan a written designation of a beneficiary, if allowable by the designated broker, who is to receive any shares of Common Stock under the Plan in the event of the Participant’s death or permanent disability. Beneficiary designations cannot be made for any cash held in the Participant’s Plan Account. Any cash held in the Participant’s Plan Account at the time of the Participant’s death or permanent disability shall be paid in accordance with Applicable Laws. No beneficiary shall, prior to the death of a Participant by whom the beneficiary has been designated, acquire any interest in the shares held on the Participant’s behalf by the designated broker.

9.5 Adjustments Due to Change in Capitalization. In the event of any corporate event or transaction (including a change in the shares of Common Stock or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, (i) the Board shall determine the kind of shares which may be acquired under the Plan after such event, and (ii) the aggregate number of shares of Common Stock available for grant under Section 5.1 or subject to outstanding Purchase Rights, the maximum number of shares of Common Stock that a Participant may purchase during a Purchase Period and the respective Purchase Right prices applicable to outstanding Purchase Rights shall be appropriately adjusted by the Board as necessary in order to prevent dilution or enlargement of Participant’s rights under the Plan, and the determination of the Board shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

9.6 Change of Control. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the state in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding Purchase

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Rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation (deemed the end of the Purchase Period in such case) by causing all amounts credited to each Participant’s Plan Account to be applied to purchase as many shares of Common Stock as possible pursuant to the Participant’s Purchase Right at the Purchase Price, subject to the limitations of Sections 4.2, 5.1 and 5.2.

9.7 Amendment or Termination of the Plan. The Board may, at any time, amend, modify, suspend, or terminate the Plan, in whole or in part, without notice to or the consent of any Participant or Employee to the extent permissible under Applicable Law; provided, however, that any such amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum Purchase Price under the Plan, (iii) change the individual Purchase Right limits, (iv) change the class of employees eligible to participate in the Plan, or (v) would require stockholder action under any Applicable Law, regulation or rule, shall be subject to the approval of the Company’s stockholders; provided, however, that the Board shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall constitute an Employer, the employees of which are eligible to participate in the Plan. No amendment, modification, or termination of the Plan shall materially adversely affect the previously accrued rights of any Participant or Employee under the Plan with respect to any Purchase Period then in progress or previously completed without the consent of such Participant or Employee, except that upon a termination of the Plan the Purchase Period may be accelerated to the termination date and any unexercised Purchase Rights may be cancelled or exercised, in the Board’s discretion. Upon termination of the Plan, all cash, if any, in the Participants’ Plan Accounts shall be distributed to each Participant pursuant to Section 8 as soon as practical thereafter. The Board may at any time terminate a Purchase Period then in progress and provide, in its discretion, that Participants’ then outstanding Plan Account cash balances shall be used to purchase shares of Common Stock pursuant to Section 5 or distributed to the applicable Participants pursuant to Section 8. Without stockholder consent and without limiting the foregoing, the Board will be entitled to establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.

9.8 Power to Vary Terms with Respect to Non-U.S. Employees or Adopt Sub-Plans. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or regulations in other countries in which the Company and its Subsidiaries operate or have Participants or to otherwise facilitate administration of the Plan, the Board shall have the power and authority at any time to (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration of the Plan; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to this Plan as appendices); and (iii) take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or Applicable Laws. To the extent any sub-plans are established, the rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board shall have the power, in its discretion, to grant Purchase Rights in an Offering under Section 423 to employees of a non-U.S. jurisdiction (without regard to whether they also are citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States. However, if an Offering under Section 423 is made to employees of a non-U.S. jurisdiction under an Offering designated as being separate from other Offerings, then those terms do not have to be less favorable; they may be more favorable provided they comply with the requirements under Section 423. Notwithstanding the foregoing, the Board may not take any actions hereunder that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other Applicable Law or cause the Plan not to comply with Section 423 of the Code.

9.9 No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, any Subsidiary or any other affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Purchase Rights granted under the Plan. No Participant, Employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its other affiliates, as a result of any such action.

Visa Inc. 2015 Proxy Statement - B-7

9.10 Conditions Upon Issuance of Shares.

(a) The granting of Purchase Rights and the issuance of shares of Common Stock under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) If at any time the Board shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any Applicable Laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of such shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Purchase Right, or to issue or deliver evidence of title for shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

(c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to a Purchase Right is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Purchase Rights, and the right to exercise or payment of any Purchase Right shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(d) The Board may require each person receiving shares of Common Stock in connection with any Purchase Right to represent and agree with the Company in writing that such person is acquiring such shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Board may prescribe. The Board, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Purchase Right as it deems appropriate.

9.11 Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board in any case in accordance with the terms and conditions of the Plan.

9.12 Rights of Participants.

(a) Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement, offering document or sub-plan thereunder. The liability of the Company and any Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any other affiliate thereof or the Board not expressly set forth in the Plan. The grant of a Purchase Right under the Plan shall not confer any rights upon the Employee holding such Purchase Right other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Purchase Right, or to all Purchase Rights, or as are expressly set forth in any applicable agreement, offering document or sub-plan evidencing such Purchase Right. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement, offering document or sub-plan thereunder shall be deemed to:

(i) Give any Employee the right to be retained in the service of the Employer, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(ii) Restrict in any way the right of the Employer to terminate, change or modify any Employee’s employment at any time with or without cause, subject to Applicable Law;

(iii) Constitute a contract of employment between the Employer and any Employee, nor shall it constitute a right to remain in the employ of the Employer;

(iv) Give any Employee the right to receive any bonus, whether payable in cash or in shares of Common Stock, or in any combination thereof, from the Company and/or a Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or

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(v) Give any Employee any rights whatsoever with respect to a Purchase Right except as specifically provided in the Plan and any applicable agreement, offering document or sub-plan thereunder, or give any Employee any right to receive any additional current or future Purchase Right (or any payment or benefit based on the value of a Purchase Right) under the Plan or otherwise, whether on the basis of employment or termination thereof.

(b) Exercise Rights. Notwithstanding any other provision of the Plan, an Employee’s right or entitlement to exercise any Purchase Right shall only result from continued employment with the Employer.

(c) No Effects on Benefits. Compensation received by a Participant under a Purchase Right is not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, policies, programs, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Purchase Right or shares of Common Stock purchased or otherwise received under the Plan.

(d) No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary, or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume Purchase Rights or other rights otherwise than under the Plan.

9.13 Term of Plan. Following adoption of the Plan by the Board, the Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company who are present and represented at a special or annual meeting of stockholders where a quorum is present, which approval occurs not earlier than one (1) year before, and not later than one (1) year after, the date the Plan is adopted by the Board. The Plan shall terminate on the earlier of (i) the termination of the Plan pursuant to Section 9.7, and (ii) when no more shares are available for issuance pursuant to Purchase Rights under the Plan.

9.14 Governing Law. Except as to matters concerning the issuance of shares of Common Stock or other matters of corporate governance, which shall be determined, and related Plan and Purchase Right provisions, which shall be construed, under the laws of the State of Delaware, the Plan and each offering document shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of California, to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.

9.15 Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing shares of Common Stock pursuant to Purchase Rights granted hereunder.

9.16 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.17 Construction; Headings. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Section” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

Visa Inc. 2015 Proxy Statement - B-9

Appendix C

AMENDMENTS TO THE FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF VISA INC.

Set forth below is the text of the provisions of our Certificate proposed to be amended by Proposals 5(a)-(d). Proposed additions are indicated by double underlining and proposed deletions are indicated by strike-through.

Proposal 5(a): Removal of Supermajority Voting Requirement for Exiting Core Payments Business

Proposed Amendment to Article IV, Section 4.7(b):

Subject to other provisions of this Certificate of Incorporation:

(a) each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; and

(b) except as otherwise expressly provided herein or as required by applicable law, each holder of Class B Common Stock and each holder of Class C Common Stock shall have no voting power in respect of and shall not be entitled to any votes with respect to the shares of Class B Common Stock or Class C Common Stock (as applicable) held of record by such holder on any matters on which stockholders generally are entitled to vote; provided, however, that, in addition to any other vote required by law, for so long as any shares of Class B Common Stock or Class C Common Stock remain issued and outstanding: (i) the affirmative vote of the holders of a majority of the voting power of the Class B Common Stock and Class C Common Stock, voting together as a single class (in which vote the Class A Common Stock shall not participate) separate from all other classes or series of capital stock of the Corporation, on an “as converted basis” as described in Section 4.8 hereof, shall be required for the approval of any consolidation, merger, combination or other transaction in which shares of Class A Common Stock are exchanged for, converted into or changed into other stock or securities, or the right to receive cash or other property, unless the shares of Class B Common Stock and Class C Common Stock shall be exchanged for or changed into the same per share amount of stock, securities, cash or any other property, as the case may be, for which or in which each share of Class A Common Stock is exchanged, converted or changed; and (ii) the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of the Common Stock of all classes and series, voting together as a single class separate from all other classes or series of capital stock of the Corporation shall be required to authorize the Corporation to exit its core payments business (i.e., to no longer operate a consumer debit/credit payments business).

Proposal 5(b): Removal of Supermajority Voting Requirement for Future Amendments to Certain Sections of our Certificate

Proposed Amendment to Article X, Section 10.1(b):

(b) In addition to any votes required by applicable law, no provision of Sections 4.7, 4.8 and 4.18 and, until the third anniversary of March 25, 2008, Sections 5.1 and 5.2 of this Certificate of Incorporation (or in each case, any related term defined in Section 11.2) may be amended, altered, repealed or otherwise modified, and no provision of this Certificate of Incorporation inconsistent with any such provisions may be adopted, whether by means of formal amendment thereto or by means of any merger, consolidation, amalgamation, other business combination or otherwise, without the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of each of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, each voting separately as a class (and together with no other class), as applicable, if such amendment, alteration, repeal or other modification would adversely affect the powers, preferences or special rights of such class of Common Stock. No provision of Sections 4.24, 4.26, 4.27 or 10.1 (and in each case any related term defined in Section 11.2) ~~or~~ of this Certificate of Incorporation may be amended, altered, repealed or otherwise modified, and no provision of this Certificate of Incorporation inconsistent with any such provisions may be adopted, whether by means of formal amendment thereto or by means of any merger consolidation, amalgamation, other

Visa Inc. 2015 Proxy Statement - C-1

business combination or otherwise, without the affirmative vote of the holders of at least ~~two-thirds (2/3)~~a majority of the voting power of the outstanding shares of each of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, each voting together as a single class of Common Stock. Neither the terms of the Class B Common Stock nor the terms of the Class C Common Stock shall be amended without, in either such case, the affirmative vote of the holders of a majority of the voting power of the Class B Common Stock, voting separately (and together with no other class or series) as a class, and the affirmative votes of a majority of the Class C Common Stock, voting separately (and together with no other class or series) as a class. Without limiting the foregoing, any amendment of any provision of this Certificate of Incorporation that requires the treatment of holders of Class B Common Stock and Class C Common Stock ratably on an “as converted” basis shall not be effective unless such amendment is approved by the affirmative vote of the holders of a majority of the voting power of each adversely affected class of Common Stock.

Proposal 5(c): Removal of Supermajority Voting Requirement for Approval of Exceptions to Transfer Restrictions

Proposed Amendment to Article IV, Sections 4.25(b) and 4.25(c):

(b) The Board may approve one or more exceptions to the foregoing Transfer restrictions in the case of any proposed Transfer by a holder of Class C Common Stock, in which case such restrictions shall not apply to such Transfer; provided that such exception applies to all holders of Class C Common Stock equally on a ratable basis (or, if such exception does not apply to all holders of Class C Common Stock equally on a ratable basis, if such exception is also approved by at least ~~seventy-five percent (75%)~~a majority of the Independent Directors) and (B) at any time after the Escrow Termination Date, the Board may approve one or more exceptions to the foregoing Transfer restrictions in the case of any proposed Transfer by a holder of Class B Common Stock, in which case such restrictions shall not apply to such Transfer; provided that such exception applies to all holders of Class B Common Stock and Class C Common Stock equally on a ratable basis (or, if such exception does not apply to all holders of Class B Common Stock and Class C Common Stock equally on a ratable basis, if such exception is also approved by at least ~~seventy-five percent (75%)~~a majority of the Independent Directors). The provisions of Section 4.24 shall apply to this Section 4.25 mutatis mutandis. Any certificate representing shares of Class B Common Stock or Class C Common Stock shall bear a legend that the shares represented by such certificates are subject to the restrictions on transferability set forth in this Certificate of Incorporation, which legend shall be removed from such certificate upon release from such restrictions. If any shares of Class B Common Stock or Class C Common Stock are not represented by a certificate, the Corporation reserves the right to require that an analogous notification be used in order to reflect on the books and records of the Corporation such restrictions with respect to such shares of Class B Common Stock or Class C Common Stock, as the case may be.

(c) The Board may, by resolution adopted by a majority of the Board, extend the three (3) year component of the Lock-Up Period (i.e., in the case the Class B Common Stock, not including any period by which the Escrow Termination Date exceeds such three (3) year period) with respect to any portion of the outstanding shares of Class B Common Stock and Class C Common Stock for a period of not more than one year after the date on which the Lock-Up Period would otherwise terminate pursuant to Section 4.25(a); provided that (i) contemporaneously with any such extension of the Lock-Up Period with respect to any portion of such shares of Class B Common Stock and Class C Common Stock, the Board has approved one or more reductions to the Lock-Up Period with respect to another portion of such shares of Class B Common Stock and Class C Common Stock, such that at all times the weighted average period of the Lock-Up Period with respect to all outstanding shares of Class B Common Stock and Class C Common Stock is not more than three (3) years and (ii) such extension of the Lock-Up Period applies to all holders of Class B Common Stock and Class C Common Stock equally on a ratable basis (or, if such extension does not apply to all holders of Class B Common Stock and Class C Common Stock equally on a ratable basis, if such extension is also approved by at least ~~seventy-five percent (75%)~~a majority of the Independent Directors).

Proposal 5(d): Removal of Supermajority Voting Requirement for Removal of Directors

Proposed Amendment to Article V, Section 5.3:

Subject to the rights of the holders of any series of Preferred Stock then outstanding, unless otherwise restricted by this Certificate of Incorporation, any director may be removed from office at any time, with or without cause, only by the affirmative vote of at least ~~eighty percent (80%)~~a majority in voting power of all of the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

***

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AMENDMENTS TO THE AMENDED AND RESTATED

BYLAWS OF VISA INC.

Set forth below is the text of the provisions of our Bylaws proposed to be amended by Proposal 5(e). Proposed additions are indicated by double underlining and proposed deletions are indicated by strike-through.

Proposal 5(e): Removal of Supermajority Voting Requirement for Future Amendments to the Advance Notice Provision in the Bylaws

Proposed Amendment to Article II, Section 2.5(d):

(d) The provisions set forth in this Section 2.5 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation, unless the surviving corporation’s Certificate of Incorporation or By-Laws contains a provision to the same effect as this Section 2.5, except by the affirmative vote of the holders of ~~not less than 66-2/3%~~a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon, subject to the provisions of any series of preferred stock that may at the time be outstanding.

Visa Inc. 2015 Proxy Statement - C-3

VISA INC.

P.O. BOX 8999

SAN FRANCISCO, CA 94128-8999

ATTN: VICTORIA HYDE-DUNN

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 27, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 27, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64532-P44272	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VISA INC.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1.

1.	Election of Directors
		For	Against	Abstain
Nominees:

	1a. Mary B. Cranston	☐	☐	☐

	1b. Francisco Javier Fernández-Carbajal	☐	☐	☐

	1c. Alfred F. Kelly, Jr.	☐	☐	☐

	1d. Robert W. Matschullat	☐	☐	☐

	1e. Cathy E. Minehan	☐	☐	☐

	1f. Suzanne Nora Johnson	☐	☐	☐

	1g. David J. Pang	☐	☐	☐

	1h. Charles W. Scharf	☐	☐	☐

	1i. William S. Shanahan	☐	☐	☐

	1j. John A. C. Swainson	☐	☐	☐

	1k. Maynard G. Webb, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 through 6.
	For	Against	Abstain

2. Approval of amendments to the Fifth Amended and Restated Certificate of Incorporation to facilitate stock splits.	☐	☐	☐

3. Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers.	☐	☐	☐

4. Approval of the Visa Inc. Employee Stock Purchase Plan.	☐	☐	☐

5.     Approval of amendments to the Fifth Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws to remove all supermajority vote requirements and replace them with majority vote requirements for the following actions:

(a) Exiting our core payment business	☐	☐	☐

(b) Future amendments to sections of the Certificate of Incorporation	☐	☐	☐

(c) Approval of exceptions to transfer restrictions	☐	☐	☐

(d) Removal of directors from office	☐	☐	☐

(e) Future amendments to the advance notice provisions in the By-Laws	☐	☐	☐

6. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated December [    ], 2014.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 28, 2015: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

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VISA INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF THE STOCKHOLDERS OF VISA INC. TO BE HELD ON

JANUARY 28, 2015 AT 8:30 A.M. PACIFIC TIME.

The undersigned revokes all previous proxies and appoints Kelly Mahon Tullier, Ariela St. Pierre and Pamela C. Lillquist, and each of them as proxies with full power of substitution, to represent and vote all of the shares of Class A common stock of Visa Inc. the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of the Stockholders to be held at 8:30 a.m. Pacific Time on January 28, 2015, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 THROUGH 6.

This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed, or if no choice is specified, “FOR” each of the nominees listed in Proposal 1 and “FOR” Proposals 2 through 6. The proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

Continued and to be signed on reverse side

VISA INC.

P.O. BOX 8999

SAN FRANCISCO, CA 94128-8999

ATTN: VICTORIA HYDE-DUNN

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 27, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 27, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64532-P44272	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR Proposals 2 and 5(a)-(c).
	For	Against	Abstain

2. Approval of amendments to the Fifth Amended and Restated Certificate of Incorporation to facilitate stock splits.	☐	☐	☐

5.     Approval of amendments to the Fifth Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws to remove all supermajority vote requirements and replace them with majority vote requirements for the following actions:

(a) Exiting our core payment business	☐	☐	☐

(b) Future amendments to sections of the Certificate of Incorporation	☐	☐	☐

(c) Approval of exceptions to transfer restrictions	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated December [     ], 2014.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 28, 2015: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

VISA INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF THE STOCKHOLDERS OF VISA INC. TO BE HELD ON

JANUARY 28, 2015 AT 8:30 A.M. PACIFIC TIME.

The undersigned revokes all previous proxies and appoints Kelly Mahon Tullier, Ariela St. Pierre and Pamela C. Lillquist, and each of them as proxies with full power of substitution, to represent and vote all of the shares of Class B common stock of Visa Inc. the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of the Stockholders to be held at 8:30 a.m. Pacific Time on January 28, 2015, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 and 5(a)-(c).

This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed, or if no choice is specified, “FOR” Proposals 2 and 5(a)-(c). The proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

Continued and to be signed on reverse side

VISA INC.

P.O. BOX 8999

SAN FRANCISCO, CA 94128-8999

ATTN: VICTORIA HYDE-DUNN

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 27, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 27, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64532-P44272	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR Proposals 2 and 5(a)-(c).
	For	Against	Abstain

2. Approval of amendments to the Fifth Amended and Restated Certificate of Incorporation to facilitate stock splits.	☐	☐	☐

5.     Approval of amendments to the Fifth Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws to remove all supermajority vote requirements and replace them with majority vote requirements for the following actions:

(a) Exiting our core payment business	☐	☐	☐

(b) Future amendments to sections of the Certificate of Incorporation	☐	☐	☐

(c) Approval of exceptions to transfer restrictions	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated December [    ], 2014.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 28, 2015: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

VISA INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF THE STOCKHOLDERS OF VISA INC. TO BE HELD ON

JANUARY 28, 2015 AT 8:30 A.M. PACIFIC TIME.

The undersigned revokes all previous proxies and appoints Kelly Mahon Tullier, Ariela St. Pierre and Pamela C. Lillquist, and each of them as proxies with full power of substitution, to represent and vote all of the shares of Class C common stock of Visa Inc. the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of the Stockholders to be held at 8:30 a.m. Pacific Time on January 28, 2015, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 and 5(a)-(c).

This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed, or if no choice is specified, “FOR” Proposals 2 and 5(a)-(c). The proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

Continued and to be signed on reverse side